UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Alexandria Real Estate Equities, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1 and 0-11

ALEXANDRIA:
HIGHLY IMPACTFUL, CONSEQUENTIAL COMPANY & MOST TRUSTED BRAND IN LIFE SCIENCE REAL ESTATE

WE INVENTED IT.
WE DOMINATE IT.

"Widen the moat, build enduring competitive advantage, delight your customers, and relentlessly fight costs."
WARREN BUFFETT

HIGHEST-QUALITY AND LARGEST ASSET BASE CLUSTERED IN MISSION-CRITICAL MEGACAMPUSES IN THE KEY CENTERS OF LIFE SCIENCE AND TECHNOLOGY INNOVATION

LEADING CLIENT TENANT BASE WITHIN THE LIFE SCIENCE REAL ESTATE SECTOR

HIGH-QUALITY, LONG-TERM CASH FLOWS

PROVEN UNDERWRITING EXPERTISE

STRONG AND FLEXIBLE BALANCE SHEET

LONG-TENURED, HIGHLY EXPERIENCED MANAGEMENT TEAM WITH UNIQUE SECTOR EXPERTISE

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

ALEXANDRIA: AT THE VANGUARD AND HEART OF THE LIFE SCIENCE INDUSTRY

WHAT ARE YOU **DEEPLY PASSIONATE ABOUT?**

Enabling the most innovative scientific and technological minds to cure disease

WHAT CAN YOU **BE BEST IN THE WORLD AT?**

Delivering our differentiated Megacampus™ platform clustered in the key centers of life science innovation

WHAT DRIVES YOUR **ECONOMIC ENGINE?**

Leveraging our strong brand trust, long-term tenant relationships, and Megacampus™ platform to increase occupancy and cash flows

Developed in Jim Collins' book *Good to Great*, the Hedgehog Concept is a strategic framework that crystallizes why we exist, what sets us apart, and what drives our lasting endurance.

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

2026 Proxy Statement	i

April 1, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a
Maryland corporation (the “Company,” “Alexandria,” “our,” “we,” and “us”), to be held on Wednesday, May 13, 2026, at
11:00 a.m. Pacific Time, at 26 North Euclid Avenue, Pasadena, CA 91101 (the “2026 Annual Meeting”).
At the 2026 Annual Meeting, you will be asked to consider and vote upon: the election of eight directors; a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and the ratification of the appointment by the Audit Committee of the Board of Directors of the Company (the “Board”) of Ernst &
Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2026. The accompanying Proxy Statement and Notice of Annual Meeting of Stockholders (the “Proxy Statement”) describe these matters.
We urge you to read this information carefully.
The Board unanimously believes that the election of its nominees as directors; approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and ratification of the appointment of our independent registered public accountants are in the best interests of the Company and accordingly recommends a vote FOR the election of all the nominees as directors; FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants.
In addition to the business to be transacted at the meeting, management will report on the progress of our business and respond to comments and questions of general interest to stockholders. You will find a summary of some of the key performance indicators and more detailed information in the Proxy Statement.
We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or voting instruction form or by giving your proxy authorization via telephone or the
Internet in accordance with the instructions on the accompanying proxy card or voting instruction form that you should receive from the bank, broker or other nominee that is the record holder for your shares.
BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM
OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE THE PROXY HOLDERS TO
REPRESENT YOU AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS AND VOTE YOUR SHARES ACCORDING TO
YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT
THE 2026 ANNUAL MEETING BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus
Executive Chairman and Founder

2026 Proxy Statement	ii

2026 Proxy Statement	iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date and Time:	Wednesday, May 13, 2026, at 11:00 a.m. Pacific Time

Place:	26 North Euclid Avenue, Pasadena, CA 91101

Items of Business:
1.To consider and vote upon the election of eight directors to serve until the next annual meeting of stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and until their successors are duly elected and qualify.

2.To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2026 Annual Meeting of Stockholders of the Company (the “2026 Annual Meeting”).

3.To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026.

4.To transact such other business as may properly come before the 2026 Annual Meeting or any postponement or adjournment thereof.

Record Date:
The Board of Directors of the Company has set the close of business on March 16, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the 2026 Annual Meeting or any postponement or adjournment thereof.

By Order of the Board

Jackie B. Clem General Counsel and Secretary
Pasadena, California
April 1, 2026

2026 Proxy Statement	iv
TABLE OF CONTENTS

GENERAL INFORMATION	1
PROXY STATEMENT SUMMARY	3
2026 Annual Meeting of Stockholders ......................................................................................................................................................	3
Proposals and Board Recommendations ................................................................................................................................................	3
How to Cast Your Vote ................................................................................................................................................................................	3
Business Overview ......................................................................................................................................................................................	4
Our People: Dedication to Our Best-in-Class Team ...............................................................................................................................	5
Corporate Governance Highlights .............................................................................................................................................................	6
Board Nominees ..........................................................................................................................................................................................	8
Say-on-Pay Advisory Vote ..........................................................................................................................................................................	9
Executive Compensation Program Highlights .........................................................................................................................................	10
CORPORATE GOVERNANCE MATTERS	11
Corporate Governance ................................................................................................................................................................................	11
Policies and Procedures With Respect to Related-Person Transactions ...........................................................................................	12
Certain Relationships and Related Transactions ....................................................................................................................................	12
Stockholder Outreach and Engagement ..................................................................................................................................................	13
Business Integrity Policy .............................................................................................................................................................................	13
Insider Trading Policies and Procedures ..................................................................................................................................................	13
Board Composition and Nomination Process ..........................................................................................................................................	14
Director Independence ................................................................................................................................................................................	16
Information on the Board and Its Committees .........................................................................................................................................	16
PROPOSAL 1 — ELECTION OF DIRECTORS	20
DIRECTORS AND EXECUTIVE OFFICERS	21
Background of Directors .............................................................................................................................................................................	21
Background of Executive Officers .............................................................................................................................................................	28
2025 Director Compensation Table ...........................................................................................................................................................	35
PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION	37
Compensation Committee Report on Executive Compensation ..........................................................................................................	38
COMPENSATION DISCUSSION AND ANALYSIS	39
Executive Summary .....................................................................................................................................................................................	61
Compensation Governance ........................................................................................................................................................................	63
Key Elements of the Executive Compensation Program .......................................................................................................................	66
2025 Compensation Decisions ..................................................................................................................................................................	67
Retirement and Benefit Programs .............................................................................................................................................................	98
Other Compensation Policies ....................................................................................................................................................................	99
COMPENSATION TABLES AND RELATED NARRATIVE	100
Summary Compensation Table ..................................................................................................................................................................	100
2025 Grants of Plan-Based Awards Table ...............................................................................................................................................	101
Outstanding Equity Awards at Fiscal Year End Table ............................................................................................................................	103
2025 Option Exercises and Stock Vested Table .....................................................................................................................................	103
Pension Benefits Table ................................................................................................................................................................................	104
2025 Nonqualified Deferred Compensation Table ..................................................................................................................................	105
Potential Payments Upon Termination or Change in Control ...............................................................................................................	107
Chief Executive Officer Pay Ratio .............................................................................................................................................................	111

2026 Proxy Statement	v
TABLE OF CONTENTS (continued)

Pay Versus Performance ............................................................................................................................................................................	112
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information ................................................................................................................................................................................................	114
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	115
AUDIT COMMITTEE REPORT	117
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	118
Fees Billed by Independent Registered Public Accountants ................................................................................................................	118
OTHER INFORMATION	119
Annual Report on Form 10-K and Financial Statements and Committee and Corporate Governance Materials of the Company ...................................................................................................................................................................................................	119
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Wednesday, May 13, 2026 ............................................................................................................................................................................................	119
Stockholder Proposals and Director Nominations for the Company’s 2027 Annual Meeting ..........................................................	119
Communicating With the Board .................................................................................................................................................................	120
Other Information .........................................................................................................................................................................................	120
Other Matters ................................................................................................................................................................................................	120
Definitions and Reconciliations ..................................................................................................................................................................	121

2026 Proxy Statement	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS to be held on Wednesday, May 13, 2026

GENERAL INFORMATION
This Proxy Statement is provided to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation
(the “Company,” “Alexandria,” “our,” “we,” and “us”), to solicit proxies, on the form of proxy enclosed, for exercise at the 2026
Annual Meeting of Stockholders (the “2026 Annual Meeting”) to be held on Wednesday, May 13, 2026, at 11:00 a.m. Pacific
Time, at 26 North Euclid Avenue, Pasadena, CA 91101, or at any postponement or adjournment thereof. The Board of
Directors of the Company (the “Board”) knows of no matters to come before the 2026 Annual Meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 1, 2026. At the 2026 Annual Meeting, stockholders will be asked to consider and vote upon:
1.The election of eight directors from the following eight nominees to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify: Joel S. Marcus, Steven R. Hash,
Claire Aldridge, PhD, Ambassador James P. Cain, Maria C. Freire, PhD, Richard H. Klein, Sheila K. McGrath,
and Michael A. Woronoff;
2.A resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (our “NEOs”), as described in this Proxy Statement;
3.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026; and
4.The transaction of such other business as may properly come before the 2026 Annual Meeting or any postponement or adjournment thereof.
Solicitation
This solicitation is made by mail by the Board. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, by telephone, by fax, in person, or by other means, by the directors, officers, or employees of the Company or our affiliates, none of whom will receive additional compensation for such solicitation.
In addition, the Company has engaged Alliance Advisors, LLC, a firm specializing in proxy solicitation, to solicit proxies, and to assist in the distribution and collection of proxy materials, for an estimated fee of approximately $49,000. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals that are beneficial owners of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).
Internet Availability of Proxy Materials
We are furnishing proxy materials to our stockholders primarily via the internet by mailing a Notice of Internet
Availability of Proxy Materials, instead of mailing copies of those materials to each stockholder. The Notice of Internet
Availability of Proxy Materials directs stockholders to a website where they may access our proxy materials, including this
Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and view instructions on how to vote via the Internet, or by telephone. If you received a Notice of Internet Availability of Proxy Materials
and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet
Availability of Proxy Materials.
Voting Procedures
Only holders of record of Common Stock as of the close of business on March 16, 2026, the record date for the 2026
Annual Meeting, will be entitled to notice of and to vote at the 2026 Annual Meeting. A total of 173,127,082 shares of Common
Stock were outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.
•The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the 2026 Annual Meeting will be necessary to constitute a quorum to transact business at the meeting.
•Stockholders that instruct their proxy to “abstain” on a matter will be treated as present for purposes of determining the existence of a quorum.
•At the 2026 Annual Meeting, a nominee will be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee).

2026 Proxy Statement	2
GENERAL INFORMATION (continued)
•The affirmative vote of a majority of the votes cast will be required to (i) adopt, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs, and (ii) ratify the appointment of Ernst & Young LLP as the
Company’s independent registered public accountants for the fiscal year ending December 31, 2026.
•Abstentions do not count as votes cast on (i) the election of directors, (ii) the adoption of the non-binding, advisory stockholder vote on the compensation of our NEOs, or (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026, and will have no effect on the outcome of those proposals.
•Broker non-votes (proxies that are uninstructed on one or more proposals and are submitted by banks, brokers, or other nominees that lack discretionary authority to vote on a proposal, under applicable securities exchange rules, absent instructions from the beneficial owner of the shares of stock) will have no effect on (i) the election of directors,
(ii) the non-binding, advisory stockholder votes on the compensation of our NEOs, or (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026.
If a stockholder holds shares of Common Stock of record in the stockholder’s own name, as registered on our stock transfer books, the stockholder’s shares of Common Stock represented by a properly executed proxy on the form enclosed, or authorized via telephone or the Internet in accordance with instructions on such form, and that are timely received by the
Secretary of the Company and not revoked, will be voted as instructed on the proxy. If no instruction is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the eight nominees for director named in this Proxy Statement; FOR the approval, on a non-binding, advisory basis, of the compensation of our
NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the 2026 Annual Meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy at their discretion.
If a stockholder holds shares of Common Stock in “street name” (that is, through a broker or other nominee), the stockholder’s broker or nominee may not vote the stockholder’s shares for non-routine items unless the stockholder provides instructions to the broker or nominee on how to vote the stockholder’s shares. Stockholders should instruct their broker or nominee how to vote their shares by following the directions provided by the broker or nominee on its voting instruction form, which the stockholder should have received with these materials.
Revocability of Proxies
Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record as of the close of business on the record date may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the
Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy via telephone or the
Internet in accordance with the instructions on the enclosed form of proxy, or by voting in person at the 2026 Annual Meeting.
Attendance at the 2026 Annual Meeting without voting will not automatically revoke a previously authorized proxy.
Stockholders that own shares of Common Stock beneficially (in street name) through a bank, broker, or other nominee should follow the voting instruction form provided by their bank, broker, or other nominee to change their voting instructions.
No Dissenters’ or Appraisal Rights
No dissenters’ or appraisal rights are available with respect to any of the proposals being submitted to stockholders for their consideration at the 2026 Annual Meeting.
Forward-Looking Statements
Certain information and statements in this Proxy Statement, including, without limitation, statements containing the words “forecast,” “guidance,” “forward,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,”
“plans,” “seeks,” “should,” “potential,” “targets,” “aims,” or “will,” or the negative of these words or similar words, constitute
“forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities
Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements in this Proxy Statement include, without limitation, statements regarding our future growth and capital plans; environmental, social, and governance goals, initiatives, policies, practices, and performance; and performance goals of our NEOs to the extent such goals are premised on future performance or events. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operations, business strategy, sustainability goals, results of operations, and financial position. A number of factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements herein, including, without limitation, the risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the
fiscal year ended December 31, 2025. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

2026 Proxy Statement	3

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. As this is only a summary, please read the entire Proxy Statement carefully before voting or authorizing your proxy to vote for you. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 1, 2026.
2026 Annual Meeting of Stockholders
Date and Time:Wednesday, May 13, 2026, at 11:00 a.m. Pacific Time
Place:26 North Euclid Avenue, Pasadena, CA 91101
Voting:Only holders of record of Common Stock as of the close of business on March 16, 2026, the record date, are entitled to notice of and to vote at the 2026 Annual Meeting of Stockholders. Each share of Common
Stock entitles its holder to one vote.
Proposals and Board Recommendations

Proposal	Board Recommendation	For More Information
1.Election of directors .............................................................................	“FOR” all nominees	Page 20
2.Approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs ...........................................	“FOR”	Page 37
3.Ratification of the appointment of Ernst & Young LLP as the
Company’s independent registered public accountants for the
fiscal year ending December 31, 2026 ...........................................
	“FOR”	Page 118
How to Cast Your Vote
You may vote or authorize your proxy by any of the following methods:

Internet	Mail
until 11:59 p.m. Eastern Time on May 12, 2026	Sign, date, and mail your proxy card or voting instruction form in the envelope provided as soon as possible. It must be received no later than May 12, 2026.
Beneficial Owners and Registered Stockholders www.proxyvote.com

Phone	In Person
until 11:59 p.m. Eastern Time on May 12, 2026
Beneficial Owners
Admission is based on proof of ownership, such as a recent
brokerage statement; voting in person requires a valid “legal proxy” signed by the holder of record.
Registered Stockholders
Attend and vote your shares in person.

Beneficial Owners 800-454-8683
Registered Stockholders 800-690-6903
Important Notice Regarding Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders: The Notice of
2026 Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at https://investor.are.com/financial-information/proxy.

2026 Proxy Statement	4
PROXY STATEMENT SUMMARY (continued)
Business Overview
More than three decades ago, Alexandria’s Executive Chairman and Founder, Joel S. Marcus, led the formation, financing, development, personnel recruitment, and operations of a new mission-driven real estate company. Founded in 1994 as a garage startup with $19 million in Series A capital and a bold vision to support and drive forward the mission-critical life science industry, Alexandria pioneered the life science real estate niche to develop and operate the essential infrastructure and foster the holistic ecosystems needed to catalyze innovation to improve human health.
Alexandria’s mission — to create and grow life science ecosystems and clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition — drives everything we do. It has shaped our pioneering, impactful, and enduring business model. Our mission guides our efforts to accelerate the translation of scientific discoveries into new treatments and cures for the more than 10,000 known diseases, over 90% of which currently lack approved treatments.
As of December 31, 2025, Alexandria had a total market capitalization of $20.75 billion and an asset base in North
America that included 35.9 million rentable square feet (“RSF”) of operating properties and 3.5 million RSF of Class A/A+
properties under construction. Since inception, Alexandria has remained at the vanguard of the life science industry’s extraordinary innovation and its efforts to extend and save lives—a mission whose growth potential remains immense.
Alexandria has built a stellar reputation for delivering world-class Labspace® facilities to transformative life science companies, and has cultivated trusted, strategic relationships with a sector-leading, high-quality, and well-diversified client base. Today, Alexandria remains the preeminent and longest-tenured owner, operator, and developer of collaborative
Megacampus™ ecosystems in the leading life science innovation cluster locations, including Greater Boston, the San
Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City.
Our primary business objectives are maximizing long-term asset value, long-term stockholder returns, and delivering mission-critical infrastructure and service to our tenants. Since the Company’s inception, we have focused on developing and implementing our unique and successful business model that generates long-term value and growth in net operating income while making a positive and lasting impact on society. Guided by our culture of idea meritocracy, integrity, mutual respect, transparency, and teamwork, our best‑in‑class team takes great pride in our noble contributions to combat some of the nation’s most urgent challenges, including mental health epidemic, supporting our military, and driving educational opportunities.
In 2026, we were honored to be recognized by Newsweek as one of America’s Most Charitable Companies and one
of the Most Trusted Companies in America. These consequential designations reinforce our steadfast commitment as a mission-driven company to create and grow clusters that advance human health, and attest to the strength of our one-of-a-kind brand and differentiated business model that have earned us the trust of the world’s leading life science companies.
In 2025, Alexandria received the Charles A. Sanders, MD, Partnership Award from the Foundation for the National
Institutes of Health (FNIH). This historic recognition reflects our significant contributions to the FNIH’s work in accelerating biomedical innovation and epitomizes our leadership in catalyzing a mission‑critical public‑private partnership with the FNIH to build a precision medicine framework for depression. In collaboration with the National Institute of Mental Health, the U.S.
Food and Drug Administration, and the U.S. Department of Veterans Affairs, leading research institutions, cutting‑edge life science entities, and patient advocacy groups, this first-of-its-kind initiative aims to enable individualized treatment of major depressive disorder.
Alexandria’s growth was accelerated through the execution of our visionary ecosystem-building and cluster development strategy. Utilizing Harvard Business Professor Michael E. Porter’s cluster theory, we were the first to identify the four critical components to create a successful life science cluster: location, innovation, talent, and capital. Alexandria’s highly experienced management team works collaboratively to develop, implement, monitor, and refine our Megacampus strategy and measure our progress toward achieving our goals. We intentionally evolved our original focus from single assets to cluster campuses and ultimately to today’s differentiated Megacampus platform. Our world-class Megacampus ecosystems provide our tenants with dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-
class talent and inspire efficiency, creativity, and scientific success.
Alexandria has continued to maintain an exceptional credit profile. As of December 31, 2025, our credit ratings from
S&P Global Ratings and Moody’s Ratings were BBB+ and Baa1, respectively, and continued to rank in the top 15% among all publicly traded U.S. real estate investment trusts (“REITs”).

2026 Proxy Statement	5
PROXY STATEMENT SUMMARY (continued)
Our People: Dedication to Our Best-in-Class Team
As of December 31, 2025, we had 514 employees. We place a significant focus on building loyalty and trusted relationships across our workforce. We maintain a Business Integrity Policy that applies to all employees, and its receipt and review by each employee is documented and verified annually. To promote an exceptional corporate culture, Alexandria monitors employee satisfaction, actively seeks feedback, and strives to enhance our benefit offerings to meet the needs of our employees. We conduct annual performance reviews and hold regular meetings through our talent management team to gather insights and drive continuous improvements to the overall employee experience.
We recognize that the fundamental strength of Alexandria is driven by the contributions of each team member and that our future growth relies on their continued success. We make substantial efforts to hire, develop, and retain talented employees, and we have an exceptional track record of promoting highly qualified candidates from within the Company. Our executive and senior management teams, represented by 59 individuals at the senior vice president level and above, have an average of 24 years of real estate experience, including 13 years with Alexandria. Moreover, our executive management team alone averages 15 years of experience with the Company. Alexandria’s executive and senior management teams have unique experience and expertise in creating, owning, and operating highly dynamic and collaborative Megacampus ecosystems in key life science cluster locations. These teams include regional market directors with leading reputations and long-standing relationships within the life science community in their respective markets. We believe that our expertise, experience, reputation, and key relationships in the real estate and life science industries provide Alexandria with significant competitive advantages in attracting new business opportunities.
Our ability to retain talent further supports our business continuity and leadership stability. From 2021 to 2025, our voluntary and total turnover rates averaged 4.6% and 9.3%, respectively, which are below the REIT industry averages of
12.0% and 17.0%, respectively, as reported in the 2025 Nareit Compensation & Benefits Survey (data for 2024).
Offering compelling benefits to support our employees’ health and overall success
We provide a robust benefits package intended to meet and exceed the needs of our employees and their families.
Our company-sponsored benefits cover 100% of insurance premiums for both employees and their dependents and include a wide range of offerings, such as a high-coverage, low-deductible preferred provider organization (“PPO”) medical plan, PPO dental and orthodontia coverage, a vision plan, a comprehensive prescription drug program, infertility and family planning benefits, short-term and long-term disability benefits, and life and accidental death and dismemberment coverage.
Investing in professional development and training
We provide meaningful opportunities for growth and development through a variety of learning opportunities, including development programs that leverage one-on-one support, social learning, instructor-led trainings, on-demand trainings and resources, and a highly utilized mentoring program. Development programs and trainings cover topics such as leadership development, project management, business writing, change management, interviewing, presentations, productivity, goal setting, delegation, communication, and feedback. Our mentoring program enables employees to partner with senior leaders throughout the organization for support and career guidance.

2026 Proxy Statement	6
PROXY STATEMENT SUMMARY (continued)
Corporate Governance Highlights
Our Company is built upon a foundation of sound governance practices, which include being governed by an independent and objective Board; conducting business according to the highest moral and ethical standards; delivering transparent, high-quality, and efficient disclosures; engaging regularly with our stockholders; and promoting the best interests of our Company.
Many of our corporate governance practices reflect valuable feedback from and collaboration with our stockholders and other stakeholders, whose external perspectives help inform our decisions and strategy. We continue to strengthen our governance framework, as demonstrated by the following recent actions:
Board Action to Opt Out of Maryland Statutory Provision
Following the stockholder approval of a “Simple Majority Vote” proposal at our 2025 annual meeting of stockholders
(the “2025 Annual Meeting”), on March 30, 2026, our Board approved a resolution electing to opt out (the “opt out”) of Section
3‑804(a) of the Maryland General Corporation Law (“MGCL”), the statutory provision that requires the affirmative vote of at least two‑thirds of all of votes entitled to be cast by stockholders to remove directors. The Company filed Articles
Supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”) on March 31, 2026, thereby giving legal effect to this governance change.
As a result of the opt‑out, the Company is no longer subject to the two‑thirds director‑removal voting requirement under MGCL §3‑804(a). Director removal is now governed by our charter, which provides for the removal of directors by the affirmative vote of a majority of all votes entitled to be cast on the matter. Our charter and Bylaws now contain no supermajority voting requirements with respect to any matter.
Stockholder Access to Amend Bylaws
The opt‑out described above builds on a recent governance enhancement adopted by our Board following stockholder engagement regarding stockholder rights to unilaterally amend the Bylaws. In response to stockholders feedback, the Board amended and restated our Bylaws in December 2024 to permit stockholders to adopt, alter, amend, or repeal any provision of the Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter.
Board of Directors and Leadership Oversight of Risk Management and Corporate Responsibility Matters
Alexandria is committed to conducting our business in accordance with high standards of corporate governance, transparency, integrity, and accountability, led by an independent and objective Board. The Board has overall responsibility for oversight of the Company’s risk management. This oversight is carried out both directly by the Board and through its committees.
As provided in the Audit Committee Charter, the Audit Committee of the Board oversees the management of the
Company’s financial and other risks, including climate-related risks. At a management level, Alexandria’s sustainability committee, which comprises members of the executive team and senior decision makers spanning the Company’s real estate development, asset management, risk management, and sustainability teams, leads the development and execution of our approach to climate-related risk.
The Audit Committee Charter, the Environmental Sustainability Policy, and the Vendor Code of Conduct are available at https://investor.are.com/corporate-governance/disclosure.

2026 Proxy Statement	7
PROXY STATEMENT SUMMARY (continued)

Stockholder Rights and Accountability	Board Refreshment
•Stockholders right to amend our Bylaws by the
affirmative vote of a majority of all votes entitled to be
cast on the matter
•Director removal by the affirmative vote of a majority of
all votes entitled to be cast on the matter
•Annual election of all directors
•Majority voting in uncontested elections of directors
•Proxy access right for stockholders (market standard 3%
ownership threshold, held continuously for 3 years;
aggregation of up to 20 stockholders permitted)
•Robust stockholder engagement process
•No stockholder rights plan
•One class of Common Stock, with each share entitled to
one vote since the inception of our Company

•Comprehensive, ongoing board succession planning
process
•Regular refreshment of the Board, with two new
independent directors appointed since 2023
•Annual self-evaluations by the Board and its committees
•New director orientation and continuing director
education on key topics and issues

Independent Oversight	Policies and Practices
•Seven of our eight director nominees are independent
•Lead independent director has clearly delineated duties
•All Audit, Compensation, and Nominating & Governance
Committee members are independent
•Active board oversight of corporate strategy and risk
management
•Robust stock ownership requirements and holding
periods for directors and executive officers

•Hedging prohibited
•Robust clawback policy
•99% attendance of directors at board and committee
meetings in 2025
•Business Integrity Policy applicable to directors and all
employees, with annual compliance certification
•No director should serve on more than four other public
company boards

2026 Proxy Statement	8
PROXY STATEMENT SUMMARY (continued)
Board Nominees
Our first priority in the director nomination process is ensuring that the Board as a whole has expertise in areas aligned with our unique business activities, namely owning and operating essential real estate for the broad and diverse life science industry. We believe that each of our director nominees brings a focused set of skills in one or more areas aligned with our overall business strategy, resulting in a Board that, as a whole, is well positioned to guide the Company toward continued
future success. Ultimately, the Board’s combined expertise, together with its close work with management to craft and implement our corporate strategy, has driven Alexandria’s success.
The following tables and charts provide key information about our director nominees, including their biographical information, qualifications and principal occupations, as well  as the experience, skills, and attributes that the Board considered important in nominating each individual to the Board:

Name	Age	Director Since	Independence Status(1)	Occupation	Committee Memberships
					AC	CC	NG	LS
Joel S. Marcus	78	1994	No (Employed by the Company)	Executive Chairman and Founder of the Company	—	—	—	M
Steven R. Hash(2)	61	2013	Yes	Prior President and Chief Operating Officer, and Co- Founder of Renaissance Macro Research, LLC	M,F	C	—	—
Claire Aldridge, PhD	56	2025	Yes	Prior Chief Strategy Officer of Form Bio	—	—	—	M
James P. Cain	68	2015	Yes	Managing Partner of Cain Global Partners, LLC	—	M	C	M
Maria C. Freire, PhD	71	2012	Yes	Prior President and Executive Director of Foundation for the National Institutes of Health (“FNIH”); Founder and Principal of The Freire Group	—	—	M	C
Richard H. Klein	70	2003	Yes	Chief Financial Officer of Industrial Realty Group, LLC	C,F	M	—	—
Sheila K. McGrath	61	2023	Yes	Prior Senior Managing Director of Evercore ISI	M,F	—	—	M
Michael A. Woronoff	65	2017	Yes	Retired Partner of Kirkland & Ellis LLP	M,F	—	M	M
(1)Independence is determined by the Board in accordance with the applicable NYSE listing standards.
(2)Lead Director of the Board.

AC	Audit Committee	C	Committee Chair
CC	Compensation Committee	M	Committee Member
NG	Nominating & Governance Committee	F	Audit Committee Financial Expert
LS	Life Science Committee
Board Composition

7 of 8 directors are independent	2 directors have served for 3 years or less

Experience/ Qualifications	Joel S. Marcus	Steven R. Hash	Claire Aldridge	James P. Cain	Maria C. Freire	Richard H. Klein	Sheila K. McGrath	Michael A. Woronoff	Total
Business Leadership	✓	✓	✓	✓	✓	✓	✓	✓	8
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	8
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	8
REIT/Real Estate	✓	✓				✓	✓	✓	5
Life Science	✓		✓		✓				3
Financial/Investment	✓	✓	✓	✓	✓	✓	✓	✓	8
Risk Oversight/Management	✓	✓	✓	✓	✓	✓	✓	✓	8
Artificial Intelligence Expertise			✓						1
Cybersecurity Oversight						✓			1

2026 Proxy Statement	9
PROXY STATEMENT SUMMARY (continued)
Say-on-Pay Advisory Vote
The Board recommends that stockholders vote to approve, on a non-binding, advisory basis, the compensation of the
Company’s NEOs described in this Proxy Statement for the reasons explained starting on page 39. After receiving the support of 73% of the votes cast for our 2025 say-on-pay proposal regarding 2024 NEO compensation, we continued our outreach efforts and proactively contacted stockholders representing approximately 65% of our Common Stock. These meetings were led by Steven R. Hash, our Lead Director and Chair of the Compensation Committee, with participation from Director Sheila K.
McGrath and certain members of our management team.
The Compensation Committee carefully considered the perspectives shared through this engagement. The Company has incorporated this feedback into its disclosures and compensation program considerations, as appropriate.
The following table summarizes the key areas of stockholder feedback and the actions taken or disclosures enhanced in response. Refer to the “Pay-for-Performance Philosophy” on page 55 within the Compensation Discussion and Analysis
("CD&A") section for expanded disclosures included to address stockholder feedback.

What We Heard	How We Responded
Emphasis on maintaining strong pay‑for‑performance alignment and demonstrating that alignment through clear disclosures, including equity award payout ratios
Disclosure was enhanced to include expanded tables and graphics linking long‑term performance metrics to actual payouts, forfeitures, and realized outcomes, illustrating alignment between executive compensation and stockholder experience.

Interest in the appropriate balance between performance‑based and time‑based equity and a preference for a stronger performance weighting and rigorous quantitative performance targets
•The Company’s performance‑based emphasis was reinforced: in 2025, approximately 64% of the equity awards granted to our Executive
Chairman and our Chief Executive Officer, in the aggregate, were subject to performance-based vesting conditions, compared to approximately
60% for S&P 500 companies[1].
•For 2026, the Executive Chairman voluntarily elected to receive a 100%
performance‑based equity award, with no change to the target value.

Interest in understanding how compensation supports long‑term stockholder value, including stock‑ownership requirements and long‑duration vesting and holding periods
•The CD&A highlights that a substantial majority (≥87%) of NEO compensation is at‑risk and tied to multi‑year financial, operational, or stock‑price outcomes.
•The Company’s 4.7‑year combined vesting and holding period—
among the longest in the S&P 500 REIT sector[1]—was also highlighted in our disclosures, along with expanded disclosure of payout ratios and forfeiture outcomes.

Question regarding year-over-year changes in total compensation for Executive Chairman and Chief Executive Officer	For 2025, total compensation was reduced by $6.2 million (35%) for the Executive Chairman and $1.4 million (14%) for the Chief Executive Officer.
Questions regarding the composition of the compensation peer group and the inclusion of certain companies
A comprehensive peer‑group review was completed, resulting in meaningful updates to the 2025 Compensation Peer Group, including the removal of companies specifically referenced in stockholder feedback.

Questions whether special awards would be used to offset prior compensation reductions or equity forfeitures	The Compensation Committee did not grant, and does not anticipate granting, any special awards intended to offset prior compensation reductions or forfeitures.
Focus on continued clarity, transparency, and reinforcement of long‑term alignment, rather than a fundamental redesign of the compensation program
The core program design was maintained, and transparency was further enhanced through expanded disclosure regarding vesting mechanics, forfeiture details, payout outcomes, long‑duration horizons, and peer benchmarking.

(1)  For additional information, refer to the “Pay-for-Performance Philosophy” discussion beginning on page 55.

2026 Proxy Statement	10
PROXY STATEMENT SUMMARY (continued)
Executive Compensation Program Highlights

☑	Stockholder-Friendly Practices We Follow	☒	Stockholder-Unfriendly Practices We Avoid
✓	Maintain a cap on both short-term and long-term incentive compensation payments	☒	Guaranteed bonuses
✓	Impose a one-year post-vesting holding period on substantially all equity awards granted to our NEOs	☒	Excessive perquisites
✓	Include a “double-trigger” change-in-control provision in all equity awards granted to our NEOs	☒	Excessive change-in-control or severance payments
✓	Maintain robust director and senior officer stock ownership guidelines	☒	Tax gross-up payments
✓	Maintain hedging and clawback policies	☒	Unrestricted pledging of the Company’s shares
✓	Conduct an annual say-on-pay vote	☒	Hedging or derivative transactions involving the Company’s shares
✓	Mitigate inappropriate risk-taking
✓	Proactive, robust stockholder engagement program

2026 Proxy Statement	11

CORPORATE GOVERNANCE MATTERS
Corporate Governance
Corporate Governance Guidelines
The Board has Corporate Governance Guidelines that provide the framework for the governance of our Company.
The Corporate Governance Guidelines include, among other topics, guidelines for determining director independence, director qualifications, director responsibilities, the role of our Lead Director, director access to management and independent advisors, executive management succession, and Board self-evaluation. Our Corporate Governance Guidelines are reviewed at least annually by the Nominating & Governance Committee and are updated periodically by the Board in response to changing regulatory requirements, evolving corporate governance practices, input from stockholders, and otherwise as circumstances warrant. Our Corporate Governance Guidelines are posted on our website at https://investor.are.com/corporate-
governance/disclosure.
Stock Ownership Guidelines
The Board believes that stock ownership by our senior officers and directors helps to align their interests with our
Company’s and stockholders’ best interests and has stock ownership guidelines as described below. These requirements serve to reinforce the importance of stock ownership and the long-term focus of our senior leadership.
Within five years of becoming subject to our stock ownership guidelines, each senior officer is required to own shares of Common Stock with a value equal to the following multiple of his or her base salary, and each non-employee director is required to own shares of Common Stock with a value equal to the cash portion of his or her annual retainer:

Senior Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Retainer	Compliance(1)(2)
Executive Chairman ............................................................................................................	6x	Yes
Chief Executive Officer .......................................................................................................	6x	Yes
Other executive officers ......................................................................................................	3x	Yes
Senior vice presidents ........................................................................................................	1x	Yes
Non-employee directors .....................................................................................................	3x	Yes
(1)All senior officers and directors are required to report their ownership status to the Chief Financial Officer on an annual basis. All senior officers are currently in compliance with their applicable requirements. All directors are also in compliance with these requirements, including Sheila K. McGrath and Claire Aldridge, who became directors in 2023 and 2025, respectively, and therefore are still in the five-year phase-in period.
(2)Unearned performance-based shares do not count toward meeting the ownership requirement under our stock ownership guidelines. For non-employee directors, direct holdings and phantom stock units under the Company’s Deferred Compensation Plan for Directors (or any similar successor plan) do count toward meeting the ownership requirement under our stock ownership guidelines.
NEOs must hold 50% of net after-tax shares received until the above-listed ownership requirements are met. Under the guidelines, the Chief Financial Officer reviews each director’s and senior officer’s stock ownership annually.
Once an individual satisfies the policy, he or she is deemed to continue to satisfy the policy without regard to fluctuation in value of equity interests owned, provided that the individual’s holdings do not decline below the number of shares owned at the time the stock ownership requirements were met.
Anti-Hedging and Anti-Pledging Policies
The Company has an anti-hedging policy applicable to directors, officers, and employees. The policy prohibits directors, officers, and employees from engaging in, among other things, short sales, hedging, or monetization transactions, such as forward sale contracts, equity swaps, collars, and transactions with exchange funds, or trading in puts, calls, or options, or other derivative securities with respect to the Company’s securities. With respect to short-term trading, the
Company prohibits the sale of any Company securities purchased in the open market by directors, officers, and employees during the six months following such purchase. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers, and employees will not differ from the economic interests of the
Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers, and employees from pledging the Company’s shares as collateral for a loan or holding Company shares in a margin account unless the individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the
Company’s shares during a time when such a sale would be prohibited by the Company’s insider trading policy.

2026 Proxy Statement	12
CORPORATE GOVERNANCE MATTERS (continued)
Policies and Procedures With Respect to Related-Person Transactions
The Board has a written policy setting forth the procedures for the review and approval of transactions involving the
Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission
(“SEC”).
Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving all related-
person transactions that are required to be reported under the rules and regulations of the SEC. In the event that the Chief
Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the
Nominating & Governance Committee to review a related-person transaction, the Chair of the Nominating & Governance
Committee may act on behalf of the Nominating & Governance Committee to review and approve and/or disapprove the related-person transaction.
In general, related-person transactions are subject to preapproval by the Nominating & Governance Committee. The policy provides that in making its determination whether to approve a related-person transaction, the Nominating &
Governance Committee will consider all factors it deems relevant or appropriate, including:
•Whether the terms of the related-person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;
•Whether there are legitimate business reasons for the Company to enter into the related-person transaction;
•Whether the related-person transaction would impair the independence of an outside director;
•Whether the related-person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors deemed relevant; and
•Whether the related-person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction, the relationship of related persons to each other, and the aggregate value of the transaction.
The policy also contains a list of certain categories of related-person transactions that are preapproved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.
Certain Relationships and Related Transactions
From the beginning of fiscal year 2025 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of the SEC’s Regulation S-K, except as described below.
Agreement With Affiliate of Norges Bank
In December 2021, we formed a real estate joint venture at our 50 and 60 Binney Street properties in our Cambridge submarket, in which an affiliate of Norges Bank acquired a 41.0% interest for a purchase price of $485.9 million in 2021.
During 2025, the affiliate of Norges Bank received its commensurate share of the profit of the joint venture aggregating
$15.3 million. Norges Bank had a 9.5% beneficial ownership interest in the Common Stock of the Company as of
December 31, 2025. Refer to the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy
Statement for additional information.

2026 Proxy Statement	13
CORPORATE GOVERNANCE MATTERS (continued)
Stockholder Outreach and Engagement
The Board and management team value the views of our stockholders, which is why we proactively engage with our stockholders throughout the year. These engagements help us better understand our stockholders’ evolving priorities and perspectives, address questions and concerns, and inform our approach to business and governance practices. Our Lead
Director, other directors, and members of our management team participate in these discussions and regularly update the
Nominating & Governance Committee and the full Board on stockholder feedback. The Board takes this feedback seriously and considers it within the broader context of our business and corporate governance framework.
Many of our corporate governance practices reflect valuable feedback from our stockholders, including the adoption of proxy access; non-renewal of the stockholder rights plan at its expiration; adoption of majority voting for directors in uncontested elections, a compensation clawback policy, director and officer stock ownership and holding-period requirements, and anti-hedging and anti-pledging policies; and elimination of guaranteed bonuses, single-trigger severance provisions, and tax gross-up payments in executive employment agreements. The subsections below highlight additional actions we have taken within the past two years in response to stockholder feedback.
Refer to “Compensation Discussion and Analysis—Significant and Proactive Stockholder Engagement” for
information regarding our stockholder engagement efforts in connection with, and following, our 2025 Annual Meeting with respect to our executive compensation program.
Board Action to Opt Out of Maryland Statutory Provision
Following the stockholder approval of a “Simple Majority Vote” proposal at our 2025 Annual Meeting, on March 30,
2026, our Board approved a resolution electing to opt out of Section 3‑804(a) of the MGCL, the statutory provision that requires the affirmative vote of at least two‑thirds of all of votes entitled to be cast by stockholders to remove directors. The
Company filed Articles Supplementary with the SDAT on March 31, 2026, thereby giving legal effect to this governance change.
As a result of the opt‑out, the Company is no longer subject to the two‑thirds director‑removal voting requirement under MGCL §3‑804(a). Director removal is now governed  by our charter, which provides for the removal of directors by the affirmative vote of a majority of all votes entitled to be cast on the matter. Our charter and Bylaws now contain no supermajority voting requirements with respect to any matter.
Stockholder Access to Amend Bylaws
The opt‑out described above builds on a recent governance enhancement adopted by our Board following stockholder engagement regarding stockholder rights to unilaterally amend the Bylaws. In response to stockholders feedback, the Board amended and restated our Bylaws in December 2024 to permit stockholders to adopt, alter, amend, or repeal any provision of the Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter.
These changes meaningfully expand stockholder rights, align the Company with prevailing best‑practice standards, and reinforce the Board’s ongoing commitment to accountability and transparent corporate governance.

We proactively reached out to	We held more than
stockholders holding in aggregate approximately 65% of our Common Stock	200 meetings with investors and analysts
covering a wide variety of topics, including business trends and strategy, key growth drivers, corporate governance matters, and our executive compensation program

Business Integrity Policy
The Company has a Business Integrity Policy that applies to all directors, officers, and employees and is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC rules and the New York
Stock Exchange (the “NYSE”) listing standards requiring a code of ethics for a company’s directors, officers, and employees. A copy of the Company’s Business Integrity Policy is available at https://investor.are.com/corporate-governance/disclosure.
The Company intends to report any amendment to, or waiver from, the Business Integrity Policy, which applies to any director or executive officer, by posting such information on our corporate website in accordance with applicable rules of the SEC and listing standards of the NYSE.

2026 Proxy Statement	14
CORPORATE GOVERNANCE MATTERS (continued)
Insider Trading Policies and Procedures
The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the
Company.
Board Composition and Nomination Process
Board Composition, Refreshment, and Tenure
In keeping with a key objective of the Company, the Board strives to maintain an appropriate balance of tenure, expertise, perspectives, skills, qualifications, and experience among its members in areas that are relevant to the Company’s business and the needs of the Board in carrying out its responsibilities. The Board understands the importance of new perspectives and ideas being brought to the Board. At the same time, the Board believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our regular board refreshment efforts have resulted in what we believe is an appropriate balance within the Board in terms of tenure, experience, institutional knowledge, and independence. Of our director nominees, 25.0% have served on the Board for five years or less, 25.0% have served between six and 10 years, and 50.0% have served for over 10 years. Each new director brings new perspectives and ideas to the Board. The Corporate Governance Guidelines provide that, unless the Board grants an exception, no director may stand for re-election after he or she has reached the age of 75, provided, however, that the foregoing age limit does not apply to any director initially elected to the Board prior to May 12, 2004. Currently, only Joel S. Marcus and Richard H. Klein, who were initially elected to the Board in 1994 and 2003, respectively, fall under this exemption.
As part of its commitment to maintaining a balanced composition, the Board conducts an annual formal self-
evaluation (of itself and its committees) to assess its effectiveness, identify opportunities for improvement, and reaffirm practices that should be maintained. The results of these self-evaluations supplement continuing board practices, procedures, and feedback, including as to agenda development, time allocation, and other topics addressed in this Proxy Statement.
Director Qualifications
Consistent with the Board Candidate Guidelines established by the Board, the Nominating & Governance Committee
of the Board seeks director nominees who will provide the Board with a broad diversity of perspectives, experiences, expertise, and skills in areas that are relevant to the Company’s business. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.
Generally, however, the Nominating & Governance Committee considers, among other factors, a candidate’s experience and knowledge regarding a variety of aspects of the Company’s unique real estate for the life science industry. The Nominating &
Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, perspectives, and abilities that will allow the Board to fulfill its responsibilities. The Nominating & Governance Committee also considers such other factors as it deems appropriate, from time to time, including the current composition of the Board, the balance of management and independent directors, the need for particular expertise (such as audit committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for reelection, the individual’s contributions to the Board are also considered.
In March 2025, we announced that Claire Aldridge, PhD joined the Board. Dr. Aldridge brings significant experience in applying advanced computational and AI-enabled technologies to biotechnology and therapeutic development. In her prior roles at Colossal Biosciences and Form Bio, she guided the development of large-scale genomic and data-analysis platforms designed to support AI-driven research workflows.
Dr. Aldridge’s background adds valuable perspective to the Board as Alexandria’s tenant base increasingly relies on
AI-enabled research, development, and manufacturing infrastructure. Her experience evaluating the benefits and constraints of innovative scientific and AI‑driven infrastructure, translating complex computational capabilities for diverse stakeholders, and understanding evolving regulatory considerations will assist the Board in assessing opportunities and risks associated with emerging technologies across the life science industry. She will also strengthen Board oversight of Alexandria’s internal generative AI initiatives, through which the Company is evaluating and implementing AI-enabled solutions that enhance productivity, operational efficiency, and enterprise performance across key business functions. Her background further supports the Company’s efforts to responsibly implement AI and to shape a technology strategy that advances long‑term objectives and responds to the evolving needs of Alexandria and its tenant base.

2026 Proxy Statement	15
CORPORATE GOVERNANCE MATTERS (continued)
Director Nominee Selection Process
The Board believes that diversity of perspectives among directors is a critical element in the composition of the Board and in enabling the Board to effectively carry out its oversight and decision-making responsibilities in the best interests of the
Company. Accordingly, the Nominating & Governance Committee and the Board seek candidates for director with varying experiences, perspectives, expertise, careers, and skills that are relevant and likely to contribute to the Board’s oversight and decision making in connection with the business and affairs of the Company. The Board, in its own meetings and through the
Nominating & Governance Committee, regularly reviews the changing needs of the Company’s business and the skills and experience of its Board members, with the intention that the Board will be periodically “refreshed” as certain directors rotate off and new directors are recruited. The Board’s commitment to refreshment is tempered by the need to balance change with continuity and experience. In addition to regular consideration and discussion of these matters at its and the Nominating &
Governance Committee’s meetings, the Board continues to monitor the effectiveness of these efforts as part of its periodic self-evaluation process.
Once the Nominating & Governance Committee has identified a prospective nominee who is not currently serving on the Board, it makes an initial determination whether to conduct a full evaluation of the candidate based on information provided to it with respect to the candidate, as well as its own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. An initial determination whether to formally nominate a director candidate is based primarily on the need for additional directors to fill vacancies or expand the size of the Board and the likelihood that the candidate can satisfy the evaluation factors described herein. If the Nominating & Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating & Governance Committee. The Nominating & Governance Committee then evaluates the candidate against the standards and qualifications set out in the Board Candidate Guidelines, including the nominee’s management, leadership, and business experience; skills; financial literacy; knowledge of directorial duties; and integrity and professionalism. After completing its evaluation, the Nominating & Governance Committee makes a recommendation to the full
Board as to the persons who should be nominated by the Board, and the Board ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Nominating & Governance Committee.
The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for election at annual meetings of stockholders. Any stockholder that wishes to suggest a prospective candidate for the Board for consideration by the Nominating & Governance Committee must submit the same information and follow the same procedures regarding advance notice and other requirements of our current Bylaws applicable to stockholder-nominated director candidates. Any properly submitted stockholder-suggested candidate and any accompanying materials will be forwarded to the
Chair of the Nominating & Governance Committee for review and consideration. Individuals suggested by stockholders will be evaluated in the same manner, and will be subject to the same criteria, as other nominees considered by the Nominating &
Governance Committee. The Nominating & Governance Committee also considers director candidates suggested by its members, other directors, and management and may retain, from time to time, a third-party executive search firm to identify director candidates for consideration by the Nominating & Governance Committee.
Stockholder-Nominated Director Candidates
Our Bylaws set forth the requirements for direct nomination by a stockholder of a person or persons for election to the
Board. Among other requirements, stockholders must comply with the advance notice procedures set forth in our current
Bylaws, which, among other things, provide that, to be timely, a stockholder’s notice with respect to director nominations must be delivered to the Secretary of the Company at the Company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m. Pacific Time on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.
Our Bylaws also permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least 3% of our outstanding shares of Common Stock for at least three years as of the date that the notice of nomination is delivered to and received by our Secretary and through the date of the annual meeting (and any postponement or adjournment thereof) to nominate, and to require us to include in our proxy materials, director nominees constituting up to the greater of two nominees or 25% of the number of directors up for election as of the last day on which a nomination may be timely delivered, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws and subject to the other terms and conditions set forth in our Bylaws. For additional information, refer to
“Stockholder Proposals and Director Nominations for the Company’s 2027 Annual Meeting” of this Proxy Statement.

2026 Proxy Statement	16
CORPORATE GOVERNANCE MATTERS (continued)
Director Independence
The Board has affirmatively determined that each member of the Board standing for reelection other than
Joel S. Marcus (Executive Chairman and Founder) is independent in accordance with the applicable NYSE listing standards.
The Board has also affirmatively determined that no material relationships exist between the Company and any of the Board’s independent directors. In making its independence determinations, the Board reviewed the relationships between the
Company and each of the directors nominated for election at the 2026 Annual Meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the NYSE Listed Company Manual, and such other information as the Board considered relevant.
In making its independence determination with respect to Maria C. Freire, the Board considered Dr. Freire’s position as a director and Chair-elect of the board of directors of another public company, Biogen Inc. (“Biogen”), a global biopharmaceutical company having a reported common equity market capitalization of approximately $25.8 billion as of
December 31, 2025. Biogen leases approximately 300,000 RSF of facility space from the Company in the Greater Boston region, generating approximately $13.3 million in annual rental revenue to the Company as of December 31, 2025. Dr. Freire was not involved in the negotiation of the lease, which was entered into between Biogen and the Company before Dr. Freire joined the Biogen board of directors. Aside from her general oversight duties as a Biogen director, Dr. Freire has no role in lease negotiation or facilities management for Biogen. The annual lease payments under the lease represent less than 0.13%
of Biogen’s annual revenues reported for fiscal year ended December 31, 2025. For these reasons, the Board concluded that
Dr. Freire’s interest in the lease is not a material relationship or interest that affects her independence as a director of the
Company.
In making its independence determination with respect to Michael A. Woronoff, the Board considered Mr. Woronoff’s position as a partner of Kirkland & Ellis LLP (“K&E”), an international law firm with over 3,800 lawyers, including over 1600 partners. K&E leases office space from the Company for a local office in the San Francisco Bay Area region for an annual base rent of approximately $2.6 million as of December 31, 2025. Neither Mr. Woronoff nor the Company was involved in the negotiation of the lease, which was entered into between K&E and the former owner of the building in which the leased space is located before Mr. Woronoff joined K&E and before the Company acquired the building. Mr. Woronoff is not a resident of the leased office, and his duties do not include lease negotiation or facilities management. The annual lease payments under this lease represent less than 0.1% of K&E’s reported annual revenues, and Mr. Woronoff’s individual share of any interest in the lease is further diluted by the fact that he is a single lawyer in this large law firm. For these reasons, the Board concluded that
Mr. Woronoff’s interest in the lease is not a material relationship or interest that affects his independence as a director of the
Company.
Annual Elections of Directors by Majority Vote
Directors are elected each year at the annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Bylaws provide that, except in a contested election (an election where there are more nominees for election than the number of directors to be elected), a nominee for director may be elected as a director only if he or she receives the affirmative vote of a majority of the total votes cast “for” or “against” the nominee at a meeting of stockholders duly called and at which a quorum is present. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present.
Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is duly elected and qualifies or until his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee must promptly tender his or her offer to resign to the Board for its consideration. The
Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board whether to accept the offer to resign. The Board will decide whether to accept the offer to resign and will publicly disclose its decision.
Information on the Board and Its Committees
Meetings and Attendance
The Board held six meetings and took action on 14 other occasions by unanimous written consent in 2025. Each of our directors attended at least 75% of the aggregate number of meetings held by (i) the Board during such director’s term of service in 2025 and (ii) each committee for which such director served as a member in 2025. Mr. Marcus, as Executive
Chairman, generally presides over all meetings of the Board. The Board has an Audit Committee, a Compensation Committee,
a Nominating & Governance Committee, and a Life Science Committee, as well as a Pricing Committee to which the Board has delegated certain authority with respect to the issuance of securities under the Company’s shelf registration statement.
The Company encourages each member of the Board to attend each annual meeting of the Company’s stockholders. All of our directors serving on the Board at the time of the annual meeting of stockholders held on May 13, 2025 were in attendance.

2026 Proxy Statement	17
CORPORATE GOVERNANCE MATTERS (continued)
Overboarding Policy
The overboarding policy set forth in our Corporate Governance Guidelines provides that no director should serve on the board of directors of more than four other public companies. The Nominating & Governance Committee reviews our overboarding policy as part of its annual review of our Corporate Governance Guidelines, and compliance with our overboarding policy is reviewed at least annually by the Nominating & Governance Committee. All directors are currently compliant with our overboarding policy.
Board Leadership Structure
As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s executive management team, operational and risk management, financial and operating strategy, corporate brand, and mission; leadership development, talent management, and culture; the performance of the Company’s operational excellence initiatives; and responsibility for strategic corporate and regional growth.
The Board continues to believe that Mr. Marcus is currently the director best suited to lead the full Board in his role as
Executive Chairman because he is the director most familiar with the Company’s business and industry, and the director most capable of effectively identifying strategic priorities and leading the development, evaluation, and execution of strategy.
Mr. Marcus has served as director of the Company since its inception in 1994, was Vice Chairman of the Board from 1994 until his election as Chairman of the Board in 2007, and was responsible for directing its operations and developing and executing its strategies as Chief Executive Officer from 1997 to 2018, a tenure that is longer and substantially more involved in Company matters than that of any other individual. The Board believes that Mr. Marcus’s leadership skills have been critical to the growth and success of the Company.
Lead Director and Presiding Director for Executive Sessions
Steven R. Hash, the Lead Director and an independent director, is the presiding director for all executive sessions of the independent directors. In the event that Mr. Hash is not available for any reason to preside over an executive session of the independent directors, the remaining independent directors will designate another independent director to preside over any executive session. As Lead Director, Mr. Hash’s duties, responsibilities, and authority include the following:
•Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors or the independent directors, as the case may be;
•Providing input regarding information sent to the Board and the agenda for board meetings to ensure that there is sufficient time for discussion of all agenda items;
•Having the authority to call meetings of the independent directors;
•Making himself available for consultation and direct communication with the Company’s stockholders upon request; and
•Fulfilling such other duties and responsibilities as the Board may determine from time to time.
The Board’s Role in Corporate Strategy
The Board and its committees are actively involved in overseeing, reviewing, and guiding the Company’s corporate strategy. In addition to business performance, opportunities, and risks, the Board also discusses long-range strategic issues, including corporate and regional growth, multiyear plans, investments, and capital allocation, including with management formally and informally, and during executive sessions of the Board as appropriate. The Board also seeks to ensure it has appropriate processes in place to enable directors to contribute effectively to discussions regarding corporate strategy and risk, including through robust director onboarding, orientation, continuing education, and industry and business updates. In support of this ongoing education, directors also receive periodic briefings on emerging regulatory, technological, and industry developments, as well as updates on data privacy, and other evolving risk considerations, that may influence the Company’s strategic planning and long‑term results. Updates on cybersecurity risk matters are provided to the Audit Committee, consistent with its oversight responsibilities.
The Board’s Role in Risk Oversight
The Board oversees the management of the Company’s risks, focusing on the Company’s overall risk management strategy, degree of tolerance for risk, and the steps taken by management to mitigate the Company’s risks on a day-to-day basis. To support this responsibility, the Board receives frequent briefings from senior management regarding emerging risks, mitigation strategies, cross‑functional risk assessment results, and updates to the Company’s enterprise risk management framework and key risk management initiatives, including oversight of the Company’s allocation of capital and real estate development‑related risks.
The Board reviews information regarding the Company’s credit, liquidity, and operations, including the risks associated with each, as well as cybersecurity and climate‑related risks. To enhance its oversight effectiveness, all directors

2026 Proxy Statement	18
CORPORATE GOVERNANCE MATTERS (continued)
and executive leaders periodically participate in a comprehensive risk‑management training program, led by external experts and internal subject‑matter leaders, covering legal, regulatory, technological, and operational developments relevant to the business. Throughout the year, the Company supplements this with topic‑specific sessions to ensure the Board remains current on evolving risks, including technology‑driven and regulatory developments affecting the life science and real estate sectors.
The Board’s oversight also includes visibility into management’s cybersecurity risk-management practices, including the development and enhancement of internal controls and company-wide security measures designed to prevent, detect, and mitigate cyber incidents, and well-defined processes for escalating such events to senior management. The Board also receives updates on efforts to strengthen network and property-level systems.
The Audit Committee oversees the management of financial and other systemic risks, including cybersecurity and climate-related risks, and conducts regular discussions with management regarding significant financial and operational risk exposures, receiving regular updates on cybersecurity threat trends, preparedness, and response protocols.
The Nominating & Governance Committee oversees risks associated with the structure and composition of the Board, potential conflicts of interest, and the Company’s overall corporate governance structures and procedures. The Compensation
Committee oversees the management of risks relating to the Company’s personnel, including executive compensation plans and arrangements, as well as matters related to talent management. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed about such risks , and reviews and approves significant updates to the Company’s risk management policies and practices as part of its overall oversight of long‑term strategy and material business risks.
Audit Committee
The Audit Committee consists of Directors Klein (Chair), Hash, McGrath, and Woronoff. The Audit Committee held eight meetings during 2025. Each member has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards and applicable law. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants that audit the
Company’s financial statements, and of the Company’s internal audit function. In addition, the Audit Committee discusses the scope and results of the audit with the independent registered public accountants, reviews the Company’s interim and year-
end operating results with management and the independent registered public accountants, considers the adequacy of the
Company’s internal accounting controls and audit procedures, and preapproves all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The limitations inherent in the oversight role of a committee of the Board, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented. The Audit Committee also reviews and recommends to the Board any changes that may be required to the Company’s Business Integrity Policy (described further under “Business Integrity Policy” on page 13). The charter of the Audit Committee is available at https://investor.are.com/corporate-governance/disclosure.
Nominating & Governance Committee
The Nominating & Governance Committee consists of Directors Cain (Chair), Freire, and Woronoff, each of whom has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards. In
2025, the Nominating & Governance Committee held five meetings and took action on one occasion by unanimous written consent. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the
Board with respect to corporate governance policies, reviewing and recommending changes to our Corporate Governance
Guidelines, and deciding whether to approve related-person transactions. As we describe in more detail under “Board
Composition and Nomination Process” above, the Nominating & Governance Committee recommends candidates to the Board for nomination for election as directors of the Company. The Nominating & Governance Committee also recommends candidates for appointment as members of the committees of the Board. The charter of the Nominating & Governance
Committee is available at https://investor.are.com/corporate-governance/disclosure.
Compensation Committee
The Compensation Committee consists of Directors Hash (Chair), Cain, and Klein, each of whom has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards. In 2025, the
Compensation Committee held six meetings and took action on 10 occasions by unanimous written consent. The
Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s equity and other incentive plans. The charter of the Compensation Committee is available at https://investor.are.com/corporate-governance/disclosure.

2026 Proxy Statement	19
CORPORATE GOVERNANCE MATTERS (continued)
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee in 2025 had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Exchange Act.
Life Science Committee
The Life Science Committee consists of Directors Freire (Chair), Aldridge, Cain, Marcus, McGrath, and Woronoff,
each of whom (other than Mr. Marcus) has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards. Mr. Marcus is not considered to be an independent director under the applicable NYSE listing standards. The Life Science Committee is not mandated by the applicable NYSE listing standards and is thus not required to consist entirely or primarily of independent directors. The Board determined to include Mr. Marcus due to his long, close, and real-time experience and familiarity with key industry participants and developments and his ability to liaise with these participants and the Company’s in-house science team on a regular basis. The Life Science Committee held one meeting in 2025.
The primary purpose of the Life Science Committee is to inform and advise the Board on current trends in the life science, agtech, and technology industries, including key policy changes, capital markets, regional cluster updates, and other strategic initiatives that impact the Company’s real estate business. With rapidly developing scientific and technological breakthroughs on the one hand, and with increasing scrutiny from the capital markets, private investors, policymakers, and other stakeholders on the other, it is critical that the Board be kept well informed about external factors that could impact the
Company’s world-class business platform. The Board also recognizes that companies in the Company’s key markets have specialized needs that extend beyond traditional office and laboratory space, as the Company creates and grows ecosystems and clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition. As life science industry sectors continue to converge, it will also be a key role of the Life
Science Committee to help guide the Board on new ways to capitalize on their intersection in order to continue to capture the highest-quality tenant base and deliver mission-critical spaces for these companies to succeed. The Life Science Committee works closely with the Company’s internal life science professionals to accumulate the market knowledge and technical intelligence necessary to advise the Board and guide the Company’s strategy in this area.

2026 Proxy Statement	20

PROPOSAL 1 — ELECTION OF DIRECTORS
Stockholders will be asked at the 2026 Annual Meeting to consider and vote upon the election of eight directors who will constitute the full Board. Each elected director will hold office until the next annual meeting of stockholders and until each director’s successor is duly elected and qualifies or until his or her earlier resignation or removal. If, for any reason, any nominee becomes unavailable to serve — an event the Board does not anticipate — proxies will be voted for the election of the person, if any, designated by the Board to replace the unavailable nominee.
The following eight persons have been nominated by the Board for election to the Board: Joel S. Marcus, Steven R.
Hash, Claire Aldridge, PhD, Ambassador James P. Cain, Maria C. Freire, PhD, Richard H. Klein, Sheila K. McGrath, and
Michael A. Woronoff. All the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.
Required Vote and Board’s Recommendation
Pursuant to our Bylaws, each director nominee will be elected at the 2026 Annual Meeting if he or she receives the affirmative vote of a majority of the total votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee).
Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee must promptly tender his or her offer to resign to the Board for its consideration. The
Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board whether to accept the offer to resign. Thereafter, the Board will decide whether to accept the offer to resign and will publicly disclose its decision.
The Board unanimously recommends a vote FOR each of the named nominees.

2026 Proxy Statement	21

DIRECTORS AND EXECUTIVE OFFICERS
Background of Directors
This section sets forth certain information concerning the nominees to the Board, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board to the conclusion that he or she should serve as a director; additionally, the Board believes that all its director nominees have reputations for integrity, honesty, and adherence to high ethical standards and that each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the
Company and the Board.

Name	Age	Position
Joel S. Marcus ....................................................	78	Executive Chairman and Founder of the Company
Steven R. Hash ...................................................	61	Lead Director
Claire Aldridge, PhD ...........................................	56	Director
James P. Cain .....................................................	68	Director
Maria C. Freire, PhD ..........................................	71	Director
Richard H. Klein ..................................................	70	Director
Sheila K. McGrath ..............................................	61	Director
Michael A. Woronoff ...........................................	65	Director

2026 Proxy Statement	22
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joel S. Marcus, JD, CPA, is the full-time Executive Chairman and Founder of Alexandria, a real estate investment trust (REIT) that pioneered life science real estate and transformed it from a specialty niche to a mainstream asset class. Alexandria is the preeminent, largest, and longest-tenured owner, operator, and developer uniquely focused on collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations. Prior to April 2018, Mr. Marcus served as the company’s Chairman,
Chief Executive Officer, and President.
Since co-founding the company in 1994 as a garage startup with $19 million in Series A capital,
Mr. Marcus has led the remarkable growth of Alexandria into an S&P 500® company and the leading
REIT focused on the life science industry, with a total market capitalization of $20.75 billion and an operating asset base in North America of 35.9 million RSF as of December 31, 2025. Alexandria was named the NAIOP 2019 Developer of the Year and has earned seven Gold and eight overall Nareit
Investor CARE (Communications and Reporting Excellence) Awards in recognition of superior investor communications among REITs. The company has been named by Newsweek as one of America’s Most
Charitable Companies in 2026, one of the Most Trustworthy Companies in America for four consecutive years from 2023 to 2026, and one the World’s Most Trustworthy Companies in 2024 and 2025,
reinforcing Alexandria’s standing as the most trusted brand in life science real estate. In addition, Mr.
Marcus received the inaugural Bisnow Life Sciences Icon & Influencer Award in September 2024. This
prestigious award highlights Mr. Marcus and Alexandria’s significant long-term contributions to and lasting impact on the life science real estate sector and broader life science industry. He was also named one of Real Estate Forum’s 2017 Best Bosses in commercial real estate and was previously a recipient of the EY Entrepreneur Of The Year Award (Los Angeles – Real Estate).
Mr. Marcus has led the Company’s efforts to build the largest and most creditworthy tenant base in the life science real estate industry by cultivating a highly diversified roster of leading, investment-
grade and publicly-traded large-cap organizations. These tenants recognize the advantages of
Alexandria’s specialized, mission-critical infrastructure in supporting their advanced scientific research.
Alexandria’s sector-leading tenant roster includes many of the world’s most sophisticated and well-
capitalized biopharmaceutical and life science innovators, including Eli Lilly, Novartis, Bristol Myers
Squibb, Sanofi, AstraZeneca, and Merck, each of whom entrusts Alexandria with the long-term occupancy of their most essential R&D facilities. In 2025, under Mr. Marcus’s leadership, the Company secured long-term leases with a weighted-average lease term of approximately 12 years, including the largest life science lease in Company history: a 16-year build-to-suit lease expansion aggregating
466,598 RSF for Novartis, a long-standing multinational pharmaceutical tenant, at the Campus Point by
Alexandria Megacampus in our University Town Center submarket. Taken together, Alexandria’s premier tenant composition and long-duration leasing activity continue to translate directly into durable, high‑quality cash flows. As of December 31, 2025, investment-grade or publicly-traded large-cap tenants accounted for 84% of annual rental revenue from Alexandria’s top 20 tenants and 53% of total annual rental revenue. The Company has maintained strong rent collections, even through periods of macroeconomic volatility, demonstrating the stability and resilience of these relationships.
The strength of Alexandria’s tenants is further reflected in their scientific achievements: nearly half of all FDA approved therapies over the past decade were developed by companies located within
Alexandria’s campuses, underscoring not only the financial strength of Alexandria’s tenants but also their profound impact on global biomedical innovation.
Collectively, these accomplishments highlight how Mr. Marcus’s vision and disciplined execution have positioned Alexandria as the landlord of choice for the most influential and mission-driven innovators in life sciences. His leadership has built not only the largest, but also the most creditworthy and mission-critical tenant base in the life science real estate industry, reinforcing Alexandria’s standing as the premier life science real-estate platform and the anchor infrastructure provider to the world’s leading R&D institutions.
During Mr. Marcus’s more than three decades leading Alexandria, he has built a best-in-class company with a differentiated business model and a unique mission ― to create and grow life science ecosystems and clusters to advance human health ― that continue to distinguish Alexandria from all other REITs. Guided by Alexandria’s important mission, Mr. Marcus established four strategic and integrated verticals encompassing real estate, venture investments, thought leadership, and corporate responsibility that together catalyze life-changing innovation and drive positive change for the benefit of human health and society. Mr. Marcus has proven management and leadership skills.

2026 Proxy Statement	23
DIRECTORS AND EXECUTIVE OFFICERS (continued)

In recognition of the company’s outstanding track record across all aspects of its one-of-a-kind, mission-driven business, renowned author and business strategist Jim Collins has said, “Alexandria has achieved the three outputs that define a great company: Superior Long-Term Results, Distinctive Impact, and Lasting Endurance.”
Mr. Marcus accelerated Alexandria’s extraordinary growth through the tremendous execution of its visionary ecosystem-building and cluster development strategy in key locations, including Greater
Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York
City. He also founded and continues to lead Alexandria Venture Investments, the company’s strategic venture capital platform. Since the platform’s inception in 1996, it has actively invested in disruptive life science companies that are advancing transformative new modalities, platforms, and innovative medicines to meaningfully improve human health. Mr. Marcus introduced the company’s thought leadership vertical in 2011, when he co-founded the renowned Alexandria Summit®. Established to serve as a highly collaborative, neutral platform, the Alexandria Summit convenes a world-class network of visionary stakeholders to explore the most important issues facing human health and leverage its powerful collective voice to foster impactful collaborations and shape policy.
Mr. Marcus leads Alexandria’s pioneering corporate responsibility initiatives, which aim to develop and implement scalable, long-term solutions to some of the nation’s most urgent challenges, including disease and other threats to human health, hunger and food insecurity, deficiencies in support services for the military and their families, education disparities, and the mental health crisis. He has been deeply engaged with several highly impactful local and national non-profit organizations for many years, including through his service on the board of directors of the Emily Krzyzewski Center, National
Medal of Honor Museum, Navy SEAL Foundation, and TOPGUN Association.
Prior to co-founding Alexandria, Mr. Marcus had an extensive legal career specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions. During that time, he acquired expertise in the biopharmaceutical industry and was one of the principal architects of Kirin-
Amgen, Inc., the trailblazing biotechnology joint venture established in 1984. He was also a practicing certified public accountant and tax manager with Arthur Young & Co., where he focused on the financing and taxation of REITs. Mr. Marcus served on the board of directors of Intra-Cellular Therapies, Inc. from
2006 until its acquisition by Johnson & Johnson in 2025. Mr. Marcus received his undergraduate and
Juris Doctor degrees from the University of California, Los Angeles.

2026 Proxy Statement	24
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Steven R. Hash has served as a director since December 2013 and has served as Lead
Director since March 2016. Mr. Hash is the prior President and Chief Operating Officer, and Co-Founder of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics, and Washington policy sectors, which he co-founded in 2012 and for which he served as the President and Chief Operating Officer until April 2020, and as a consultant until
December 2020. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman
Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of
Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and
Senior Equity Research Analyst from 1993 to 1999. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co.
He has served as a director of The Macerich Company (NYSE: MAC) since May 2015 (and is currently
Non-Executive Chairman of the board of directors), as the lead director of Nuveen Global Cities REIT,
Inc., a non-traded REIT, since January 2018, and as a director of DiamondPeak Holdings Corp.
(NASDAQ: DPHC) from February 2019 to October 2020. Mr. Hash received a Bachelor of Arts degree in
Business Administration from Loyola University and a Master of Business Administration degree from the
Stern School of Business at New York University.
Mr. Hash’s qualifications to serve on the Board include his financial expertise and extensive knowledge of the real estate industry, which he acquired from various positions, including his former positions as Global Head of Real Estate Investment Banking with Lehman Brothers (and its successor,
Barclays Capital) and President and Chief Operating Officer of Renaissance Macro Research, LLC.

Maria C. Freire, PhD, has served as a director since April 2012. Dr. Freire is Founder and
Principal of The Freire Group, a strategic advisory firm serving life sciences organizations. She currently serves on the boards of Biogen (NASDAQ: BIIB), Exelixis, Inc. (NASDAQ: EXEL), and Keystone
Symposia on Molecular and Cell Biology. On February 11, 2026, Dr. Freire was elected to serve as Chair of the Board of Directors of Biogen effective following Biogen’s 2026 annual meeting of stockholders in
June 2026. She is a member of the U.S. National Academy of Medicine and the Council on Foreign
Relations. Dr. Freire is a senior life sciences executive with a proven record of leading and governing complex, mission-critical organizations across biotechnology and global health. Dr. Freire brings expertise in drug development, biomedical innovation, technology commercialization, and science policy, with a focus on disciplined strategy, long-term value creation, and patient-centric outcomes. Dr. Freire served as President and Executive Director of the FNIH from 2012 to 2021, where she led a
Congressionally authorized organization that builds and manages large-scale public-private partnerships advancing research and clinical development across oncology, neurodegenerative diseases, autoimmune disorders, and infectious diseases. Earlier, as President and Chief Executive Officer of the
Global Alliance for TB Drug Development (TB Alliance), she built and led a sustainable drug development organization, spearheading the advancement of pretomanid from preclinical research to clinical trials.
Pretomanid is now approved for the treatment of multidrug-resistant tuberculosis. Dr. Freire also served as President and as a member of the board of directors of the Albert and Mary Lasker Foundation, stewarding the internationally recognized Lasker Awards and advocating for sustained investment in biomedical research. Earlier in her career, she directed the Office of Technology Transfer at the National
Institutes of Health and served as a commissioner on the World Health Organization’s Commission on
Intellectual Property Rights, Innovation and Public Health. Her awards include the Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Flemming Award, the
Bayh-Dole Award, the 2017 Washington Business Journal's “Women Who Mean Business” Award, the
2017 Gold Stevie Award for “Woman of the Year,” and NonProfit PRO’s 2019 “Executive of the Year”
Award. Dr. Freire holds a PhD in Biophysics from the University of Virginia and a Bachelor of Science degree from Universidad Peruana Cayetano Heredia in Lima, Peru.

2026 Proxy Statement	25
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Claire Aldridge, PhD, has served as a director since March 2025. Dr. Aldridge currently serves on the Scientific Advisory Board of Colossal Biosciences Inc., Form Bio, Inc. and Exin Therapeutics and
on the board of directors of 4E Therapeutics, Inc. and InterAct Therapeutics. Previously, Dr. Aldridge was
the Chief Strategy Officer of Form Bio, Inc., the first spinout from the de-extinction and biodiversity company Colossal Biosciences Inc., from July 2022 to August 2024. At Form Bio, Inc., Dr. Aldridge led
the integration of artificial intelligence (AI) and machine learning into genomic analysis and advanced therapeutics programs, such as gene therapy, biological sequence alignment, and directed evolution to accelerate the development of safe and effective new medicines. She also oversaw the generation of vast proprietary datasets needed to train sophisticated AI models. Dr. Aldridge also previously served as
Senior Vice President, Chief of Staff and Business Operations at Taysha Gene Therapies, Inc.
(NASDAQ: TSHA) from July 2021 to April 2022; as Associate Vice President of Commercialization and
Business Development at The University of Texas Southwestern Medical Center from April 2019 to
February 2021; and as Vice President, Venture Development at Remeditex Ventures from July 2011 to
April 2019. Dr. Aldridge sits on the Product Development Advisory Committee of the Cancer Prevention
and Research Institute of Texas (CPRIT), the $6 billion state agency established to help Texans conquer cancer through research, prevention, and commercialization. She is also a founding advisor for Nucleate
Texas, a non-profit organization empowering the next generation of biotechnology leaders. Additionally, she participates in Duke University’s Entrepreneurial Leaders Network, which consists of a select group of Duke students and alumni who are focused on translating Duke discoveries into innovative startups, and is Past Chair of the Industrial Advisory Board of the Department of Bioengineering at The University
of Texas at Dallas. In April 2023, Dr. Aldridge was named one of Forbes’ 10 women leading the synthetic biology revolution. Dr. Aldridge received her PhD from Duke University in the Department of Immunology and the Program in Genetics and Genomics and her Bachelor of Science degree in Biomedical Science from Texas A&M University.
Dr. Aldridge brings significant experience applying AI, machine learning, and computational technologies to scientific and therapeutic innovation. At Form Bio, she advanced computational frameworks for large scale genomic analysis and oversaw platforms supporting synthetic biology, genomic engineering, and other data intensive R&D. Her expertise includes developing AI-enabled analytical systems used in comparative genomics, gene therapy, and biotechnology programs; evaluating the digital and infrastructure needs of emerging biotechnology ecosystems; and applying computational tools to accelerate scientific and operational decision-making across the drug development lifecycle.
Her expertise in AI-driven genomic analysis, data architecture, and computational biology strengthens the Board’s oversight of technology trends affecting the life science and technology sectors.
This experience is particularly relevant to genomics, synthetic biology, advanced biomanufacturing, and
AI-enabled R&D environments central to the innovation ecosystems served by Alexandria.
Dr. Aldridge’s background aligns with Alexandria’s focus on supporting the increasingly computational and AI-enabled nature of life science R&D. Her insight into how AI is transforming scientific workflows and shaping tenant infrastructure requirements enhances the Board’s ability to evaluate emerging technology trends, data-intensive tenant needs, and related innovation, risk, and governance considerations.
She also strengthens Board oversight of Alexandria’s internal generative AI initiatives, through which the Company is evaluating and implementing AI-enabled solutions that enhance productivity, operational efficiency, and enterprise performance across key business functions. Her background further supports the Company’s efforts to responsibly implement AI and to shape a technology strategy that advances long‑term objectives and responds to the evolving needs of Alexandria and its tenant base.
Dr. Aldridge’s qualifications to serve on the Board include her 25 years of experience in the biotechnology and life science industries, her venture capital investment expertise, and her leadership in integrating AI and machine learning into genomic analysis and advanced therapeutics programs.

2026 Proxy Statement	26
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Ambassador James P. Cain has served as a director since December 2015. He is the
Managing Partner of Cain Global Partners, LLC, a company that provides a vital link between the developed and emerging markets of the world by utilizing its network of diplomatic, political, and corporate resources. As a partner at Cain Global Partners, Ambassador Cain works with North American and European companies to expand their operations into international markets (such as Asia, Latin
America, Eastern Europe, and the Middle East), as well as to support economic development and public policy interests. His career has spanned the fields of leadership, law, business, sports, and international diplomacy, and he has mastered the skills of building lasting relationships as well as strong ecosystems.
Ambassador Cain’s unique combination of expertise and passion for business and leadership has been instrumental in his role in developing the Research Triangle Park innovation cluster. For 20 years,
Ambassador Cain was a partner at the international law firm of Kilpatrick Townsend & Stockton LLP
(formerly known as Kilpatrick Stockton), where he co-founded the firm’s Raleigh office in 1985. He continues to serve as counsel to Kilpatrick Townsend & Stockton. From 2000 to 2002, Ambassador Cain
served as the President and Chief Operating Officer of the NHL Carolina Hurricanes and its parent company, Gale Force Holdings. Later, during his tenure as the U.S. Ambassador to Denmark, a position for which he was nominated by President George W. Bush on June 30, 2005 (to serve until January
2009), Ambassador Cain called upon not only his leadership and relationship-building skills but also his experience from his time working with the Carolina Hurricanes. As Ambassador, he oversaw the 13 agencies of the American government that composed the U.S. Embassy in Copenhagen, where he focused his energies on areas of national security, counter-terrorism, energy security, commerce, and investment. He received his Bachelor of Arts and Juris Doctor degrees from Wake Forest University.
Ambassador Cain’s qualifications to serve on the Board include his extensive leadership and relationship-building skills, which he acquired from various positions, including his current position as managing partner of Cain Global Partners, LLC, his former positions as a partner at
Kilpatrick Townsend & Stockton LLP and U.S. Ambassador to Denmark, as well as his broad management, legal, and business experience.

Richard H. Klein, CPA, has served as a director since December 2003. Mr. Klein has a diverse background spanning more than 40 years as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. He currently serves as Executive Vice
President & Chief Financial Officer of Industrial Realty Group, LLC, a privately held owner and developer of commercial and industrial properties with a 110 million SF portfolio located throughout the United
States. From 2012 to 2015, Mr. Klein served as an independent business consultant. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, which provided culinary education services and experiences and for which he served as Chief Executive Officer through 2011. From 1984 to 2000,
Mr. Klein was with Ernst & Young LLP and a predecessor firm, Kenneth Leventhal & Company. From
1978 to 1983, Mr. Klein provided tax consulting and auditing services for PwC. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial
Restructuring and Insolvency Practice, and the Public Relations and Practice Development Department.
Mr. Klein is a certified public accountant in the State of California. He received his Bachelor of Science degree in Accounting and Finance from the University of Southern California.
Mr. Klein’s qualifications to serve on the Board include his extensive experience and knowledge of the real estate industry, and REITs in particular, and the accounting and financial expertise he developed as a certified public accountant and partner of Ernst & Young LLP.

2026 Proxy Statement	27
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Sheila K. McGrath has served as a director since December 2023. Ms. McGrath was a senior managing director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and
Mexican real estate investment vehicles, or FIBRAs, from 2012 until 2022. Prior to joining Evercore ISI, she was managing director and sector head for REIT research at Keefe, Bruyette & Woods for five years and was a member of the firm’s Research Review Committee and Leadership Committee. Between 1994
and 2007, Ms. McGrath covered REITs and real estate operating companies as an equity research analyst at several firms, including Smith Barney and UBS. She began her career as a commercial real estate appraiser valuing various commercial real estate properties across most property sectors and conducting feasibility studies for new development projects. Ms. McGrath is currently a director at Granite
Point Mortgage Trust Inc. (NYSE: GPMT), Mid-America Apartment Communities Inc. (NYSE: MAA), and
New Mountain Net Lease Trust. She is also an active member of Nareit, where she currently serves on the Advisory Board of Governors and the Real Estate Investment Advisory Council and previously served on the Best Financial Practices Council. Ms. McGrath also serves on the board of advisors of the Rutgers
Business School’s Center for Women in Business, of which she was a founding member. She received her Bachelor of Arts degree in Economics from Lafayette College and her Master of Business
Administration degree in Finance from Rutgers University.
Ms. McGrath’s qualifications to serve on the Board include her technical financial expertise and broad base of experience in the real estate industry, including her extensive knowledge in equity REITs and commercial real estate, which she acquired from various positions, including her most recent position as a senior managing director at Evercore ISI. She also serves on the board of directors of commercial real estate finance company Granite Point Mortgage Trust Inc. and on several advisory boards of Nareit.

Michael A. Woronoff has served as a director since July 2017. From April 2019 until January
2026, Mr. Woronoff served as a partner of Kirkland & Ellis LLP, where he advised clients on a variety of corporate and securities law matters, including SEC reporting obligations, corporate governance, and strategic alliances. The Daily Journal named him nine times as one of the “Top 100 Lawyers in
California.” Prior to joining K&E in 2019, Mr. Woronoff was a partner of Proskauer Rose LLP, head of
Proskauer’s Los Angeles office, co-head of its international Private Equity/M&A group, and a member of the firm’s executive committee. Prior to joining Proskauer in 2004, Mr. Woronoff co-founded and was a principal of Shelter Capital Partners, a Southern California-based private equity fund that invested in technology and technology-enabled businesses. Prior to joining Shelter in 2000, Mr. Woronoff was a partner of Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law for 15 years. For over 20 years, he has lectured at UCLA’s School of Law, where he developed and teaches the popular course, “Venture Capital and the Start-Up Company.” Mr. Woronoff serves as a member of the Board of Trustees of Commentary magazine; a director and Chair of the finance committee of the non-profit Alliance College-Ready Public Schools Foundation; a member of the
Leadership Cabinet of the Board of Governors of Cedars-Sinai, a non-profit academic healthcare organization; and a Business Fellow of the Mitchell E. Daniels, Jr. School of Business at Purdue
University. He received a Juris Doctor degree from the University of Michigan Law School and both a
Master of Science in Industrial Administration and a Bachelor of Science in Industrial Management from
Purdue University.
Mr. Woronoff’s qualifications to serve on the Board include his management and financial expertise and extensive knowledge of the corporate and securities law, SEC reporting, corporate governance, and strategic alliances, which he acquired from various positions, including his former positions as a partner of K&E, Proskauer, and Skadden, and, as a principal of Shelter. He has also served on the boards of directors of several start-up and emerging companies, including AccessDNA,
TransDimension, and u-Nav Microelectronics.

2026 Proxy Statement	28
DIRECTORS AND EXECUTIVE OFFICERS (continued)
Background of Executive Officers
This section sets forth information regarding our executive officers as of April 1, 2026.

Name	Age	Position	Years With the Company
Joel S. Marcus .........................	78	Executive Chairman and Founder	32
Peter M. Moglia ........................	59	Chief Executive Officer and Chief Investment Officer	28
Marc E. Binda ..........................	50	Chief Financial Officer and Treasurer	21
Hunter L. Kass .........................	43	Co-President and Regional Market Director – Greater Boston	8
John Hart Cole .........................	40	Co-President and Co-Regional Market Director – Seattle	11
Joseph Hakman .......................	55	Co-Chief Operating Officer and Chief Strategic Transactions Officer	19
Lawrence J. Diamond .............	67	Co-Chief Operating Officer and Regional Market Director – Maryland	27
Blake L. Stevens......................	43	Executive Vice President – Regional Market Director – Research Triangle	9
Bret E. Gossett ........................	60	Executive Vice President – Co-Regional Market Director – San Diego	19
Jesse J. Nelson .......................	44	Executive Vice President – Regional Market Director – San Francisco	10
Joshua J. Mitchell ....................	37	Executive Vice President – Regional Market Director – New York	3
Michael E. Boss .......................	43	Executive Vice President – Co-Regional Market Director – San Diego	7
Hallie E. Kuhn ..........................	39	Executive Vice President – Capital Markets and Co-Lead – Life Science	7
Jenna R. Foger ........................	41	Executive Vice President – Co-Lead – Life Science	12
Jackie B. Clem .........................	57	General Counsel and Secretary	20
Andres R. Gavinet ...................	57	Chief Accounting Officer	13
Orraparn C. Lee .......................	43	Executive Vice President – Accounting	16
Kristina A. Fukuzaki-Carlson .	51	Executive Vice President – Business Operations	20
Madeleine T. Alsbrook ............	43	Executive Vice President – Talent Management	14
Gregory C. Thomas ................	62	Executive Vice President – Chief Technology Officer	7
Gary D. Dean ...........................	54	Executive Vice President – Real Estate Legal Affairs	21

2026 Proxy Statement	29
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joel S. Marcus – Refer to “Background of Directors” above.

Peter M. Moglia has served as Chief Executive Officer since July 2022 and as Chief Investment
Officer since September 2023. He previously served as Co-Chief Executive Officer from April 2018 through July 2022, as Co-Chief Investment Officer from May 2018 through September 2023, and as
Chief Investment Officer from January 2009 through April 2018, and has been serving the Company in many important capacities since April 1998. From April 2003 through December 2008, he was responsible for the management of the Company’s Seattle region asset base and operations. From 1998 to 2003, Mr. Moglia’s responsibilities were focused on underwriting, acquisitions, and due diligence activities. Prior to joining the Company, he served as an Analyst for Lennar Partners, Inc., a diversified real estate company, where his responsibilities included underwriting and structuring direct and joint venture real estate investments. Mr. Moglia began his real estate career in the Management Advisory
Services group within the Kenneth Leventhal & Co. Real Estate Group, where he spent six years providing valuation, feasibility, financial modeling, and other analytical services to real estate developers, financial institutions, pension funds, and government agencies. Mr. Moglia serves on the Nareit Advisory
Board of Governors and on the boards of Team Prime Time and Chaminade College Preparatory. He
received his Bachelor of Arts degree in Economics from the University of California, Los Angeles.

Marc E. Binda has served as Chief Financial Officer since September 2023 and Treasurer since April 2018. Mr. Binda previously served as Executive Vice President – Finance from June 2019 to
September 2023, Senior Vice President – Finance from April 2012 to June 2019, and in other capacities from January 2005 to April 2012. Since joining the Company, Mr. Binda has served in a variety of positions of increasing responsibility within the finance and accounting functions. Mr. Binda oversees the
Company’s treasury strategies and risk management, financial projections, capital planning, debt financing, and other capital market transactions and provides business and technical advice on unique and complex real estate, joint venture, and leasing transactions. Prior to joining the Company, Mr. Binda was a Financial Reporting Manager at Watt Centro Management JV, LP (“Watt”), where he was responsible for accounting, finance, and treasury matters, REIT compliance, debt compliance, and U.S.
and Australian GAAP reporting. Prior to joining Watt, Mr. Binda was a manager in Ernst & Young LLP’s
Real Estate Advisory Business Services group, where he served three publicly traded REITs and other public and private companies. Mr. Binda is a certified public accountant and received his Bachelor of
Science degree in Accounting from California Lutheran University.

Hunter L. Kass has served as Co-President and Regional Market Director – Greater Boston
since September 2023. Mr. Kass previously served as Executive Vice President – Regional Market
Director – Greater Boston from January 2021 to September 2023 and as Senior Vice President –
Strategic Market Director – Greater Boston from October 2019 to January 2021, and he has been with the Company since 2018. In these roles, Mr. Kass has been focused on the Company’s strategic growth through leadership of the Greater Boston development team and acquisitions and transactions, responsible for the management of the Company’s Greater Boston region asset base and operations, and been involved with joint ventures, financing, leasing, and other strategic opportunities outside the
Greater Boston region. Prior to joining the Company, Mr. Kass worked at MIT’s Endowment (“MITIMCo”)
as a Senior Investment Associate, then a Senior Real Estate Officer, and ultimately an Associate Director in the Transaction Group of the Direct Real Estate Team. During his six-year tenure at MITIMCo, Mr.
Kass was a leader in the team that executed over 1 million SF of leasing, completed multiple capital market transactions that in total exceeded $2 billion, and supported the entitlement and permitting of several million SF in Cambridge, Massachusetts. Mr. Kass received his Bachelor of Arts degree from the
University of Virginia, a Master of Business Administration from Babson College, and a Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

2026 Proxy Statement	30
DIRECTORS AND EXECUTIVE OFFICERS (continued)

John Hart Cole has served as Co-President since January 2026 and as Co-Regional Market
Director – Seattle since January 2024. Mr. Cole previously served as Executive Vice President – Capital
Markets/Strategic Operations from January 2024 to December 2025, Senior Vice President – Strategic
Market Director – Seattle from October 2017 to December 2023 and as Vice President – Strategic
Operations from March 2015 to October 2017. In his role as Co-Regional Market Director – Seattle, Mr.
Cole focuses on the strategic growth of the Greater Seattle region, leading key acquisition and disposition initiatives, strategic development projects, and mission-critical asset management and operations, as well as supporting the region’s leasing efforts. Mr. Cole is also involved with corporate operational and capital allocation initiatives, including investor relations, acquisitions and dispositions, and capital markets management. Prior to joining Alexandria, Mr. Cole served as the Director of
Operations for Surgical Care Affiliates (SCA), now a division of Optum. At SCA, he led the company’s surgical hospital division, which accounted for over $30 million in annual earnings for the company and its various partnerships. During his tenure as Director, Mr. Cole was responsible for all aspects of the division’s field operations, including managing top-line growth through strategic partnership development, acquisitions, active local partnership management, and systems development and application to optimize operations. He began his career as an analyst at Simon Property Group in Indianapolis. Mr. Cole received his Master of Business Administration degree with a focus on Finance from the University of
Kentucky and his Bachelor of Science degree in Finance/Real Estate from Indiana University.

Joseph Hakman has served as Co-Chief Operating Officer since July 2020 and as Chief
Strategic Transactions Officer since June 2019. Mr. Hakman previously served as Senior Vice President
– Strategic Transactions from January 2016 to June 2019, as Vice President – Strategic Transactions
from January 2013 to December 2015, as Assistant Vice President – Due Diligence & Financial Analysis
from June 2009 to December 2012, and as Senior Director – Due Diligence & Financial Analysis from
December 2006 to June 2009. At the Company, Mr. Hakman oversees property acquisitions and dispositions, due diligence activities, financial underwriting, and secured debt placement and contributes to the development of the strategy and business plan for each asset. Before joining the Company, Mr.
Hakman was part of the Commercial Real Estate Finance Group at Colliers International. In this capacity, he was responsible for financial and project feasibility analyses, investment sales activities, and commercial real estate transaction structuring. Previously, Mr. Hakman was a Senior Consultant at PwC,
where he headed a team that was responsible for performing due diligence with respect to the acquisition of commercial property and the securitization of loan portfolios. Prior to PwC, he was in the asset management division at American Realty Advisors, where he was responsible for the asset management of office, industrial, and land assets nationally. Mr. Hakman received his Bachelor of Science degree in
Business Administration from Pepperdine University.

Lawrence J. Diamond has served as Co-Chief Operating Officer since April 2018 and as
Regional Market Director – Maryland since July 2005. Mr. Diamond previously served as Vice President
– Asset Services, Mid-Atlantic Region from January 2000 to June 2005 and as Assistant Vice President –
Asset Services from November 1998 to December 1999. Throughout his tenure with the Company, Mr.
Diamond has been responsible for the management of the Company’s Maryland region asset base and operations. From January 1994 to November 1998, Mr. Diamond served as Director of Facility Services for Manor Care, Inc., where he was responsible for management of corporate real estate. From 1980 to
1994, Mr. Diamond’s real estate career was focused on regional Maryland management firms, starting with B.F. Saul Company. He has gained expertise in all phases of property management, accounting, leasing, and construction services. He previously served on Maryland’s Life Sciences Advisory
Board. Mr. Diamond received his Bachelor of Science degree in Accounting/Business Administration from
Frostburg State University.

2026 Proxy Statement	31
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Blake L. Stevens has served as Executive Vice President – Regional Market Director –
Research Triangle since January 2026. Dr. Stevens previously served as Senior Vice President –
Regional Market Director – Research Triangle from May 2025 to December 2025, Strategic Market
Director – Research Triangle from July 2024 to May 2025, and has held several senior leadership roles since joining the Company in April 2017, including General Manager - LaunchLabs and Vice President –
Science & Technology and Head of Alexandria LaunchLabs – Research Triangle as part of Alexandria
Venture Investments, the Company’s strategic venture capital platform. As Regional Market Director, Dr.
Stevens leads Alexandria’s Research Triangle real estate portfolio, focusing on strategic growth, driving regional strategy, executing key acquisition and disposition initiatives, steering the regional Alexandria team, and engaging deeply with the local life science ecosystem. He also oversees the Research
Triangle portfolio for Alexandria Venture Investments and leads the Company’s national agtech investment strategy. Dr. Stevens serves as a board director for several venture-backed companies and entrepreneurial organizations. Prior to joining Alexandria, Dr. Stevens was an investor at Harris & Harris
Group, an early-stage venture capital firm specializing in life sciences and agtech, where he led direct investments into early-stage companies, managed a diverse venture portfolio, and co-founded multiple startups. Earlier in his career, he was the seventh employee at HZO, Inc., where he led R&D, commercialization, intellectual property, and technical business development. Dr. Stevens holds a
Bachelor of Science in Materials Science and Engineering from Cornell University, a PhD in Materials
Science and Engineering from Northwestern University, and a Certificate in Management for Scientists
and Engineers from the Kellogg School of Management.

Bret E. Gossett has served as Executive Vice President – Co-Regional Market Director – San
Diego since January 2026. Mr. Gossett previously served as Senior Vice President – Head of Leasing –
San Diego from June 2020 to December 2025. He has served in leadership roles at Alexandria for 15 years and brings over three decades of experience in commercial real estate. Under his guidance,
Alexandria achieved significant milestones, including completing or directing hundreds of lease transactions aggregating millions of RSF and leading over 30 build-to-suit and single-tenant leases that have set new industry benchmarks. Among these achievements are landmark transactions with multinational pharmaceutical companies that rank among the largest lab leases in the Company’s history.
Mr. Gossett focuses on advancing leasing strategy, supporting development initiatives, and strengthening tenant relationships in Alexandria’s life science ecosystem. Prior to joining Alexandria, Mr. Gossett was with Veralliance Properties, Inc., which he joined in 2006 as a Principal and was actively involved in every facet of the business, including acquisitions and dispositions, land entitlement, and ground-up development. Alexandria acquired Veralliance Properties in 2010, at which time Mr. Gossett joined the
Company. Before Veralliance Properties, Mr. Gossett spent over 18 years at CB Richard Ellis Group,
Inc., where he was consistently recognized as a top performer. Mr. Gossett received his Bachelor of
Science degree in International Relations from the University of Southern California.

Jesse J. Nelson has served as Executive Vice President – Regional Market Director –  San
Francisco since January 2026. He previously served as Senior Vice President – Regional Market
Director from May 2023 to December 2025, Senior Vice President – Real Estate from October 2019 to
May 2023, and Vice President – San Francisco Region from October 2015 to September 2019. As
Regional Market Director – San Francisco, Mr. Nelson is responsible for the strategic growth and performance of Alexandria’s San Francisco Bay Area region, including team development, acquisition and disposition initiatives, strategic development projects, key leasing efforts, and asset management and operations. Prior to joining Alexandria, Mr. Nelson served as Vice President, Investments at CIM
Group, a real estate private equity firm, where he was responsible for sourcing, executing, and managing a diversified portfolio of real estate investments and development projects with an aggregate value exceeding $2 billion. In that role, his experience spanned Class A workplace, luxury residential, hospitality, and utility-scale renewable energy assets. He began his career as a Development Associate at Clark Realty Capital in Southern California. Mr. Nelson holds a Bachelor of Science degree in Finance and International Business from Georgetown University and a Master of Business Administration degree from the University of California, Berkeley.

2026 Proxy Statement	32
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joshua J. Mitchell has served as Executive Vice President – Regional Market Director – New
York since January 2026. Mr. Mitchell previously served as Senior Vice President – Regional Market
Director from January 2024 to December 2025, and Senior Vice President – Strategic Market Director
from February 2023 to December 2023. In his role as Regional Market Director, Mr. Mitchell is responsible for the strategic growth of Alexandria’s New York City region, overseeing leasing, acquisition and disposition initiatives, real estate development, ecosystem programming, and operational excellence through asset management and operations. He also supports Alexandria’s capital recycling program and corporate reporting initiatives. Prior to joining Alexandria, from May 2019 to January 2023, Mr. Mitchell served as Director and then Managing Director of Real Estate at the University of Toronto, where he was responsible for acquisitions, joint venture partnerships, leasing, operations, and overall strategic direction of the university’s inaugural Four Corners real estate strategy. The Four Corners strategy sought to develop more than 4 million square feet over a decade to deliver critical life science and innovation space, housing, retail, and other amenities while also generating a sustainable source of income for the university’s strategic initiatives. Prior to this role, Mr. Mitchell worked as Senior Vice President at the New
York City Economic Development Corporation, where he underwrote and structured large-scale public-
private real estate projects across all five boroughs. Mr. Mitchell received his Honours Bachelor of Arts degree in Economic Geography and his Master of Science in Urban Planning degree, with a focus on real estate development and urban design, from the University of Toronto.

Michael E. Boss has served as Executive Vice President – Co-Regional Market Director – San
Diego since January 2026. Mr. Boss previously served as Senior Vice President – Real Estate from July
2021 to December 2025 and as Vice President – Real Estate from July 2018 to June 2021. In his role as
Co-Regional Market Director – San Diego, he focuses on strategic portfolio management and investments within the region, leading strategic capital markets initiatives and development projects, and co-leading asset management, operations, and leasing. Prior to joining Alexandria, Mr. Boss served as
Regional Director at Nuveen Real Estate, where he led regional growth and asset management across the U.S. Southwest. Prior to Nuveen, he spent nearly 10 years at GE Capital, where he held various critical roles after beginning his career through the firm’s renowned Financial Management Program. Mr.
Boss has executed over $10 billion in capital markets transactions across more than 100 individual transactions in his career in commercial real estate. He received his Bachelor of Science in Economics, magna cum laude, from The Pennsylvania State University and his Master of Science in Real Estate,
summa cum laude, from the University of San Diego.

Hallie E. Kuhn has served as Executive Vice President – Capital Markets and Co-Lead – Life
Science since January 2026. Dr. Kuhn previously served as Senior Vice President - Co-Lead - Life
Science & Capital Markets from April 2024 to December 2025, as Senior Vice President - Science &
Technology/Capital Markets from July 2022 to April 2024, and as Principal – Head of ARE LaunchLabs –
Pasadena from January 2019 to March 2023. In her role, Dr. Kuhn manages Alexandria’s capital markets activities, including investor relations, communications, and strategic corporate initiatives. She also co-
leads Alexandria’s Life Science team, which is responsible for tenant sourcing and underwriting, oversees Alexandria’s venture investment portfolio, and supports San Diego’s regional ecosystem and real estate strategy. In 2021, Dr. Kuhn received the Life Science Catalyst Award from Biocom California, and in 2022, she was recognized among the top 25 most influential individuals in Los Angeles commercial real estate by Commercial Observer. Prior to joining Alexandria, Dr. Kuhn was a Principal at
LS Polaris Innovation Fund, a Boston-based venture capital fund specializing in early-stage life science investments. She concurrently served as Chief of Staff, supporting business development and operations across portfolio companies. Prior to Polaris, she was a Senior Consultant at ClearView Healthcare
Partners. Dr. Kuhn holds a PhD in Systems Biology from Harvard University and was a Churchill Scholar at the University of Cambridge. She is a recipient of a National Science Foundation Graduate Fellowship,
a National Defense Science and Engineering Fellowship, and a Harvard Ashford Fellowship. She holds a
Bachelor of Science degree from Harvey Mudd College.

2026 Proxy Statement	33
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Jenna R. Foger has served as Executive Vice President – Co-Lead – Life Science since
January 2026. Ms. Foger previously served as Senior Vice President - Co-Lead - Life Science from May
2023 to December 2025 and in various other leadership positions since joining the Company in April
2014. In her role, Ms. Foger co-leads Alexandria’s Life Science team, and is responsible for managing
Alexandria’s venture investment portfolio activities; the Alexandria Strategic Capital Platform; tenant portfolio oversight, regional strategy, ecosystem engagement, and thought leadership initiatives across several of Alexandria’s key cluster markets, including San Francisco Bay Area. Ms. Foger was recognized by Crain’s New York Business in its 40 Under 40 Class of 2020 and has been included in the
Global Corporate Venture Powerlist since 2022. Prior to joining Alexandria, Ms. Foger worked as an
Associate at Windham Venture Partners, a boutique healthcare venture capital firm focused on medical device and digital health investments and held roles as a Senior Consultant at Navigant Consulting
(formerly Easton Associates) and as a Neurobiology Research Associate at The Rockefeller University.
Ms. Foger earned her master’s degree in biotechnology from Columbia University and graduated Phi
Beta Kappa and summa cum laude from the University of Pennsylvania with a BA degree in Cognitive
Neuroscience and Psychology.

Jackie B. Clem has served as General Counsel and Secretary since July 2020. Ms. Clem previously served as Senior Vice President – Real Estate Legal Affairs and Assistant Secretary from
January 2015 to July 2020 and has been with the Company since 2006. Since joining the Company,
Ms. Clem has overseen a vast array of complex domestic and international transactions; and has helped to develop and implement protocols and initiatives within the legal department and Company wide.
Ms. Clem has over 25 years of commercial real estate and related legal experience. Ms. Clem previously practiced law in the real estate department of Paul, Hastings, Janofsky & Walker LLP in Los Angeles,
where she specialized in acquisitions, dispositions, leasing, development, and other commercial real estate transactions, representing a variety of REITs, regional and national developers, retailers, and institutional investors. Ms. Clem received her Bachelor of Arts degree from the University of California,
San Diego and her Juris Doctor degree from the University of California, Los Angeles, and is also a member of the California Bar. Throughout her career, Ms. Clem has been actively involved in a number of community organizations. She helped found Pasadena Education Network, a non-profit organization formed to promote family participation in public education in Pasadena, California and previously served on the board of the Pasadena Educational Foundation.

Andres R. Gavinet has served as Chief Accounting Officer since June 2012. Mr. Gavinet oversees the Company’s accounting and financial reporting functions and the execution of capital market transactions. Prior to joining the Company, Mr. Gavinet was the Chief Accounting Officer at Ares
Management, a global alternative asset manager. Previously, Mr. Gavinet served in senior finance and accounting positions in private and public real estate companies, including as Chief Financial Officer at
Younan Properties, as Executive Vice President of Finance at Douglas Emmett, Inc., and as Chief
Accounting Officer at Arden Realty, Inc. Mr. Gavinet began his career in the Assurance and Advisory
Services group within the EY Kenneth Leventhal Real Estate Group, where he spent five years practicing as a certified public accountant and assisting clients with audit and attestation services related to REIT initial public offerings and debt and joint venture compliance. Mr. Gavinet received his Bachelor of
Science degree in Accounting from California State University, Northridge.

Orraparn C. Lee has served as Executive Vice President – Accounting since March 2022. Ms.
Lee previously served as Senior Vice President – Accounting from January 2018 to March 2022 and has been with the Company since October 2009. In her current role, Ms. Lee oversees the Company’s accounting operations, including property operations, real estate transactions, joint ventures, and the venture investment portfolio. Throughout her tenure with the Company, Ms. Lee has been deeply involved in developing and enhancing operating processes designed to mitigate risks, strengthen controls, and drive efficiencies across the organization. Prior to joining the Company, Ms. Lee was a senior associate in Deloitte’s Real Estate Assurance group, where she served publicly traded REITs and private real estate companies as well as other public and private companies in the financial services industry and non-profit organizations. Ms. Lee is a certified public accountant and received her Bachelor of Arts degree in Economics with a minor in Accounting, cum laude, from the University of California, Los
Angeles.

2026 Proxy Statement	34
DIRECTORS AND EXECUTIVE OFFICERS (continued)

Kristina A. Fukuzaki-Carlson has served as Executive Vice President – Business Operations since March 2022. Ms. Fukuzaki-Carlson previously served as Senior Vice President – Business
Operations from January 2016 to March 2022 and has been with the Company since October 2005.
Since joining the Company, Ms. Fukuzaki-Carlson has been responsible for leading global efforts associated with the Company’s talent and business operations vision, initiatives, and programs. She has developed and implemented leadership and organizational priorities, ensured the integrity and synergy of
Alexandria’s talent and business operations, and effectively cultivated the Company’s human capital. In her latest role, Ms. Fukuzaki-Carlson is responsible for leading the Company’s total rewards and employee wellness programs, and overseeing legal compliance and internal processes and procedures.
She has more than 30 years of experience in the field of human resources, including 20 years at
Alexandria. Prior to joining the Company, Ms. Fukuzaki-Carlson spent over 10 years in human resource advisory and business partner roles within companies such as E-Trade Financial, Los Angeles Times, and Toyota Financial Services. She holds SHRM-SCP, SPHR, and CCP designations and has been recognized with the Patriotic Employer Award by the Office of the Secretary of Defense for her
upstanding efforts to support our military and their families. Ms. Fukuzaki-Carlson received her Bachelor of Arts degree in Business Administration, with an emphasis in Human Resources Management, from
California State University, Fullerton and her Master of Science degree in Human Resources from
Chapman University.

Madeleine T. Alsbrook has served as Executive Vice President – Talent Management since
March 2022. Ms. Alsbrook previously served as Senior Vice President – Talent since January 2018, as
Vice President – Talent Management from August 2015 to January 2018, as Executive Director – Human
Resources from January 2013 to August 2015, as Senior Director – Human Resources from July 2012 to
January 2013, and as Director – Human Resources from January 2012 to July 2012. In these roles, Ms.
Alsbrook has been directly responsible for managing Alexandria’s strategic talent acquisition, growth, and employee development. Ms. Alsbrook also works on Company-wide initiatives to support organizational culture, employee engagement, and retention. Prior to joining Alexandria, Ms. Alsbrook worked as a
Human Resources Business Partner for Royal Bank of Canada (“RBC”), where she was responsible for human resources (“HR”) efforts for its Wealth Management business in the UK during a period of rapid expansion. Prior to RBC, Ms. Alsbrook was an HR Advisor for Linklaters LLP in London, where she executed major restructuring efforts for the firm. Ms. Alsbrook holds her Bachelor of Arts degree in
Management Studies from the University of Nottingham, UK and her Master of Arts degree in Personnel and Development from the University of Westminster, UK.

Gregory C. Thomas has served as Executive Vice President – Chief Technology Officer since
January 2026. He previously served as Senior Vice President – Chief Technology Officer from November
2018 to December 2025. As Chief Technology Officer, Mr. Thomas is responsible for the Company’s enterprise technology strategy, execution, and governance. He provides strategic direction and leadership across the Company’s information technology landscape, including business applications, infrastructure and operations, information security, tenant engagement, and building innovation. In partnership with corporate and regional property teams, he advances secure, reliable, and scalable technology solutions that enhance operational performance, support growth, and elevate the tenant experience. Prior to joining Alexandria, Mr. Thomas served in senior leadership roles within Deloitte’s
Investment Management and Real Estate practice, where he advised owners, operators, investors,
REITs, developers, homebuilders and third-party service providers on business process and technology alignment, outsourcing advisory, human capital transformation, emerging technologies, business intelligence and analytics, digital strategy, and relationship management strategy. Prior to Deloitte, he was Vice President, Chief Information Officer for Colony Capital, a leading private equity real estate firm, and Senior Vice President, Chief Information Officer for SunCal Companies, a leading residential land developer. He has also held senior positions within the real estate advisory practices of Ernst & Young and Kenneth Leventhal & Co. Mr. Thomas received his Bachelor of Science degree in Systems Analysis and Finance from Miami University.

Gary D. Dean has served as Executive Vice President – Real Estate Legal Affairs since July
2020. Mr. Dean joined the Company in 2004 and served as Senior Vice President – Real Estate Legal
Affairs since January 2015 and has been responsible for real estate legal issues related to acquisitions, dispositions, leases, and operational matters. In addition, as FCPA and OFAC compliance officer, Mr.
Dean oversees Alexandria’s compliance program and reviews and evaluates compliance issues and concerns within the organization. Mr. Dean has managed Alexandria’s vendor contracting process and is a key legal advisor to the Real Estate Development Legal department. Mr. Dean is a seasoned legal executive with over two decades of experience in commercial real estate and related fields, and he previously practiced law at Skadden, Arps, Slate, Meagher & Flom LLP in its Los Angeles and Tokyo
offices. While at Skadden, Mr. Dean represented several publicly traded REITs and other institutional clients with investments in hotel, retail, office, residential, and mixed-use projects. Mr. Dean has a
Bachelor of Arts degree in Political Science and a Juris Doctor degree from the University of California,
Los Angeles.

2026 Proxy Statement	35
DIRECTORS AND EXECUTIVE OFFICERS (continued)
2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)
Joel S. Marcus(3) .............................	—		—	—
Steven R. Hash ...............................	221,000	(4)	200,010	421,010
Claire Aldridge, PhD .......................	104,000	(5)	99,160	203,160
James P. Cain .................................	185,000		200,010	385,010
Cynthia L. Feldmann ......................	47,873	(6)	200,010	247,883
Maria C. Freire, PhD ......................	165,000		200,010	365,010
Richard H. Klein ..............................	170,000		200,010	370,010
Sheila K. McGrath ..........................	130,000		200,010	330,010
Michael A. Woronoff .......................	170,000	(7)	200,010	370,010
(1)Except for the amount reflected for Dr. Aldridge, who, upon her appointment to our Board on March 14, 2025, received a restricted stock award of 1,000 shares with an aggregate grant date fair value of $99,160 that will vest in full on the second anniversary of her appointment, the amounts in this column represent the grant date fair value of (i) restricted stock awards granted on January 15, 2025, or, for those non-employee directors who elected to defer their restricted stock awards pursuant to the DCPD (as defined and discussed in the “Deferred Compensation Plan for Directors” section below) and receive phantom stock units in lieu thereof, (ii) phantom stock units credited on January 15, 2025, in each case as computed in accordance with Financial Accounting
Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), with expected dividends factored into each grant date fair value. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 17 of the Consolidated Financial Statements in the
Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Mr. Hash, Mr. Cain, Mr. Klein, Ms. McGrath, and Mr. Woronoff each elected to defer 100% of their restricted stock awards pursuant to the DCPD.
(2)As of December 31, 2025, our non-employee directors held the following amounts of unvested restricted stock awards and unvested phantom stock units:

Award Type	Steven R. Hash	Claire Aldridge	James P. Cain	Maria C. Freire	Richard H. Klein	Sheila K. McGrath	Michael A. Woronoff
Unvested restricted stock awards ...........	—	1,000	—	3,107	—	—	—
Unvested phantom stock units ................	3,107	—	3,107	—	3,107	2,825	3,107
(3)Mr. Marcus, the Company’s Executive Chairman, was an employee of the Company in 2025 and thus received no compensation for his services as director.
The compensation received by Mr. Marcus as an NEO of the Company is shown in the “Summary Compensation Table” on page 100.
(4)Mr. Hash elected to defer 100% of his annual cash retainer fee earned in 2025 into phantom stock units under the DCPD.
(5)Dr. Aldridge was elected by the Board to serve as a director on March 14, 2025. This amount represents a prorated amount of the annual cash retainer fee and annual committee member cash fee paid to Dr. Aldridge for her Board and Life Science Committee service in 2025.
(6)Ms. Feldmann did not stand for reelection at the 2025 Annual Meeting, and as such, her service as the Company’s director concluded on May 13, 2025.
Director compensation received by Ms. Feldmann in 2025 was commensurate with the duration of her services as a director in that year.
(7)Mr. Woronoff elected to defer 100% of his annual cash retainer fee and annual committee member cash fees earned in 2025 into phantom stock units under the DCPD.
In determining the form and amount of compensation to be paid to our independent directors in 2025, the Board considered recommendations from FTI Consulting, Inc. (“FTI”). At the end of 2024, the Board reviewed data provided by FTI for the peer group described under “Compensation Peer Group” on page 65 and considered industry trends in director compensation to determine the terms of the compensation program for our independent directors in 2025. In 2025, each independent director earned an annual cash retainer fee of $110,000, except for Dr. Aldridge, who joined the Board on
March 14, 2025 and received a prorated annual cash retainer fee, and Ms. Feldmann, who received a prorated annual cash retainer fee based on her service as a director through her departure from the Board on May 13, 2025. The Lead Director earned an additional $50,000 in annual cash fees. Additional fees for various roles were as follows:

	Committee Chair ($)	Committee Member ($)
Audit Committee .............................................................................................	40,000	20,000
Compensation Committee ............................................................................	35,000	20,000
Nominating & Governance Committee .......................................................	35,000	20,000
Life Science Committee ................................................................................	35,000	20,000
Pricing Committee ..........................................................................................	N/A	6,000
Incumbent independent directors were also eligible to receive restricted stock awards under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”) equal to a fixed-dollar amount of approximately
$200,000 divided by the Company’s closing stock price as of the grant date as compensation for their services as directors.
These restricted stock awards generally vest over a period of three years. Upon her appointment to our Board on March 14,
2025, Dr. Aldridge received a restricted stock award of 1,000 shares with an aggregate grant date fair value of $99,160, which will vest in its entirety on the second anniversary of her appointment.

2026 Proxy Statement	36
DIRECTORS AND EXECUTIVE OFFICERS (continued)
In 2016, our stockholders approved a limit on the amount of non-employee director compensation under the 1997
Incentive Plan. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board with respect to any calendar year may not exceed $600,000 in total value, calculating the value of any stock awards based on the grant date fair value of such awards. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.
Deferred Compensation Plan for Directors
The Company’s Deferred Compensation Plan for Directors (the “DCPD”), established in December 2001, permits non-employee directors to elect to defer receipt of 100% of their annual retainer fees, committee chair and member fees, lead director fees, restricted stock awards, and any tax gross-up payments made with respect to restricted stock awards (although the Company does not have a practice of awarding any tax gross-up payments with respect to restricted stock awards).
Any amounts elected to be deferred under the DCPD are converted into phantom stock units based on the then‑current value of our Common Stock at the time such amounts are credited to the non-employee director’s DCPD account.
Any phantom stock units attributable to deferrals of restricted stock awards are subject to the same vesting and forfeiture conditions as the deferred restricted stock award; provided, however, that any unvested phantom stock units credited to a non-
employee director’s DCPD account shall immediately vest in the event of (i) a Change of Control (as defined in the DCPD),
(ii) a termination of the non-employee director’s service with us due to death or Disability (as defined in the DCPD), (iii) the non-employee director’s removal by the Company’s stockholders as a member of the Board or the non-employee director’s failure to be reelected by the Company’s stockholders as a member of the Board, in either case without Cause (as defined in the DCPD), or (iv) the non-employee director’s failure to be nominated for reelection to the Board without Cause. Phantom stock units credited to the non-employee director’s DCPD account are adjusted to reflect dividends, stock splits, and similar events impacting our Common Stock. All distributions under the DCPD in settlement of the non-employee director’s phantom stock unit account are paid in the form of an issuance of our Common Stock with the number of shares issued corresponding with the number of phantom stock units to be settled. Any fractional phantom stock units are settled in cash based on the then-
current value of our Common Stock.
Non-employee directors generally must make deferral elections under the DCPD during an election period that is prior to the beginning of the plan year in which the related compensation is earned or prior to the beginning of the plan year in which the restricted stock award is granted. Newly eligible directors are permitted to make a deferral election within the first 30 days after becoming eligible to participate in the DCPD with respect to compensation earned during the remainder of the plan year after the election becomes irrevocable.
A non-employee director may elect to receive a distribution in settlement of his or her vested phantom stock unit account under the DCPD on a specified date selected by the non-employee director. If the non-employee director’s service terminates prior to any scheduled distribution date, his or her vested phantom stock unit account will be settled upon termination. In addition, if a Change of Control occurs prior to any such date specified by the non-employee director for distribution or such termination, settlement of any phantom stock units attributable to any amounts that were deferred under the DCPD on or after January 1, 2005 will be made upon the Change of Control.
A non-employee director may elect to receive an early distribution of any vested amounts under his or her DCPD account if he or she experiences an Unforeseeable Emergency (as defined in the DCPD). In addition, a non-employee director may elect to receive an early settlement of phantom stock units attributable to any vested deferrals made to the DCPD prior to
January 1, 2005, provided that the number of phantom stock units to be settled will be equal to 90% of the number of phantom stock units elected by the non-employee director and the remaining 10% of the phantom stock units elected by the non-
employee director will be forfeited.
During 2025, the Company did not credit any additional phantom stock units to participants’ accounts under the
DCPD in addition to those related to the compensation deferred by non-employee directors.

2026 Proxy Statement	37

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) added Section 14A to the
Exchange Act, which requires that we provide our stockholders with the opportunity to vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the
SEC’s compensation disclosure rules. At our 2023 annual meeting of stockholders, the stockholders indicated their preference that we solicit this non-binding, advisory vote on the compensation of our NEOs every year. Since then, the Board has adopted a policy consistent with that preference.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the
Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote together with feedback from stockholders. To the extent there is any significant vote against our
NEO compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this resolution is not intended to address any specific element of compensation but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and
Analysis, the compensation tables, and the related narrative discussion contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution, which will be presented at the 2026 Annual Meeting:
“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the
Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED by the stockholders of the Company.”
The affirmative vote of a majority of the votes cast on the matter at the 2026 Annual Meeting will be required to adopt the foregoing resolution.
The Board unanimously recommends a vote FOR Proposal 2.

2026 Proxy Statement	38
PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION (continued)
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc., a
Maryland corporation (the “Company”), has reviewed and discussed with management the Compensation Discussion and
Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has concluded that the level of named executive officer compensation for 2025 is fair, reasonable, and in the best interests of the
Company and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy
Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

COMPENSATION COMMITTEE
Steven R. Hash, Chair James P. Cain Richard H. Klein

2026 Proxy Statement	39

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program for 2025 as it relates to our NEOs. For the purposes of this section, we refer to Messrs. Binda, Kass, Cole, and Diamond as our “Other NEOs.”

Name	Tenure	Current Position
Joel S. Marcus ..............................	32	Executive Chairman and Founder
Peter M. Moglia ............................	28	Chief Executive Officer and Chief Investment Officer
Marc E. Binda ...............................	21	Chief Financial Officer and Treasurer
Hunter L. Kass ..............................	8	Co-President and Regional Market Director – Greater Boston
John Hart Cole ..............................	11	Co-President & Co-Regional Market Director – Seattle
Lawrence J. Diamond ..................	27	Co-Chief Operating Officer and Regional Market Director – Maryland
We present our Compensation Discussion and Analysis in the following sections:

1.Executive Summary
In this section, we highlight our 2025 corporate performance, certain governance aspects of our executive compensation program, and our stockholder engagement efforts.	Page 40
2.Compensation Governance
In this section, we describe our executive compensation philosophy and provide an overview of our executive compensation determination process.	Page 63
3.Key Elements of the Executive Compensation Program
In this section, we describe the material elements of our executive compensation program.	Page 66
4.2025 Compensation Decisions
In this section, we provide an overview of the Compensation Committee’s executive compensation decisions for 2025 and certain actions taken after 2025 to enhance an understanding of our executive compensation program.
Page 67
5.Retirement and Benefit Programs
In this section, we describe the Company’s cash balance pension plan, deferred compensation plan, and perquisites and other benefits provided to our NEOs.	Page 98
6.Other Compensation Policies
In this section, we summarize our other compensation policies and review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	Page 99

2026 Proxy Statement	40
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary
Business Performance Overview
Our Mission - We Are the Leading Life Science REIT
Alexandria’s mission continues to be rooted in advancing human health by enabling the creation of life-changing and life-saving therapies. Our company was founded on the belief that high-quality, mission-critical laboratory infrastructure is essential to scientific progress. Our platform is intentionally differentiated from traditional office or industrial real estate. Rather than providing commodity workspace, we develop and operate specialized environments designed to support scientific discovery and biomedical innovation.
The profound human impact of the life science sector underpins our strategic decisions. Every individual is touched by illness—personally or through loved ones—and the global use of medicines, estimated at 3.7 trillion doses each year, underscores the essential role of the innovation ecosystem we support.
While macroeconomic, political, technological, and financial conditions may fluctuate, our mission remains constant.
Our long term strategy continues to focus on delivering high-quality laboratory infrastructure, fostering scientific and medical breakthroughs, and supporting the tenants whose work materially influences global health outcomes. Our role is therefore not cyclical but foundational, reinforcing our position as the leading life science REIT.
Alexandria remains both the inventor and the long-standing leader of the life science real estate asset class, with an enduring commitment to scientific innovation. Despite volatile external factors described below, including political, economic, and regulatory pressures, our team has continued to demonstrate resilience and focus.

2026 Proxy Statement	41
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
2025: A Highly Challenging Year for the Life Science Industry and Our Business
2025 was a highly unusual year for the life science industry and life science real estate sector. A defining element of the year was the continuation of the broad-based biotech bear market for the fifth consecutive year, which materially constrained liquidity, reduced risk appetite, and contributed to delayed tenant decision-making across the sector.
In addition, the depth of these challenges reflected a rare convergence of post-pandemic dynamics, including a growing supply-demand imbalance for life science space, macroeconomic volatility, capital-market uncertainty, highly unusual regulatory and policy disruptions, and intensified global competition within the life science ecosystem. These forces unfolded rapidly, concurrently, and continually through the year, amplifying their impact on tenant behavior and leasing activity across the life science real estate industry.

2025: THE FIFTH YEAR OF A BROAD-BASED BIOTECH BEAR MARKET

The Highly Regulated Life Science Industry Has Confronted the Cumulative Impact of a Wave of Market, Regulatory, Policy, and Global Headwinds

JAN
- President Trump sworn into office

FEB
- RFK Jr. sworn in as HHS Secretary
- DOGE lays off thousands of FDA and CDC staff; 50% of FDA leadership will leave over the coming months
- NIH announces plan to cap institutional indirect grant funding at 15%

MAR
- Dr. Marty Makary sworn in as FDA Commissioner
- NIH announces sweeping termination of active grants

APR
- Trump's Liberation Day tariff announcement causes broad market sell-off
- White House initiates Section 232 investigation into pharma imports, which would potentially raise U.S. drug costs by $51B annually

MAY
- Dr. Vinay Prasad sworn in as Head of FDA CBER; will resign in July under White House pressure and be reinstated in August
- White House issues executive order demanding pharma cut prices and directs HHS to implement most-favored-nation pricing
- White House proposes $18B (40%) cut to NIH funding

JUN
- HHS Secretary Kennedy removes all members of CDC vaccine advisory board
- SVB reports lowest levels of capital raised by life science venture funds since 2016
- FDA approves 16 novel therapies through 1H25, compared to average of 12 per quarter in previous 5 years

JUL
- Trump issues letters to 17 biopharma CEOs, demanding they take steps to cut U.S. drug prices

AUG
- HHS Secretary Kennedy pressures CDC Director Monarez into resigning

SEP
- LB Pharma issues IPO, marking the first biotech IPO in six months
- Fed lowers interest rates
- Trump threatens a 100% tariff on branded medicines unless pharma companies build manufacturing sites in U.S.

OCT
- Government shuts down; all FDA submissions paused
- Takeda inks $1.2B upfront deal with China-based Innovent Biologics, one of many large Chinese in-licensing deals in 2025

NOV
- Medicare unveils price reductions for 15 drugs as part of IRA
- Tensions reportedly escalate between FDA Commissioner Makary and HHS Secretary Kennedy
- FDA CDER Director George Tidmarsh resigns amid investigation
- Dr. Richard Pazdur takes CDER helm; questions FDA voucher authority
- NIH cancels all grant reviews that were set to occur during shutdown

DEC
- FDA proposes stricter vaccine standards
- Companies drop 26 medicines since IRA
- CDER Director Pazdur informs FDA of intention to leave
- NIH NIND Director denied reappointment
- Biotech layoffs end 2025 up 16% vs. prior year
- FDA logs 46 novel approvals in 2025; past 5 years average 50

•Four Foundational Pillars of the Life Science Ecosystem
The life science industry is anchored by four foundational pillars: (i) basic and translational research, (ii) access to lower-cost capital, (iii) the regulatory framework overseen primarily by the FDA, reflecting the highly regulated nature of the life science industry, and (iv) the reimbursement environment that determines how new therapies are paid for.

2026 Proxy Statement	42
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
The strength of these pillars collectively shapes every segment of the life science ecosystem, and pressures on any one of them can reverberate across the others, influencing the pace of scientific discovery and the formation and growth of life science companies. Each pillar directly affects our tenants and, in turn, demand for life science real estate.
In 2025, all four pillars faced simultaneous pressure, an alignment the industry has not previously experienced. The accumulation of adverse events during the year, described below, further tested the resiliency of the life science ecosystem, contributing to heightened uncertainty, reduced capital availability, and more cautious tenant decision‑making.
Within the first pillar, basic and translational research, NIH funding is critical, and 2025 was marked by significant disruption in NIH grants and associated requirements. Federal funding changes proposed at the beginning of 2025, including the
15% cap on institutional indirect grant spending—ultimately ruled unlawful by an appellate court in January 2026— created significant operational uncertainty for universities, medical centers, and research institutions regarding their ability to recover critical operating costs. The cap, announced in February 2025, would have sharply reduced indirect cost recovery, forcing institutions to absorb substantial unfunded overhead obligations.
Compounding these challenges, NIH grant activity itself became disrupted and delayed. NIH experienced funding freezes, shifting priorities, and slowed award processing, leading to materially fewer grants issued in 2025 compared to the prior year, a trend attributed to both the indirect cost initiative and operational delays within the agency: in 2025 grant counts dropped by approximately 9% compared to 2024, and the NIH fell roughly 30% behind schedule in awarding research dollars due to shutdown‑related delays and leadership turnover.

The NIH – a Foundation for Basic and Translational Research in the United States – Still Wields Significant Bipartisan Support, But Institutions Continue to Face Significant Uncertainty

$48.7B
PROPOSED 2026 BUDGET[1]

The U.S. Senate's Proposed FY26 NIH budget, which is slightly above FY25 levels, despite the White House's proposal to slash the budget by 40%

1,500
LAYOFFS[2]

Estimated number of career NIH employees laid off from the agency in 2025

15%
INDIRECT GRANT SPENDING CAP[3]

The NIH issued guidance capping indirect grant spending at 15%, creating significant uncertainty for institutions that rely on such funding to cover critical infrastructure costs, essentially freezing institutional demand

Uncertainty on Indirect Spending Levels Directly Impacts Real Estate Demand From Institutional Tenants

(1)  Source: Office of Management and Budget, “Fiscal Year 2026 Discretionary Budget Request,“ May 2, 2025; U.S. Senate Committee on Appropriations,
“Labor, Health and Human Services, Education, and Related Agencies Fiscal Year 2026 Appropriations Bill,“ July 31, 2025.
(2)  Source: NPR, “Staff at CDC and NIH are reeling as Trump administration cuts workforce,” February 14, 2025.
(3)  Source: National Institute of Health, “Supplemental Guidance to the 2024 NIH Grants Policy Statement: Indirect Cost Rates,” February 7, 2025.

2026 Proxy Statement	43
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
The second pillar, access to capital, experienced its most challenging environment in years. As a result, even as sentiment modestly improved in public markets, private and emerging biotech companies, as well as academic and research institutions, continued to focus on preserving cash and extending runway, which slowed absorption of available space across our markets. Venture fundraising (life science venture firms raising new funds) fell to its lowest level since 2016, while the IPO market remained largely closed, reducing liquidity, narrowing the pipeline of early‑stage companies that traditionally drive laboratory demand, and delaying growth plans across the life science industry.
Sources: Nasdaq and PitchBook. November 2025. YTD 2025 as of November 15, 2025. Represents pharma and biotech IPOs completed on Nasdaq or NYSE.
While certain public biotech indices, such as the SPDR S&P Biotech ETF (XBI), showed improvement in 2025, this recovery did not translate meaningfully into increased leasing activity from public biotech companies, with demand from this segment remaining conspicuously subdued. Public‑market indices are weighted toward more mature, near‑commercial companies, whereas leasing demand is primarily driven by early‑stage and growth‑stage tenants with R&D requirements—many of which remained capital‑constrained. Improved equity‑market sentiment did not translate into new real estate requirements from public biotech companies whose operational footprints remained largely fixed as they focus on meeting near-term clinical and commercial milestones.
(1)  Source: Capital IQ.
(2)  Source: State Street. XBI constituents as of November 13, 2025. Near-commercial refers to companies with products in Phase III or registrational trials.

2026 Proxy Statement	44
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
The third pillar, regulatory stability, also faced dramatic and disruptive changes never seen before. A predictable FDA is essential for reducing the time, cost, and uncertainty associated with drug development. However, in 2025 the agency underwent substantial workforce reductions of approximately 3,500 employees, or about 19% of its staff, with more than 50% turnover in senior leadership, resulting in review delays, operational uncertainty, and more cautious tenant planning.
(1)  BioSpace, “Acting CDER Head Becomes Latest in String of FDA Leaders to Leave Agency.” June 23, 2025.
(2)  STAT News, “RFK Jr. brings FDA under tighter control with HHS workforce cuts.” March 27, 2025.
(3)  STAT News, “FDA review of drugs is slowing while application delays are growing, analysis finds.” October 20, 2025.
The fourth pillar, the reimbursement environment, experienced substantial pressure from multifaceted federal drug‑pricing initiatives. Key provisions of the Inflation Reduction Act of 2022 authorized Medicare to negotiate prices for selected high‑cost Part B and Part D drugs, added inflation‑based rebates, and capped annual out‑of‑pocket spending for beneficiaries.
Policymakers also revived Most Favored Nation (MFN) initiatives. Earlier MFN proposals would have lowered Medicare payments for certain drugs by tying them to prices paid in other developed countries. More recent actions, including voluntary manufacturer agreements and a 2025 executive order, extend MFN‑based pricing beyond Medicare, making these lower prices available to Medicaid programs and potentially to a broader portion of the U.S. market. These evolving policies increased uncertainty around future pricing and returns on long‑term R&D investment.
In 2025, the environment was further complicated by immigration restrictions, which reduced access to international scientific talent, and created additional hiring and retention challenges for research institutions and biotechnology companies. At the same time, as domestic challenges intensified, global competitors continued to advance. China, in particular, has accelerated its biotechnology capabilities through coordinated national investment, large‑scale infrastructure development, and increasingly efficient regulatory pathways. Centralized funding programs and government‑backed innovation hubs have enabled Chinese companies to expand R&D capacity, advance clinical programs, and scale manufacturing rapidly. Streamlined approval processes and targeted incentives have further supported faster commercialization, strengthening China’s competitive position within the global life science landscape.
Source: Jefferies Research, “Shopping in China’s Biotech Supermarket,” July 13, 2025. Represents percent of total global business development deal value.

2026 Proxy Statement	45
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Post-COVID-Era Challenges
The developments across all four bedrocks of life science, described above, materially affected the operating environment of the U.S. life science sector by creating significant uncertainty, reducing risk appetite, and slowing company formation, thereby softening demand for new laboratory space. However, these factors were not the sole contributors to rising vacancies in life science real estate. As described below, significant oversupply stemming from COVID‑era surge in life science development and broader macroeconomic conditions also played substantial roles in increasing available space across key life science markets.
•Exceptional Growth During the COVID-19 Pandemic and Surge in Life Science Real Estate Development
From January 1, 2019 through December 31, 2021, Alexandria achieved an extraordinary milestone by more than doubling stockholder value, delivering a total shareholder return (TSR) of 109%. This performance sharply exceeded the broader
REIT sector, as reflected by the MSCI US REIT Index’s 66% increase over the same period. Alexandria’s TSR also significantly outperformed the FTSE Nareit Equity Health Care and FTSE Nareit Equity Office indices, which posted comparatively modest gains of 27% and 31%, respectively.
This period of exceptional growth was fueled by Alexandria’s critical role during the COVID‑19 crisis, serving as landlord to leading innovators. Our unmatched infrastructure and strategic focus on life science ecosystems reinforced our leadership position and our ability to support the industry at a time of global urgency.

2019-2021: ALEXANDRIA'S EXCEPTIONAL TOTAL SHAREHOLDER RETURN[1]

From January 1, 2019 to December 31, 2021

ALEXANDRIA
109%
MSCI US REIT INDEX
66%
31%
FTSE NAREIT EQUITY OFFICE INDEX
27%
FTSE NAREIT EQUITY HEALTH CARE INDEX

Source: S&P Global Market Intelligence. FTSE NAREIT Equity Office and  FTSE NAREIT Equity Health Care Indices data are from NAREIT.
(1)  Assumes reinvestment of dividends.

2026 Proxy Statement	46
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
At the same time, the broad shift to hybrid and remote work left many other REITs, especially office REITs, with underutilized assets, leading to a wave of conversions as owners moved to reposition their properties for laboratory use.
Exceptionally strong demand for life science space during the COVID‑19 period, driven by public‑health urgency, historically low interest rates, and strong performance of Alexandria and other laboratory operators, encouraged real estate investors to pursue laboratory conversions and initiate new development activity across the sector in anticipation of sustained demand. These conversions and speculative developments led to a significant influx of new laboratory properties in our top three markets:
Greater Boston, San Diego, and the San Francisco Bay Area. As a result, life science real estate availability in these top markets (measured as the percentage of life-science RSF available relative to total life-science RSF) rose to approximately
29% during 2025, from approximately 4% in 2021, creating supply that materially exceeded demand.

FUELED BY A UNIQUE PANDEMIC-ERA SUPPLY SURGE, LIFE SCIENCE REAL ESTATE AVAILABILITY HAS GROWN SUBSTANTIALLY SINCE 2021

ALEXANDRIA'S TOP 3 MARKETS: GREATER BOSTON, SAN FRANCISCO BAY AREA, AND SAN DIEGO
120
100
80
60
40
20
0
35%
30%
25%
20%
15%
10%
5%
0%
57.5
58.6
58.2
58.3
58.9
60.0
63.1
66.3
68.6
69.1
71.4
73.0
83.3
89.1
103.9
107.4
10%
11%
11%
9%
9%
6%
5%
5%
5%
4%
6%
4%
5%
15%
26%
29%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Market Inventory (RSF in Millions)
Total Availability (%)
LIFE SCIENCE REAL ESTATE MARKET INVENTORY AND TOTAL AVAILABILITY

Source: Alexandria proprietary market database.
•Decrease in Demand for Life Science Space Following COVID Peak
After reaching historically high levels in 2021, life science tenant demand moderated significantly. Average tenant requirements (measured by RSF needs) declined by more than 60% during 2025 compared to 2021 across Greater Boston,
San Francisco Bay Area, and San Diego. Demand has returned to levels more in line with pre‑pandemic historical norms, particularly those seen from 2016–2018. This decline occurred amid a substantially higher supply environment, which further pressured occupancy levels across major life science markets.
As of December 31, 2025. Source: Alexandria proprietary market database.

2026 Proxy Statement	47
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
•Broader Unfavorable Macroeconomic Conditions
In addition to the factors discussed above specifically affecting demand for life science space, broader real estate demand has also been impacted by macroeconomic conditions, particularly elevated interest rates. Following the onset of the
COVID-19 pandemic, the U.S. Federal Reserve reduced the federal funds target range to 0%–0.25% in March 2020 and maintained that near-zero range until March 2022. To address inflation concerns, the U.S. Federal Reserve then increased the target range rapidly, reaching 5.25%–5.50% in July 2023, where it remained for an extended period. Although the U.S. Federal
Reserve reduced the federal funds target range to 4.25%–4.50% during 2024, and to 3.50%–3.75% during 2025, interest rates remain elevated. This could continue to limit access to debt and/or equity financing for prospective buyers of real estate assets.
Such challenges for buyers lead to an excess of properties available for sale, which exerts downward pressure on property valuations and elevates capitalization rates, adversely impacting the sales proceeds we can generate from our asset sales.
Impact on Our Business
The surge in supply and decrease in demand have led to industry-wide elevated vacancy rates, slower leasing activity, lower rental rates, higher lease concessions, and increased competition for tenants. Our operating occupancy declined from
94.6% as of December 31, 2024 to 90.9% as of December 31, 2025, and we project it to decline further to approximately 88.5%
as of December 31, 2026, representing the midpoint of our guidance range for occupancy percentage in North America as of
December 31, 2026, disclosed on January 26, 2026.
To remain competitive, we have realized lower rental rate increases on renewed and re-leased spaces and offered more tenant improvement allowances or additional tenant concessions, including free rent, to retain existing or attract new tenants. We project the decline in rental rates to continue in 2026. Furthermore, to maintain long-term tenant relationships and sustain occupancy levels within our core assets, our existing operating properties may require additional revenue- and non-revenue-
enhancing capital expenditures earlier than typically expected. Landlord-funded tenant improvement allowances have increased significantly for first-generation space, including development and redevelopment projects, with most space in shell condition requiring landlords to fund the full build-out cost. This trend places additional pressure on projected returns, and further challenges our ability to secure tenants for the remaining unleased RSF related to these projects at the expected rates.
The oversupply, combined with elevated interest rates and reduced market liquidity, has prolonged the period of depressed property valuations and higher capitalization rates, resulting in $2.2 billion of real estate impairments recognized in
2025. These factors make it more challenging to execute asset sales within expected timelines and at favorable pricing. In 2026, we expect to complete dispositions and sales of partial interests of approximately $2.9 billion at the midpoint of our 2026 guidance range disclosed on January 26, 2026. However, market uncertainties may prevent us from achieving this or other targets disclosed in our 2026 guidance. Successful execution of our development and redevelopment activities is dependent on access to capital to fund these projects. We expect construction spending in 2026 to increase to approximately $1.75 billion, reflecting remaining costs to complete active developments and additional planned revenue‑ and non‑revenue‑enhancing capital expenditures. Consequently, our capital plan and leverage strategy have increased our reliance on dispositions and partial‑interest sales—transactions that may be adversely affected by current conditions impacting real estate valuations.
For 2026, we expect capitalized interest of approximately $250 million at the midpoint of our 2026 guidance range disclosed on January 26, 2026. The decrease compared to $330 million in 2025 reflects our efforts to conserve capital by re‑evaluating certain projects, including pausing or discontinuing pre‑construction activities on land and uncommitted developments, and pursuing select asset sales. As a result, we expect interest expense to increase to approximately $255 million in 2026 (midpoint of guidance) from $227 million in 2025. Continued macroeconomic challenges may require further reassessment of our development pacing, potentially resulting in temporary suspensions, delays of future projects, or sales of non‑income‑producing assets, which could further reduce capitalized interest and increase recognized interest expense.
We hold strategic investments in publicly traded companies and privately held entities primarily involved in the life science industry. These investments are subject to market and sector‑specific risks that can substantially affect their valuation.
Like many other industries, the life science industry is susceptible to macroeconomic challenges, such as ongoing economic uncertainty and a tighter capital environment. These factors may lead to increased volatility in the valuation of our non‑real‑estate investments. In such a challenging environment, distributions from our investments — which we may receive as dividends, as liquidation distributions from our investments in limited partnerships, or as a result of mergers and acquisitions that lead to our privately held investees being acquired by other entities — may be limited and could result in lower realized gains. Gross unrealized gains related to our non-real estate investments held as of December 31, 2025 aggregated $184.4 million. We may be unable to monetize these investments at optimal pricing, and there is no assurance of future gains. In periods with limited or no realized gains, our FFO per share, as adjusted, may be adversely affected.
These market conditions are reflected in our stock performance, including a three‑year TSR of –60.9% (January 1,
2023–December 31, 2025) and a 2025 TSR of –46.6%. As described in the next section, following an unprecedented period of disruption, we have taken deliberate and disciplined actions to position the Company for long‑term success. We moved with urgency and clarity of purpose to protect the strength of our platform and reinforce the foundations of our business.

2026 Proxy Statement	48
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

ALEXANDRIA'S PATH FORWARD

1. **Maintain a Strong and Flexible Balance Sheet, Significant Liquidity, and Targeted Leverage**
2. **Reduce Capital Spend and Funding Needs**
3. **Substantially Complete Large-Scale Non-Core Disposition Plan**
4. **Steadily Improve Occupancy and Increase NOI, Focusing on Leasing to All Sectors of Our Tenant Base, Including the Most Innovative Entities in a Rapidly Changing Environment**
5. **Continue to Successfully Manage G&A**
6. **Maintain Optionality for Future Growth Focused on Megacampus™ Investment**
7. **Consider Flexible and Opportunistic Share Buyback Plan**

2026 Proxy Statement	49
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Alexandria’s Reset and Path Forward
We have executed a deliberate path forward to reposition the Company for future long-term success following an unprecedented period of externally-driven disruption across the life science and real estate sectors.
We believe the path forward will help us manage prolonged market volatility while maintaining the flexibility to act on strategic opportunities. Through disciplined execution of non-core asset recycling, reducing construction spending and funding needs, continued focus on our Megacampus platform, reduction in general and administrative expenses, and preservation of balance sheet strength, we are building a resilient platform designed to deliver sustainable long-term future growth and value creation across multiple cycles. We believe these actions position us to emerge from the current cycle in a position of strength.
•Preserving Balance Sheet Strength and Liquidity
We have taken deliberate actions to maintain a strong and flexible balance sheet. As of December 31, 2025, we had approximately:
◦$5.3 billion of liquidity
◦97.2% fixed-rate debt
◦12.1-year weighted-average remaining debt term, the longest among S&P 500 REITs
◦Net debt and preferred stock to adjusted EBITDA ratio of 5.7x for 4Q25 annualized, with a 5.6x-6.2x range projected for 4Q26 annualized.
In addition, beginning in the fourth quarter of 2025, we reduced our quarterly dividend from $1.32 to $0.72 per share.
This adjustment is expected to preserve approximately $410 million of capital annually, which reduces our need to raise capital.

ALEXANDRIA CONTINUES TO HAVE A STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

ACHIEVED
4Q25 LEVERAGE[2]

5.7x

SIGNIFICANT
LIQUIDITY

$5.3B

PERCENTAGE OF FIXED-RATE
DEBT SINCE 2021[1]

96.7%

REMAINING DEBT TERM
(IN YEARS)

12.1

Longest Among S&P 500 REITs[3]

DEBT
INTEREST RATE

3.91%

WEIGHTED AVERAGE

TOP 15%

CREDIT RATING RANKING AMONG
ALL PUBLICLY TRADED U.S. REITS[4]

BBB+
Negative

S&P Global
Ratings

Baa1
Negative

MOODY'S
RATINGS

(1) Represents the average quarterly percentage fixed-rate debt as of each quarter-end from January 1, 2021 through December 31, 2025.
(2) Represents net debt and preferred stock to Adjusted EBITDA for the fourth quarter annualized.
(3) Sources: S&P Global Market Intelligence, Bloomberg, or company filings (data not disclosed for SBAC, PSA, and WY) as of September 30, 2025, except for ARE, which is as of December 31, 2025.
(4) Top 15% ranking represents credit rating levels from S&P Global Ratings and Moody’s Ratings for publicly traded U.S. REITs as provided by Bloomberg
Professional Services and Nareit, as of December 31, 2025.

2026 Proxy Statement	50
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
•Proactive Reduction in Capital Spending and Funding Needs
To address higher capital costs and slower market absorption, we implemented a disciplined strategy to reduce construction spending. Based on the midpoints of our 2026 guidance disclosed on January 26, 2026, our average annual construction spending is expected to decline to approximately $1.7 billion for 2024–2026, representing a reduction of approximately $1.1 billion, or 39%, compared to the 2021–2023 average. Our 2026 construction spending is primarily focused on
(i) leasing vacant space at operating properties, (ii) completing active committed construction projects, and (iii) limiting future pipeline pre-construction activity. This strategy focuses on near-term leasing and revenue opportunities while preserving flexibility for future growth opportunities.

ALEXANDRIA’S CONTINUED MODERATION OF CONSTRUCTION SPENDING OVER THE PAST SEVERAL YEARS

CAMPUS POINT BY ALEXANDRIA MEGACAMPUS™
4135 CAMPUS POINT COURT | SAN DIEGO

$2.8B
39%
DECREASE
$1.7B
Average Annual
2021–2023
Average Annual
2024–2026
Projected[1]

ANNUAL CONSTRUCTION SPENDING

(1)  Includes the midpoint of our guidance range for 2026 construction spending disclosed on January 26, 2026.

2026 Proxy Statement	51
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
•Large-Scale Non-Core Capital Recycling Program
We initiated a large-scale disposition program to reduce our non-core and non-income-producing portfolio and recycle capital into higher-quality assets. We completed $1.8 billion of dispositions in 2025. In 2026, we anticipate recycling approximately $2.9 billion of assets, based on the midpoint of our guidance for 2026 dispositions and sales of partial interests, disclosed on January 26, 2026.
(1) Based on the midpoint of our guidance for 2026 dispositions and sales of partial interests, disclosed on January 26, 2026.
Our 2026 disposition strategy is intended to:
▪Lower non-income-producing assets (e.g., land) from roughly 20% of gross assets to 11%–16%
▪Improve long-term revenue composition by reducing annual rental revenue from non-core assets to 5%–10%
▪Fund construction and leasing capital thereby mitigating the need for equity and/or debt issuance
2026 projected information is based on our guidance disclosed on January 26, 2026.
(1)  Represent non-core assets outside our Megacampus ecosystems.

2026 Proxy Statement	52
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
•Improving Occupancy and NOI, and Reinforcing the Megacampus™ Platform as Our Core Growth Engine
We believe our Megacampus strategy represents our most powerful competitive advantage in an oversupplied life science real estate market. Our Megacampus ecosystems are large-scale (each over one million RSF in aggregate)
environments designed to meet the evolving needs of the world’s leading scientific and technological organizations, located in life science innovation hubs in close proximity to top academic and medical research institutions. This proximity is a key driver of tenant demand. These campuses are used in two distinct ways: (i) to house the research operations of our tenants, and (ii) to recruit and retain the best talent available from a limited pool, which underscores why their scale, strategic design, and location are critical. With our Megacampus ecosystems, we aim to provide a superior set of amenities, services, and access to transit.
With inspiring design and people-centric amenities, we believe these campuses enhance our tenants’ confidence in using these spaces as effective recruiting tools. In contrast, we believe that a significant amount of the competitive supply in the market today consists of isolated facilities that provide operational space but lack the scale and strategic design that our Megacampus ecosystems deliver.
Our Megacampus ecosystems, which offer both high visibility and a clear path for growth, are designed for scalability to accommodate our tenants’ growth. Our future development and redevelopment projects aggregate 21.6 million RSF as of
December 31, 2025, of which 77% is concentrated within our Megacampus ecosystems. Their strategic locations and path for growth serve as powerful incentives for tenants to lease space from us.
We believe our Megacampus strategy has enabled us to capture an outsized share of leasing demand across core life science markets, even as overall supply has increased. The strength of this strategy is reflected in the 2025 performance metrics below, achieved despite challenging macroeconomic, regulatory, policy, and political environments:
•Leasing volume aggregated 4.2 million RSF for the year ended December 31, 2025.
•Weighted-average lease term of 11.9 years for leases executed during the year ended December 31, 2025.
•In July 2025, we executed the largest life science lease in Company history with a long-standing multinational pharmaceutical tenant for a 16-year build-to-suit lease expansion aggregating 466,598 RSF on the Campus Point by Alexandria Megacampus in our University Town Center submarket.
•During 2023-2025, our leasing volume in Greater Boston, the San Francisco Bay Area, and San Diego represented approximately 94% of the combined leasing volume of the five largest life science real estate owners in those markets (measured by RSF leased; source: Alexandria proprietary market database).
•Rental rates on lease renewals and re-leasing of space increased by 7.0% and 3.5% (cash basis) for the year ended
December 31, 2025.
•Occupancy of 90.9% as of December 31, 2025.
•86% of development and redevelopment projects under construction that are expected to stabilize in 2026 are leased or under lease negotiation, excluding one project for which we are evaluating the business strategy.

2026 Proxy Statement	53
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
•Expected incremental annual net operating income from projects anticipated to be placed into service from 2026 to
2028:
•$97 million from deliveries in 2026.
•$123 million from 2027-2028 deliveries.
•$113 million from 2026-2028 deliveries of four additional projects (under business strategy evaluation).
As of December 31, 2025, we operated 26 Megacampus ecosystems totaling approximately 26 million RSF, concentrated in the most important U.S. life science innovation clusters. As of December 31, 2025, 78% of our annual rental revenue is generated from our Megacampuses, and we expect this share (including the share of other core assets) to increase to
90%-95% by December 31, 2026.

INCREASE CONCENTRATION IN MEGACAMPUS™ REAL ESTATE AND CORE ASSETS

ANNUAL RENTAL REVENUE FROM MEGACAMPUS REAL ESTATE AND OTHER CORE ASSETS

90% to 95%

12/31/26 Projected

THE ARSENAL ON THE CHARLES
MEGACAMPUS
GREATER BOSTON

Projections as of December 31, 2025.
To accelerate this shift, we are intentionally increasing portfolio concentration in Megacampuses and reallocating capital from non-core and non-income-producing assets toward our Megacampus ecosystems. Our approach is disciplined and strategically focused on enhancing our competitive advantages and delivering sustainable long-term value.

2026 Proxy Statement	54
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
•Effective Management of General & Administrative (G&A) Expenses
Over the past several years, we have implemented comprehensive measures to reduce our expenditures, including our general and administrative expenses. We have executed a range of cost‑management and operational efficiency measures, including:
•Personnel-related matters, including reduction in headcount over the last two years, and restructuring of various compensation plans.
•Streamlining of business processes through implementation of systems upgrades, process improvements, and smarter technology.
•Renegotiation of contracts related to legal, technology, and operational support services, and elimination of redundancies through better alignment and consolidation of roles.
As a result, we have achieved the following outcomes:
•In 2025, we reduced G&A expenses by 30%, or $51.3 million, compared to 2024.
•We expect $76.0 million of cumulative savings in 2025 and 2026 (based upon the midpoint of our guidance range for 2026 general and administrative expenses), compared to 2024.
•Our 2025 general and administrative expenses are only 5.6% of net operating income, the lowest level for the
Company in more than a decade, and approximately half the average of other S&P 500 REITs.

CONTINUE TO SUCCESSFULLY MANAGE AND REDUCE G&A

Alexandria Demonstrates Strong General and Administrative Expense Efficiency Compared to Other S&P 500 REITs

$76M

Projected Cumulative G&A Savings in 2025 and 2026 Compared to 2024[1]

5.6%

Alexandria 2025[2]

14.3%

S&P 500 REITS

Average 2023–2025 (Excluding Alexandria)[3]

GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF NET OPERATING INCOME[4]

(1) Based on the midpoint of our guidance range for 2026 general and administrative expenses disclosed on January 26, 2026.
(2) For the twelve months ended December 31, 2025.
(3) Source for S&P 500 REIT data: S&P Global Market Intelligence.
(4) Refer to “Net operating income, net operating income (cash basis), and operating margin” in the “Definitions and Reconciliations” section of this Proxy
Statement for additional information.

2026 Proxy Statement	55
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Pay-for-Performance Philosophy
The fundamental principle that drives the Compensation Committee’s pay decisions is to align pay with performance.
The experience, abilities, and commitment of our NEOs provide the Company with unique skill sets in the business of owning, operating, and developing essential real estate for the broad and diverse life science industry. Therefore, their expertise has been and will continue to be critical to the Company’s long-term success.
The Fundamental Principle That Drives Our Pay Decisions Is to Align Pay With Performance
The Compensation Committee structures NEO compensation to be closely tied to the Company’s performance and execution of our key business objectives, as reflected in the following program features (calculations are based on the grant date fair value of equity awards as reported in the Summary Compensation Table):
•Majority of each NEO’s compensation is equity-based. In 2025, an average of 61% of our NEOs’ total annual compensation consisted of incentive equity awards that are “at risk” and directly linked to long-term stockholder value.
•Most equity awards do not pay dividends unless and until they vest. Approximately 89% of all equity awards granted in 2025 do not pay dividends prior to vesting. Any dividends accrued on such unvested equity awards are forfeited if the underlying award does not vest, reinforcing our pay-for-performance philosophy.
•Majority of Executive Chairman’s and Chief Executive Officer’s equity compensation is performance-
based. Approximately 68% of our Executive Chairman’s and 60% of our Chief Executive Officer’s long-term incentive equity awards granted in 2025 vest only upon achievement of performance goals tied to our Funds From
Operations (“FFO”) per share, net debt to Adjusted EBITDA ratio, adjusted EBITDA margin, and TSR over a three-
year period on absolute and relative bases.
•Long combined vesting and holding horizon for equity awards. Alexandria maintains one of the longest combined vesting and post-vesting holding periods among S&P 500 REITs—4.7 years for all NEO equity awards—
based on the Company’s 2025 grants and 2024 grants for other S&P 500 REITs.
(1) Represents the weighted-average vesting period, weighted by the equity grant-date value reported in each company’s Summary Compensation Table, plus any post-vesting holding requirement if such requirement exists for at least one grant issued by the company in 2024 (2025 for ARE). Reflects 2025 grants for ARE and 2024 grants for other S&P 500 REITs.
Information for S&P 500 REIT peers is based on their respective 2025 proxy statement disclosures.
(2) Percentile reflects the share of S&P 500 REITs presented with holding periods at or below ARE’s (including ARE).

2026 Proxy Statement	56
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Long-Term Performance-Plan Equity Awards Align NEO Pay with Stockholder Outcomes
Our NEOs’ performance-based equity compensation is structured so that realized value is directly tied to stock price performance and the achievement of predetermined performance goals, including the forfeiture of awards when targets are not met. To further strengthen the alignment between pay outcomes and Company performance, our NEOs’ performance‑based equity compensation incorporates the following elements:
•Performance Plan Equity Awards are earned over a three-year performance period, with payouts determined in part by absolute and relative three‑year TSR to ensure alignment with shareholder returns.
•Beginning with the 2024 Performance Plan Equity Awards, a one-year post-vesting sale restriction is mandated, extending executives’ exposure to Company performance beyond vesting and reinforcing accountability.
Actual and projected vesting outcomes of performance-based equity awards granted to each NEO:
•2023 Grants: In January 2026, all NEOs forfeited 83% of the Performance Plan Equity Awards granted in January
2023 with the performance period ending in December 2025, based on the level of achievement of the underlying performance goals. Additional information is provided in the section titled “2023 Long-Term Performance-Plan Equity
Award Forfeitures and Partial Vesting.”
•2024 Grants (Projected outcome): Based on performance through December 31, 2025, our NEOs would forfeit approximately 33% of the Performance Plan Equity Awards granted in January 2024. Actual payout levels will be determined following completion of the three-year performance period ending December 31, 2026.
•2025 Grants (Projected outcome): Based on performance through December 31, 2025, our NEOs would forfeit approximately 56% of the Performance Plan Equity Awards granted in January 2025. Actual payout levels will be determined following completion of the three-year performance period ending December 31, 2027.
As illustrated in the chart below, including projected forfeitures for the 2024 and 2025 grants, a significant portion of performance-plan equity awards are forfeited when performance does not meet established targets. This outcome underscores our long-term pay-for-performance philosophy, which extends beyond vesting through the one-year post-vesting sale restriction.

2026 Proxy Statement	57
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Long-Term Incentive Equity Awards Align CEO and Executive Chairman Pay with Stockholder Outcomes
Our Executive Chairman and Chief Executive Officer are each eligible to receive an annual long-term incentive award
(the “Annual LTI Grant”) in the form of restricted stock, 50% of which is subject to performance-based vesting conditions (the
“Performance-Based LTI Equity Grant”) and the remaining 50% of which is subject to service- or time-based vesting conditions
(the “Time-Based LTI Equity Grant”).
•LTI equity awards are earned over a three-year performance period, with payouts determined in part by absolute and relative three‑year TSR to ensure alignment with shareholder returns.
•Addition of a one-year post-vesting holding period. Beginning with the 2024 Annual LTI Grant, we introduced an additional one-year post-vesting sale restriction, extending executives’ exposure to Company performance beyond vesting and reinforcing accountability.
•Dividends are forfeited if shares do not vest. Beginning with the 2024 Annual LTI Grant, no dividends are paid prior to vesting on all unvested LTI equity awards. Any dividends accrued on any such unvested equity awards that are forfeited will also be forfeited, reinforcing our executive compensation program’s pay-for-performance philosophy.
Outcomes of Performance-Based LTI Equity Grants to our Executive Chairman and our Chief Executive Officer:
•2023 Performance-Based LTI Equity Grants: In December 2025, our Executive Chairman and our Chief Executive
Officer forfeited 100% of their respective LTI equity awards granted in January 2023. For additional information, refer to the section titled “2023 Long-Term Incentive Equity Performance-Based Award to the Executive Chairman and the
Chief Executive Officer - Full Forfeiture.”
•2024 Performance-Based LTI Equity Grants (Projected): Approximately 33% of the LTI equity awards granted in
January 2024 to our Executive Chairman and our Chief Executive Officer is currently projected to be forfeited based on the actual performance of our forward FFO per share multiple relative to the FTSE NAREIT Equity Health Care
Index since the grant date in January 2024 through December 31, 2025. Actual results and payout levels will be determined following completion of the performance period ending December 31, 2026.
•2025 Performance-Based LTI Equity Grants (Projected): Approximately 33% of LTI equity awards granted in
January 2025 to our Executive Chairman and our Chief Executive Officer is currently projected to be forfeited based on the actual performance of our adjusted EBITDA Margin and our net debt to adjusted EBITDA ratio for the fourth quarter 2025, and three-year TSR (absolute and relative to the FTSE NAREIT Equity Health Care Index) since the grant date in January 2025 through December 31, 2025. Actual results and payout levels will be determined following completion of the performance period ending December 31, 2027.
As illustrated in the chart below, when performance metrics over the three-year period do not meet target levels, a significant portion of performance-based equity is forfeited (shown in red). This outcome underscores our long-term pay-for-
performance philosophy, which extends beyond the vesting date through an additional one-year post-vesting sale restriction.

2026 Proxy Statement	58
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Executive Chairman and Chief Executive Officer: Realized Equity Value at Vesting Was Substantially Lower in
2023-2025 Than the Corresponding Awards’ Grant-Date Market Value
As illustrated in the charts below, the market value of equity awards vested in each year from 2023 to 2025 (“Total
Annual Market Value Realized on Vesting”) was substantially lower than the market value of those same shares on their respective earlier grant dates. This difference is reflected in the “Payout Ratio” shown for each vesting year.
“Total Annual Market Value Realized on Vesting” represents the market value of all equity awards that vested during each year presented, calculated using the Company’s closing stock price on each applicable vesting date. “Grant Date Market
Value (Same Shares)” represents the market value of those same shares on their respective grant dates.
For example, the $2.2 million shown for 2025 represents the aggregate vesting-date value of all shares that vested in
2025 (net of any forfeitures), whereas $3.9 million represents the market value of those same shares (before forfeitures) on their respective grant dates spanning from 2022 to 2025. The “Payout Ratio” is calculated as Total Annual Market Value
Realized on Vesting divided by Grant Date Market Value (Same Shares) for the applicable vesting year.
EXECUTIVE CHAIRMAN
CHIEF EXECUTIVE OFFICER

2026 Proxy Statement	59
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Executive Chairman and Chief Executive Officer: Significant Decrease in Total Compensation from 2024 to 2025
Total compensation reported in the Summary Compensation Table declined substantially from 2024 to 2025 for both our Executive Chairman and our Chief Executive Officer. These year-over-year decreases underscore the Compensation
Committee’s strong commitment to pay-for-performance, and further amplify the impact of stock price declines and forfeitures that had already significantly reduced both executives’ realized and realizable compensation.
Total Compensation Reported in the Summary Compensation Table in 2024 and 2025
Executive Chairman’s 2026 Annual LTI Grant Is 100% Performance-Based (No Increase in Grant Target Value)
To further demonstrate his conviction in the Company’s mission-critical role, capital strategy, and long‑term value potential, the Executive Chairman requested that his Annual LTI Grant awarded in January 2026 be delivered entirely in performance‑based form, rather than the 50/50 performance‑based and time‑based mix (at target) provided under his employment agreement. This modification changed only the mix of the award, not its aggregate target value. Making his entire grant subject to performance-based vesting further reinforces alignment between the Executive Chairman’s compensation and long-term stockholder outcomes. This decision was reported in the Company’s Form 8-K filed on January 12, 2026, and additional detail regarding the award will be provided in the Compensation Discussion and Analysis in the Company’s 2027
proxy statement.
Executive Chairman Further Strengthens Alignment with Stockholders Through Additional Open-Market Share
Purchase
Further underscoring this alignment and his confidence in the Company’s long-term value potential, the Executive
Chairman has not sold any Company shares in more than two years and, in February 2026, made an open-market purchase of additional Company shares.
No Special Awards Granted or Expected to Offset 2025 Compensation Reductions or Equity Forfeitures
The Compensation Committee did not grant any special, supplemental, or one‑time awards in 2025 to offset the significant decline in total compensation for the Executive Chairman and the Chief Executive Officer, nor to compensate for the substantial equity-award forfeitures experienced by the Company’s other NEOs. The Compensation Committee likewise does not anticipate granting any such special awards in 2026 to address prior-year compensation reductions, stock-price declines, or forfeitures.

2026 Proxy Statement	60
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
2025 NEO Pay Structure: Majority of Compensation Delivered in “At‑Risk” Form
As shown in the chart below, a substantial majority of the 2025 compensation for our Executive Chairman, Chief
Executive Officer, and other NEOs was delivered in “at‑risk” compensation, with a significant portion in long‑term restricted stock. Realized equity values are directly affected by our stock price at the time of vesting, and they may also be reduced through the forfeiture of unearned shares when performance targets are not met.
As a result, declines in stockholder value, as well as the failure to meet one or more of our performance goals, can materially reduce or eliminate realized equity outcomes for our NEOs. This structure reinforces strong alignment with stockholders by ensuring that executive compensation outcomes appropriately reflect Company performance and stockholder experience.
Key Elements of the 2025 Compensation Program

Performance-Based Equity	Combined Vesting and Holding Period
64%	4.7 Years
of Aggregate Equity Awards Granted to Executive Chairman and Chief Executive Officer in 2025	for Equity Awards Granted to All NEOs in 2025
Exceeds 60% Average for S&P 500 Companies[1]	93rd Percentile Among S&P 500 REITs
Approximately 68% of our Executive Chairman’s and 60% of our Chief Executive Officer’s long-term incentive equity awards granted in 2025 vest only upon achievement of performance goals.	Alexandria maintains one of the longest combined vesting and post-vesting holding periods among S&P 500 REITs, based on 2025 grants for the Company and 2024 grants for other S&P 500 REITs.
(1)Source: Pay Governance LLC, “Key Developments Facing Compensation Committees for the 2025‑2026 Cycle,” Harvard Law School Forum on Corporate
Governance (July 24, 2025).

2026 Proxy Statement	61
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Significant and Proactive Stockholder Engagement
A critical component of the Compensation Committee’s process continues to be its ongoing active engagement with our stockholders. After receiving the support of 73% of the votes cast for our 2025 say-on-pay proposal regarding 2024 NEO compensation, we continued our outreach efforts and proactively contacted stockholders representing approximately 65% of our
Common Stock. These meetings were led by Steven R. Hash, our Lead Director and Chair of the Compensation Committee, with participation from Director Sheila K. McGrath and certain members of our management team.
During these discussions, stockholders generally emphasized the importance of maintaining strong pay-for-
performance alignment and demonstrating that alignment through clear disclosures, including equity award payout ratios. They also underscored the value of stock ownership requirements, robust vesting provisions, and post-vesting holding periods. This feedback aligns with the structure of our existing program, including our long-duration vesting and holding periods, which are in the 93rd percentile among S&P 500 REITs. In this Compensation Discussion and Analysis, we have further enhanced transparency by expanding disclosures regarding our vesting design, forfeiture outcomes, payout ratios, and other key compensation metrics.
Our stockholder outreach indicated that certain investors preferred no year‑over‑year increase in the summary compensation table total compensation for our Executive Chairman and Chief Executive Officer. In response to this feedback, the Compensation Committee reduced 2025 total compensation by $6.2 million, or 35%, for our Executive Chairman and by $1.4 million, or 14%, for our Chief Executive Officer. These reductions were further impacted by significant forfeitures of equity awards year over year. For additional disclosures included to address stockholder feedback, refer to the “Pay-for-Performance
Philosophy” on page 55 within the Compensation Discussion and Analysis section.

We proactively reached out to	We held more than
stockholders holding in aggregate approximately 65% of our Common Stock	200 meetings with investors and analysts
covering a wide variety of topics, including business trends and strategy, key growth drivers, corporate governance matters, and our executive compensation program

The decline in 2025 say‑on‑pay support was driven largely by a change in voting position by one significant stockholder. The Compensation Committee carefully considered the vote outcome, as well as the feedback received through stockholder engagement, and enhanced related disclosures accordingly.

2026 Proxy Statement	62
COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Significant Changes to Our Executive Compensation Program as a Result of Stockholder Engagement
The following chart describes certain actions taken during the last several years, including in 2023 and 2024, as a result of our engagement with stockholders:

Category	Actions
Reduction in total compensation from 2024 to 2025	Reduced total compensation for our Executive Chairman and for our Chief Executive Officer by $6.2 million (or 35%) and $1.4 million (or 14%), respectively.

Change-in-control vesting of equity awards	Eliminated automatic single-trigger vesting of equity awards in connection with a change-in- control.

Annual cash incentive awards for the Executive Chairman and the Chief Executive Officer
•Reduced the number of performance goals and made them more formulaic.
•Incorporated environmental and sustainability measures beginning in 2020, which we have continued to refine.
•Enhanced disclosure of performance goals to provide respective weightings, threshold, target, and maximum performance levels, payout levels, and actual performance achieved.

Long-term incentive (“LTI”) equity awards granted to the Executive Chairman and the Chief Executive Officer
•For LTI equity awards granted in 2025, changed dividends on unvested equity awards to be forfeitable so that dividends are only paid if the award vests.
•Refined the design of the LTI equity awards granted in 2024 as follows:
–Lengthened the vesting period of the service- or time-based portion of the LTI equity awards to four years, from three years;
–Added a one-year post-vesting holding period that applies to any vested shares under the LTI equity awards (i.e., performance-based and time-based portions);
–Structured vesting of the performance-based portion of the LTI equity awards on the
Company’s achievement of three predetermined performance goals, including a relative goal based on performance at the end of the three-year performance period, rather than based entirely on one absolute performance goal as was the case in 2023; and
–Reduced the maximum payout of the performance-based portion of the LTI equity awards to 150% of target from 156.4% of target, as was the case during 2014-2023.
•Enhanced disclosure of performance goals and results.

Long-term performance- plan equity awards granted to all NEOs (“Performance Plan Equity Awards”)
•Adopted and continued to refine a long-term performance plan whereby each NEO receives an annual performance-based equity award, 100% of which is eligible to vest based upon formulaic performance goals.
•Structured vesting of the performance-based equity awards on the Company’s achievement of three predetermined performance goals, including a relative goal based on performance at the end of the three-year performance period, which are then subject to an additional one-
year post-vesting holding period requirement.
•Enhanced disclosure of performance goals and results.
•Eliminated reliance on a single performance goal: 2024 and 2025 awards vest based on achievement of two separate performance goals, including FFO per share performance, and also include a modifier based on our relative TSR over a three-year period.

Disclosure of compensation for all NEOs	In addition to disclosures made for the Executive Chairman and the Chief Executive Officer, we disclose key performance considerations underlying compensation for the Other NEOs.

2026 Proxy Statement	63
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Compensation Governance
The Compensation Committee
The Compensation Committee consists of three independent directors, Messrs. Hash (Chair), Cain, and Klein. The
Compensation Committee administers our executive compensation program and is responsible for reviewing and approving our compensation policies and the compensation paid to our NEOs and other executive officers. The Compensation
Committee has incorporated the following market-leading governance features into our executive compensation program:

☑	Stockholder-Friendly Practices We Follow	☒	Stockholder-Unfriendly Practices We Avoid
✓	Maintain a cap on both short-term and long-term incentive compensation payments	☒	Guaranteed bonuses
✓	Impose a one-year post-vesting holding period on substantially all equity awards granted to our NEOs	☒	Excessive perquisites
✓	Include a “double-trigger” change-in-control provision in all equity awards granted to our NEOs	☒	Excessive change-in-control or severance payments
✓	Maintain robust director and senior officer stock ownership guidelines	☒	Tax gross-up payments
✓	Maintain hedging and clawback policies	☒	Unrestricted pledging of the Company’s shares
✓	Conduct an annual say-on-pay vote	☒	Hedging or derivative transactions involving the Company’s shares
✓	Mitigate inappropriate risk-taking
Compensation Philosophy
The fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance.
The experience, abilities, and commitment of our NEOs (whose tenures average 21 years) provide the Company with unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science industry and therefore have been and will continue to be critical to the Company’s long-term success and to the achievement of key business objectives, including: (1) creation of long-term stockholder value; (2) profitability; (3) growth in FFO per share –
diluted, as adjusted; and (4) maintenance of a strong and flexible balance sheet. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company and the performance of the individual for the year in question.
The Compensation Committee believes that our compensation program:

CREATES	ENSURES	SETS	DISTINGUISHES	ALIGNS	REWARDS

incentives for management to support our key business objectives	a prudent use of equity	rigorous performance goals	between short-term and long-term time horizons and objectives	pay with performance	each NEO for accomplishments

Consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee considers the Company’s financial and operating performance, each NEO’s achievement of predetermined individual performance measures, and market conditions when determining executive compensation. For 2025, the Compensation
Committee used a disciplined approach for determining each NEO’s compensation, based on the following general principles:
•Base salary should generally be an important but relatively small portion of total compensation;
•Annual cash incentive awards should be performance based;
•At least 50% of total annual compensation should be “at risk” compensation in the form of equity in order to align a significant amount of compensation with the interests of the Company’s stockholders;
•A portion of each NEO’s equity compensation should include long-term incentive awards that vest solely upon the achievement of performance conditions; and
•Each NEO’s total compensation should include an evaluation of the officer’s individual performance, position, tenure with the Company, experience, expertise, leadership, management capability, and contribution to profitability, growth in FFO per share – diluted, as adjusted, NOI, Common Stock dividends per share, and long-
term stockholder value.

2026 Proxy Statement	64
COMPENSATION DISCUSSION AND ANALYSIS (continued)
As described above, for our Other NEOs (i.e., NEOs excluding our Executive Chairman and our Chief Executive
Officer), the Compensation Committee has continued to consider a more formulaic approach to annual incentive compensation. The Chair of the Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program, and stockholders have continued to express (i) support for our current compensation program, (ii) hesitation to micromanage our business by insisting upon a rigid, formulaic approach, and (iii) support for the Compensation Committee’s structuring of our executive compensation program in a manner it believes to be in the best interests of the Company. Accordingly, for 2025, the Compensation Committee maintained its comprehensive and holistic approach that has proved effective in retaining a team of Other NEOs with significant tenure. Our executive team’s experienced leadership has been, and will continue to be, instrumental to the Company’s long-term success. The key attributes of this approach for Other NEOs are as follows:
•Holistic review — The Compensation Committee performs a holistic review of each NEO’s performance and does not assign specific weights to any particular factor.
•Reflection of corporate and individual performance — Compensation is not based on a rigid formula or benchmark but reflects individual and corporate performance; each NEO’s total annual compensation varies with the Company’s performance for the year in question.
•Effective retention — Each NEO has unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science industry. These skills are easily transferable to a variety of direct competitors, as well as other businesses. Our NEOs’ tenures with the Company average 21 years, which the
Compensation Committee attributes, in part, to an effective executive compensation program.
Role of the Compensation Consultant
The Company continued in 2025 to engage FTI, an external compensation consultant that specializes in the real estate industry and has been engaged by the Company for several years to review our executive compensation program and, if appropriate, to recommend changes to ensure a fair, reasonable, and balanced compensation program for our NEOs that motivates and rewards performance while closely aligning the interests of our NEOs with those of our stockholders. In this role,
FTI advised on various executive compensation matters during 2025, including peer group identification, compensation and benefits payable to each NEO upon certain termination events, and market-competitive compensation data and recommendations provided to the Board. The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to FTI’s work. The Compensation Committee determined, based on its analysis of these factors, that the work of FTI, and the individual compensation advisors employed by FTI as compensation consultants, does not create any conflict of interest.
Role of Our Named Executive Officers
Mr. Marcus reviews in depth the performance of our Chief Executive Officer and the Other NEOs with the
Compensation Committee and makes compensation recommendations to the Compensation Committee for its review and final determination. The NEOs and the Company’s finance and talent management teams provide market and Company-specific information to the Compensation Committee that it uses in determining each NEO’s compensation in light of the Company’s relative and absolute performance and individual contributions.

2026 Proxy Statement	65
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Compensation Peer Group
The Compensation Committee conducts a comprehensive review of executive compensation programs of other publicly traded REITs as an informal “market check” to assess prevailing compensation practices, pay levels, and target incentive opportunities. This review is intended to ensure that our compensation program remains competitive and aligned with our “Compensation Philosophy” described on page 63. While market data is an important reference point in the Compensation
Committee’s decision-making process, it is only one of several factors considered, and it does not, by itself, determine compensation outcomes.
In selecting the compensation peer group, the Compensation Committee first considers publicly traded equity REITs that own laboratory or life science space. Given the limited number of such REITs, the Compensation Committee then considers other publicly traded equity REITs of comparable size and operational scale in terms of equity capitalization
(generally ranging from approximately 0.25x to 4.0x of our size), and total revenues and/or total assets (generally ranging from approximately 0.4x to 2.5x of our size). The Compensation Committee also considers S&P 500 REITs and REITs with investment-grade credit ratings that compete with us for executive talent possessing the specialized skills necessary to maintain an investment grade credit rating and to execute our development, redevelopment, and other long-term business objectives. This approach provides a balanced and relevant market comparison reflective of the operational, financial, and strategic complexities inherent in managing a large equity REIT.
For 2025, the Compensation Committee updated our compensation peer group, replacing companies that no longer met our size and business criteria with those that did. The Compensation Committee also expanded the compensation peer group from 10 to 14 members to better align with prevalent market practice among large equity REITs and enhance the robustness of market comparisons.
The Compensation Committee identified the following companies as our compensation peer group for 2025 (the
“2025 Peer Group”) to support its ongoing objective of establishing a fair, competitive, and market-aligned executive compensation program:

Compensation Peer Group		Owns Laboratory or Life Science Space	S&P Credit Rating	S&P 500 Company
BXP, Inc.	BXP	✓	BBB	✓
Crown Castle Inc.	CCI		BBB	✓
Equity Residential	EQR		A-	✓
Extra Space Storage Inc.	EXR		BBB+	✓
Healthpeak Properties, Inc.	DOC	✓	BBB+	✓
Host Hotels & Resorts, Inc.	HST		BBB-	✓
Invitation Homes Inc.	INVH		BBB	✓
Iron Mountain Incorporated	IRM		BB-	✓
Kimco Realty Corporation	KIM		BBB+	✓
UDR, Inc.	UDR		BBB+	✓
Ventas, Inc.	VTR	✓	BBB+	✓
Vornado Realty Trust	VNO		BB+
W. P. Carey Inc.	WPC		BBB+
Weyerhaeuser Company	WY		BBB	✓
Alexandria	ARE	✓	BBB+	✓
ARE Percentile Rank:
Total Revenue		50th Percentile
Equity Capitalization(1)		50th Percentile
As of/for the year ended December 31, 2024.
(1)Total equity capitalization represents the outstanding shares of Common Stock multiplied by the closing price as of December 31, 2024.

2026 Proxy Statement	66
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Key Elements of the Executive Compensation Program
Our executive compensation program consists of three principal components, summarized in the table below, that we believe together emphasize long-term performance and creation of long-term stockholder value. The percentages in the table below reflect the actual base salary earned, the actual cash incentives paid, and the grant date fair value of equity awards, in each case as reported in our “Summary Compensation Table” for 2025 on page 100.

Compensation		What We Pay		Why We Pay It

FIXED	Short- Term	Base Salary	●	The Compensation Committee views base salary as the fixed compensation paid for ongoing performance throughout the year and required to attract, retain, and motivate Company executives.
●
The base salaries of our NEOs are determined in consideration of their position, responsibilities, personal expertise, and experience, as well as the prevailing base salaries at the Company and elsewhere for similar positions.

			●	NEOs are eligible for periodic increases in their base salary as a result of Company performance and NEO performance, including leadership, contribution to Company goals, and stability of operations.

AT-RISK	Short- Term	Annual Cash Incentive Awards(1)	●
Annual cash incentives for our NEOs reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each NEO should be “at risk” and therefore contingent upon the performance of the
Company, as well as the individual contribution of each NEO.

			●	Annual cash incentives further align our NEOs’ interests with those of stockholders and help the Company attract, retain, and motivate executive talent.
	Long- Term	Restricted Stock Awards	●	Equity compensation is designed to align the interests of NEOs and other employees with the interests of stockholders through growth in the value of the Company’s Common Stock.
			●	As determined by the Compensation Committee, the Company awards restricted stock as long-term incentives to motivate, reward, and retain NEOs and other employees.
●
Restricted stock awards are utilized because their ultimate value depends on the performance of the Company’s future stock price, which provides motivation through variable “at risk” compensation and direct alignment with stockholders.

			●	A portion of each NEO’s compensation includes long-term incentive awards that vest solely upon the achievement of performance conditions that drive our key business objectives.
			●	Regular long-term equity grants ensure competitive compensation opportunities.
11%
13%
34%
20%
55%
67%
(1)Refer to “Summary Compensation Table” on page 100 for the detail of each NEO’s annual cash incentive award.

= Executive Chairman and Chief Executive Officer
= Other NEOs

2026 Proxy Statement	67
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2025 Compensation Decisions
Base Salaries
The base salary for each NEO is determined by the Compensation Committee. The Compensation Committee
decides whether to adjust compensation based on a wide range of factors relating to both corporate and individual performance. For 2025, the Compensation Committee approved the following base salaries:

Name	Position	2025 Base Salary	2024 Base Salary	% Increase(1)
Joel S. Marcus .................	Executive Chairman and Founder	$1,345,000	$1,300,000	3.5%
Peter M. Moglia ................	Chief Executive Officer and Chief Investment Officer	$840,000	$810,000	3.7%
Marc E. Binda ...................	Chief Financial Officer and Treasurer	$695,000	$650,000	6.9%
Hunter L. Kass .................	Co-President and Regional Market Director – Greater Boston	$750,000	$700,000	7.1%
John Hart Cole .................	Co-President & Co-Regional Market Director – Seattle	$595,000	N/A(2)	N/A(2)
Lawrence J. Diamond .....	Co-Chief Operating Officer and Regional Market Director – Maryland	$615,000	$595,000	3.4%
(1)Base salary increase reflects minimum cost-of-living adjustment.
(2)Mr. Cole was not an NEO in 2024.

2026 Proxy Statement	68
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Annual Cash Incentive Awards for the Executive Chairman and the Chief Executive Officer
Structure and Target Value of Executive Chairman’s and Chief Executive Officer’s 2025 Cash Incentive Awards
Messrs. Marcus’s and Moglia’s respective employment agreements provide that each is eligible to receive an annual cash incentive award, 60% of which is payable based upon the achievement of rigorous annual corporate performance criteria established by the Compensation Committee (such portion of the annual cash incentive award, the “Corporate Performance
Component”) and 40% of which is payable based upon achievement of predetermined individual performance measures established by the Compensation Committee (such portion of the annual cash incentive award, the “Individual Performance
Component”). For 2025, the Compensation Committee structured 80% of the Corporate Performance Component to be based upon achievement of predetermined corporate performance measures, and the remaining 20% of the Corporate Performance
Component to be based upon the achievement of predetermined environmental and sustainability goals. The Compensation
Committee believes this mix is appropriate because it balances the teamwork and common purpose necessary to maximize corporate success while motivating each executive to achieve the individual objectives appropriate for their respective positions, as described in more detail below. Annual cash incentives awarded to our Executive Chairman and our Chief
Executive Officer are subject to a maximum of 225% of their respective base salaries.
For 2025, Messrs. Marcus and Moglia were eligible for the following threshold, target, and maximum percentages of their base salaries:

		2025 Cash Incentive Award Opportunity

Level	Percentage of Base Salary	Mr. Marcus	Mr. Moglia
Threshold ......................................................................	75%	$1,008,750	$630,000
Target .............................................................................	150%	$2,017,500	$1,260,000
Maximum .......................................................................	225%	$3,026,250	$1,890,000
The target bonus amounts for our Executive Chairman and our Chief Executive Officer, which, as a percentage of their base salaries have not increased since 2012 and 2018, respectively, are below the average and median of chief executive officers of companies in our 2025 Peer Group, as disclosed in proxy statements filed by the peer companies in 2025:

Company	Target as a Percentage of Base Salary	Target Bonus	Max as a Percentage of Base Salary	Max Bonus
BXP, Inc. .................................................................................	247%	$2,350,000	371%	$3,525,000
Crown Castle Inc. .................................................................	126%	$1,136,066	221%	$1,988,116
Equity Residential .................................................................	225%	$2,025,000	450%	$4,050,000
Extra Space Storage Inc. ....................................................	175%	$1,575,000	219%	$1,968,750
Healthpeak Properties, Inc. .................................................	153%	$1,150,000	272%	$2,041,250
Host Hotels & Resorts, Inc. .................................................	175%	$1,925,000	350%	$3,850,000
Invitation Homes Inc. ............................................................	200%	$2,000,000	400%	$4,000,000
Iron Mountain Incorporated .................................................	175%	$2,100,000	372%	$4,462,500
Kimco Realty Corporation ...................................................	180%	$1,800,000	360%	$3,600,000
UDR, Inc. ................................................................................	233%	$2,100,000	467%	$4,200,000
Ventas, Inc. ............................................................................	200%	$2,236,000	360%	$4,024,800
W.P. Carey Inc. ......................................................................	150%	$1,500,000	500%	$5,000,000
Weyerhaeuser Company .....................................................	165%	$2,145,000	330%	$4,290,000
Vornado Realty Trust ............................................................	N/A(1)	N/A(1)	N/A(1)	N/A(1)

Average (excluding Alexandria) ..........................................	185%	$1,849,390	359%	$3,615,417
50th Percentile (excluding Alexandria) ..............................	175%	$2,000,000	360%	$4,000,000
(1)Not disclosed by the company and therefore excluded from average and median.

2026 Proxy Statement	69
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Corporate Performance Component of Executive Chairman’s and Chief Executive Officer’s 2025 Cash Incentive Awards
For 2025, the Compensation Committee determined that, with respect to the Corporate Performance Component of
Messrs. Marcus’s and Moglia’s annual cash incentive awards, (i) 80% would be based on the achievement of predetermined rigorous corporate performance measures, weighted 50% toward balance sheet management goals and 50% toward profitability and net asset value (“NAV”) related goals, and (ii) 20% would be based on the achievement of predetermined environmental and sustainability goals. The following section focuses on the predetermined corporate performance measures, and the section thereafter focuses on the predetermined environmental and sustainability goals.
2025 Corporate Performance Measures: Balance Sheet Management Goals and Profitability and NAV-Related Goals
The corporate performance measures for each category were established based upon a comprehensive review of the
Company’s strong multiyear financial and operating performance and 2025 budgets. The 2025 corporate performance goals set by the Compensation Committee included annual balance sheet management, profitability, and NAV-related goals. In setting the threshold, target, and maximum achievement levels for each 2025 corporate performance goal, the Compensation
Committee considered, among other things, the Company’s historical performance against the achievement levels previously set for each annual cash incentive award metric, the importance of setting rigorous target achievement levels that meaningfully align with our key business objectives, and our 2025 Peer Group’s relative performance, as compared to the Company’s performance, in 2024 with respect to each annual cash incentive award metric. For most metrics where comparative data was publicly available, the Company was generally required to perform at or above our peer companies’ median performance in
2024 in order for Messrs. Marcus and Moglia to earn a payout at the target achievement level.
Ultimately, the Compensation Committee decided to set the target achievement levels for the 2025 corporate performance goals as described in the following pages for the reasons below:
•Messrs. Marcus and Moglia, as well as our Other NEOs, have continued to consistently generate solid operating and financial year-over-year performance on behalf of the Company, considering the macro and regulatory challenges facing life science real estate. As a result, the Compensation Committee decided to continue setting rigorous yet attainable goals that properly incentivize the achievement of this high level of performance year after year.
•The Compensation Committee’s holistic view of the annual cash incentive award metrics, as well as its strong understanding of how these metrics operate in the aggregate to contribute to both financial and operating performance and long-term TSR performance, led the Compensation Committee to conclude that the target achievement level for each performance goal was not only rigorous but also directly aligned with our key business objectives, including the creation of long-term stockholder value.
•The 2025 corporate performance goals were based, in part, on the following general principles:
•Recognition of consistently strong long-term performance as opposed to strong growth following periods of significant decline in performance;
•Recognition that many other qualitative goals for each NEO also contribute to both financial and operating performance and long-term TSR performance (such as the environmental and sustainability initiatives included in our strategic core business verticals); and
•Alignment with the strategic goal of maintaining attractive long-term cost of capital to support strategic long-
term growth.

2026 Proxy Statement	70
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2025 Balance Sheet Management Goals
The 2025 balance sheet management goals established by the Compensation Committee were strategically aligned with the following objectives:
•Liquidity, net debt to Adjusted EBITDA, fixed-charge coverage ratio, and appropriate execution of capital plan represent key credit considerations for our overall investment-grade credit ratings from S&P Global Ratings and
Moody’s Ratings; and
•Balance sheet management goals are generally based upon performance through December 31, and therefore, goals reflect flexibility to accommodate strategic decisions that may temporarily impact goals for a very narrow point in time. For example, an important real estate acquisition may arise late in the calendar year, and although the acquisition may be strategic and focused on generating long-term value, the timing of the real estate acquisition may result in slight, temporary adjustments to our balance sheet metrics, with no change in our long-
term balance sheet management goals.
The following table reflects the threshold, target, and maximum achievement levels established by the Compensation
Committee, as well as the relative weighting and actual achievement of each of our 2025 balance sheet management goals.

Alexandria’s Actual 2025 Performance

(1)This goal was based upon the strategy to maintain a range of liquidity of one to two years primarily to fund construction and normal debt maturities.
(2)Net debt to Adjusted EBITDA ratio is the lower of the three months ended December 31, 2025 annualized, or the trailing 12 months. Fixed-charge coverage ratio is the higher of the three months ended December 31, 2025 annualized or the trailing 12 months. These goals were established to maintain one of the top credit profiles in the REIT industry. Refer to “Net debt and preferred stock to Adjusted EBITDA” and “Fixed-charge coverage ratio” in the “Definitions and
Reconciliations” section of this Proxy Statement for additional information.
(3)This goal provided the Compensation Committee with discretion to evaluate how well the executives executed strategic capital decisions through
December 31, 2025, taking into consideration appropriate adjustments in strategy to address changes in the financial and debt and equity capital markets, including the balance of pricing, tenure, capital structure, long-term capital alternatives, and maturity profile. For information regarding achievement of this goal in 2025, refer to the discussion below under “Goal: Raising capital and further strengthening our long-term capital structure.”

2026 Proxy Statement	71
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2025 Profitability and NAV-Related Goals
Profitability and NAV-related goals are specific to each performance year and therefore will vary from year to year.
Key considerations each year, however, include, among others, key leasing to high-quality tenants, some of which may not be investment-grade rated, occupancy and temporary vacancy during the year related to re-tenanting space, and the volume of contractual lease expirations at the beginning of each year. We also consider the consistency of profitability and NAV over time as opposed to strong growth following periods of significant decline in profitability and NAV.
The 2025 profitability and NAV-related goals established by the Compensation Committee were strategically aligned with the following objectives:
•Recognition that our NEOs have achieved strong operating and financial performance over multiple years, as opposed to outperformance following years of underperformance, and recognition of the need for flexibility to accommodate short-term changes without impacting long-term goals;
•High-quality and stable cash flows from a REIT industry-leading, high-quality tenant base with 53% of annual rental revenue from investment-grade or publicly traded large equity cap tenants as of December 31, 2025;
•Focus on retaining significant cash flows provided by operating activities after dividends for reinvestment;
•Adjusted EBITDA margin for the Company that ranks among the top of our 2025 Peer Group and is consistent with the strength of our credit profile; and
•Flexibility in a particular year while maintaining a strong long-term Adjusted EBITDA margin.
The following table reflects the threshold, target, and maximum achievement levels established by the Compensation
Committee, as well as the relative weighting and actual achievement of each of our 2025 profitability and NAV-related goals.

Alexandria’s Actual 2025 Performance
The Percentage of Total Annual Rental Revenue from Investment-Grade or Publicly Traded Large Cap Tenants goal was established to maintain our REIT industry-
leading percentage. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and Reconciliations” section of this Proxy Statement.
(1)The greater of the three months ended December 31, 2025 annualized or the trailing 12 months. Actual 2025 performance result of 71% represents Adjusted
EBITDA – for the fourth quarter of 2025 annualized.

2026 Proxy Statement	72
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2025 Environmental and Sustainability Goals
As discussed above, the remaining 20% of the Corporate Performance Component of Messrs. Marcus’s and Moglia’s
2025 annual cash incentive awards is based on the achievement of predetermined environmental and sustainability goals.
Specifically, the Compensation Committee established the following goals for these NEOs’ 2025 annual cash incentive awards, which were designed to further our sustainability mission of making a positive impact on society by developing and operating efficient and healthy buildings, mitigating greenhouse gas emissions (“GHG”) emissions and climate risk, and advancing human health and nutrition.

	2025 Environmental and Sustainability Goals	Alexandria’s Actual 2025 Performance

Environmental and Sustainability Goals	Continued pursuit of LEED certification for new Class A/A+ development and redevelopment properties.
•For properties owned as of December 31, 2025, we achieved
a 18% increase in the number of properties certified or
pursuing LEED certifications in 2025.
•15 Necco Street, a state-of-the-art R&D facility totaling
345,996 RSF in our Seaport Innovation District submarket in
Greater Boston, earned LEED Platinum certification, the
highest certification level under the U.S. Green Building
Council’s Core and Shell rating system.

Continued progress on carbon
reduction strategy, as outlined in our
annual corporate responsibility report,
and enhancement of programming and
disclosures in our annual corporate
responsibility report, including
consideration of guidelines from the
Taskforce on Climate-related Financial
Disclosures (TCFD).

•In the 2025 GRESB Real Estate Assessment, we received
the GRESB Green Star designation for the ninth consecutive
year. We also earned an “A” disclosure score for the eighth
consecutive year, signifying best-in-class transparency
regarding our sustainability practices and reporting.
•In 2025, Alexandria’s long-standing sustainability leadership and performance was reinforced through multiple
achievements:
•325 Binney Street, a LEED Platinum certified R&D center
on the Alexandria Center® at One Kendall Square
Megacampus in Cambridge, earned a 2025 International
Institute for Sustainable Laboratories (I2SL) Lab Buildings
and Projects Award for New Construction. The ultra-
efficient facility’s design achieved an estimated 97%
emissions reduction relative to the 2020 Massachusetts
Energy Stretch Code baseline and utilizes 100% renewable
energy.
•We reduced operational GHG emissions intensity by 18%
from 2022 to 2024, representing ongoing progress toward our
30% reduction target by 2030 relative to a 2022 baseline.

Continued pursuit of Fitwel and WELL
certifications for healthy buildings,
which recognize industry-leading
approaches to the health, wellness, and
productivity of the Company’s
employees and tenants in the
workplace.
For properties owned as of December 31, 2025, we achieved a 4% increase in the number of properties certified or pursuing Fitwel certifications in 2025.
12%
Based on its assessment of the achievements summarized in the table above, the Compensation Committee determined in early 2026 that Messrs. Marcus and Moglia had earned 225% of the target level of the environmental and sustainability metric of their 2025 annual cash incentive awards.

2026 Proxy Statement	73
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2025 Cash Incentive Award Decisions for Executive Chairman and Chief Executive Officer
Considering the challenging macroeconomic and regulatory environment described under “Business Performance
Overview“ section on p.38, the Company has delivered solid multiyear operating and financial performance, including in 2025.
Due to the continued strong operating and financial performance in 2025, the achievement of the corporate performance goals at the maximum level for all seven goals, the environmental and sustainability progress made as discussed above, and the continued strong individual performance of Messrs. Marcus and Moglia in 2025, as discussed below, which resulted in each
NEO earning the maximum achievement level with respect to the individual performance component of their respective 2025 annual cash incentive awards, the Compensation Committee awarded Mr. Marcus an annual cash incentive award of
$3,026,250 and Mr. Moglia an annual cash incentive award of $1,890,000.
Individual Performance Component of Executive Chairman’s and Chief Executive Officer’s 2025 Cash Incentive Awards
Messrs. Marcus’s and Moglia’s respective employment agreements also provide that 40% of each of their annual cash incentive awards be based upon the achievement of predetermined individual performance measures, which are to be established each year by the Compensation Committee. As described further below, the Compensation Committee established individual goals for both NEOs for 2025 that align with the Company’s key business objectives of creating value for, and promoting the interests of, our stockholders.

2026 Proxy Statement	74
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Marcus’s 2025 Goals and Assessment of 2025 Performance
The 2025 individual goals established for Mr. Marcus by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The performance goals established for Mr. Marcus in early
2025, and the achievement of each goal as determined by the Compensation Committee in early 2026, were as follows:
Goal: Direct the long-term strategy of the Company and oversee strategic business matters
Mr. Marcus led the execution of the following initiatives focused on the long-term strategy of the Company in 2025:
•Implemented and oversaw the differentiated business strategy that drove the Company’s strong multiyear operating and financial performance, resulting in a growth in FFO per share – diluted, as adjusted of 23% for the five-year period ended December 31, 2025.
•As of December 31, 2025, the Company’s asset base aggregated 59.4 million SF, including 35.9 million RSF of operating properties, 3.5 million RSF of Class A/A+ properties undergoing construction, and 20.0 million SF of future development projects. 77% of our total development and redevelopment pipeline RSF is within our
Megacampus ecosystems, which represent cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished.
•Took advantage of a favorable debt capital market environment in early 2025 and issued unsecured senior notes payable aggregating $550.0 million due 2035, with an interest rate of 5.50%.
•Strongly executed our 2025 capital strategy, driven primarily by dispositions of non-core assets and land, and by sales to owners/users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects and recognized gain on sales of real estate of $642.4 million.
•Executed long-term leases aggregating 4.2 million RSF with a weighted-average lease term of 11.9 years for
2025. 82% of our leasing activity in 2025 was generated from our existing tenant base.
•Oversaw strategic growth initiatives in each region, including Greater Boston, the San Francisco Bay Area, San
Diego, Seattle, Maryland, Research Triangle, New York City, and Texas; oversaw the Company’s New York City regional strategic operations.
•During 2023-2025, our leasing volume in Greater Boston, the San Francisco Bay Area, and San Diego
represented approximately 94% of the combined leasing volume of the five next largest life science real estate owners in those markets (by RSF leased).
•Generated incremental annual NOI from 2025 development and redevelopment projects placed into service, aggregating 852,764 RSF that are 97% occupied across multiple submarkets, of $78 million.
Goal: Streamlining business processes leading to decrease in general and administrative expenses
In 2025, Mr. Marcus oversaw the implementation of comprehensive cost-control and efficiency initiatives to reduce
Company’s expenditures, including general and administrative expenses. These measures provided savings during the year ended December 31, 2025, with general and administrative expenses decreasing to 5.6% of NOI in 2025 –
the lowest level in the past ten years for the Company and approximately half the average of other S&P 500 REITs.
Based on the midpoint of the Company’s 2026 guidance, these initiatives are expected to generate approximately
$76 million of cumulative general and administrative expense savings across 2025 and 2026 compared to 2024 general and administrative expense levels.
Goal: Maintaining high operating margins
Under Mr. Marcus’s leadership, the Company achieved solid NOI margin of 70%, same property operating margin of
68%, and Adjusted EBITDA margin of 71% for the year ended December 31, 2025.
Goal: Lead the venture investments strategic core business vertical and life science ecosystem outreach
Mr. Marcus led the execution of the venture investments strategic core business vertical focused on providing long-
term investment capital to disruptive life science companies advancing transformative new modalities, platforms, and innovative medicines to meaningfully improve human health. Alexandria’s life science venture investment activity focuses on groundbreaking therapeutic platforms with immense potential to address a wide array of diseases. As of and for the year ended December 31, 2025, Alexandria’s unrealized and realized gains on non-real estate investments aggregated $133.4 million and $115.7 million, respectively.

2026 Proxy Statement	75
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Lead the thought leadership strategic core business vertical
Alexandria was awarded the 2025 Charles A. Sanders, MD, Partnership Award by the FNIH. The prestigious award recognizes Alexandria's significant contributions to the FNIH's work, under the leadership of Mr. Marcus, in accelerating biomedical innovation, epitomized by the Company's leadership in catalyzing a mission-critical public-
private partnership with the FNIH to build a precision medicine framework for depression to address the urgent need for new, more effective medicines for patients.
Mr. Marcus also directed the 2025 Alexandria Policy Summit: Mission-Critical Policies to Advance USA Life Science
Innovation. The Summit convened key stakeholders representing academia, biopharma, government, patient advocates, and venture capital in Washington, DC to discuss the critical pillars of the life science industry including strong basic and translational research, robust funding for life science companies, ensuring a reliable and consistent regulatory environment, and reimbursement of innovative medicines.
Goal: Oversee and inspire leadership, culture, management, mission, and retention
Mr. Marcus led the training, education, mentoring, growth, and retention of our entire team. Mr. Marcus managed the career development of the Company’s NEOs and senior officers. Leadership, mentorship, and career development of the NEOs and senior officers are of strategic importance to Mr. Marcus and the Board, as well as to the long-term success of the Company. Mr. Marcus has consistently been effective in this important area, as evidenced by our low attrition rate and history of finding highly qualified candidates for promotion from within our strong bench. Our Other
NEOs have an average tenure with the Company of about 17 years. Executive and senior management have an average tenure with the Company of about 14 years.
Goal: Lead the corporate responsibility strategic core business vertical with emphasis on environmental sustainability and corporate responsibility and philanthropy
Integral to Alexandria’s mission is its leadership in fostering collaborations that meaningfully improve human health. In
2025, Alexandria continued its pioneering public-private partnership with the FNIH focused on leveraging precision medicine to deepen scientific understanding of depression and revolutionize patient care. The first-of-its-kind initiative is being developed in collaboration with government, research institutions, life science entities, and patient advocates.
The bold program aims to pave the way for a future where major depressive disorder is effectively treated at an individual level, rather than by a one-size-fits-all approach.
Goal: Effective communication with investors, analysts, and the general public and providing of insight into the Company’s strategy for mission-critical activities
Mr. Marcus was an active participant in a substantial portion of the over 200 investor and analyst meetings held by the Company during 2025, including the Company’s annual Investor Day meeting in December 2025.

2026 Proxy Statement	76
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Moglia’s 2025 Goals and Assessment of 2025 Performance
The 2025 individual goals established for Mr. Moglia by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The performance goals established for Mr. Moglia in early
2025, and the achievement of each goal as determined by the Compensation Committee in early 2026, were as follows:
Goal: Supporting our selective development strategy focused on high-quality properties that are well positioned within our identified core markets, have high-quality tenants in place, offer attractive returns on our investments, and drive the cost-
effective completion of the Company’s development and redevelopment properties
Mr. Moglia provided leadership, oversight, and strategic execution of the Company’s selective construction of new
Class A/A+ properties through development and redevelopment projects on collaborative Megacampus ecosystems in AAA life science innovation cluster locations. Additionally, Mr. Moglia provided leadership and oversight of the leasing strategy for these properties, focusing on high-quality tenants, high-quality cash flows, and attractive returns on the Company’s investment. These efforts resulted in the following achievements during 2025:
•As of December 31, 2025, the Company’s asset base aggregated 59.4 million SF, including 35.9 million RSF of operating properties, 3.5 million RSF of Class A/A+ properties undergoing construction, and 20.0 million SF of future development projects.
•Led the Company’s strategy for Megacampus design, building design, and placemaking across each of our life science cluster markets. As of December 31, 2025, the Company’s Megacampus properties accounted for 78%
of the Company’s total annual rental revenue.
•Execution of long-term leases aggregating 4.2 million RSF with a weighted-average lease term of 11.9 years.
82% of our leasing activity in 2025 was generated from our existing tenant base.
•Execution of the largest life science lease in company history with a long-standing multinational pharmaceutical tenant for a 16-year build-to-suit lease expansion aggregating 466,598 RSF located on the Campus Point by
Alexandria Megacampus in our University Town Center submarket.
•During 2023-2025, our leasing volume in Greater Boston, the San Francisco Bay Area, and San Diego
represented approximately 94% of the combined leasing volume of the five next largest life science real estate owners in those markets (by RSF leased).
•Successful execution of our 2025 capital strategy, driven primarily by dispositions of non-core assets and land, and by sales to owners/users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects and recognized gain on sales of real estate of $642.4 million.
•The completed sale of two life science buildings, in which the Company held a 25% ownership interest, aggregating 466,297 RSF, located at 409 and 499 Illinois Street in Mission Bay submarket, for an aggregate gross sales price of $767.1 million, of which our share of the price (after seller credits) was $180.3 million.
Upon completion of the sale, we recognized a gain on sale of real estate $416.7 million, of which our share was $103.9 million.
•Delivery of development and redevelopment projects aggregating 852,764 RSF, 97% occupied across multiple submarkets, that generated incremental annual NOI of $78 million in 2025.
•Reduction in future construction funding requirements across the active pipeline as of December 31, 2025, through the sale or designation as held for sale of three projects and by pivoting one project to a lower investment strategy, enabling the redeployment of future construction savings and sales proceeds toward opportunities aligned with our long-term Megacampus strategy.
•Reduced the overall size of our future construction funding needs on current development and redevelopment projects by more than $300 million over the next few years.
•Reduced non-income-producing assets as a percentage of gross assets by 3% to 17%.
•As of December 31, 2025, the Company’s development and redevelopment pipeline of current projects that are under construction is expected to generate incremental annual NOI aggregating $333 million, primarily commencing from the 2026 through 2028. These projects aggregate 3.6 million RSF and are 46% leased/
negotiating.
Goal: Streamlining of business processes leading to decrease in general and administrative expenses
In 2025, Mr. Moglia oversaw the implementation of comprehensive cost-control and efficiency initiatives to reduce
Company’s expenditures, including general and administrative expenses. These measures provided savings during the year ended December 31, 2025, with general and administrative expenses decreasing to 5.6% of NOI in 2025 –
the lowest level in the past ten years for the Company and approximately half the average of other S&P 500 REITs.

2026 Proxy Statement	77
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Based on the midpoint of the Company’s 2026 guidance, these initiatives are expected to generate approximately
$76 million of cumulative general and administrative expense savings across 2025 and 2026 compared to 2024 general and administrative expense levels.
Goal: Maintaining high operating margins
Under Mr. Moglia’s leadership, the Company achieved solid NOI margin of 70%, same property operating margin of
68%, and Adjusted EBITDA margin of 71% for the year ended December 31, 2025.
Goal: Solid rental rates on lease renewals and re-leasing of space
Mr. Moglia led the execution of leases aggregating 4.2 million RSF with a weighted-average lease term of 11.9 years for 2025. This includes 1.2 million RSF executed during the three months ended December 31, 2025, with a weighted-average lease term of 7.6 years. Of the total leases executed, 2.5 million RSF related to lease renewals and re-leasing of space, 944,362 RSF related to leasing of previously vacant space, and 704,821 RSF related to leasing in developed and redeveloped Class A/A+ properties. Rental rate growth on lease renewals and re-leasing of space for 2025 was 7.0% and 3.5% (cash basis).
Goal: Raising capital and further strengthening our long-term capital structure
Under Mr. Moglia’s leadership, the Company successfully executed  its 2025 capital strategy and further strengthened its capital structure:
•Generated significant net cash flows from operating activities. In 2025, we funded approximately
$524.7 million of our equity capital needs with net cash flows provided by operating activities after dividends, reduced by distributions to noncontrolling interests (excluding liquidating distributions from asset sales), and excluding changes in operating assets and liabilities, as they represent timing differences.
•Advanced the Company’s capital recycling program. We completed real estate dispositions, primarily consisting of non-core assets and land, as well as sales to users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects.
•Optimized debt financing. In February 2025, we issued unsecured senior notes payable aggregating
$550.0 million, due 2035, with an interest rate of 5.50%. This issuance marked our tightest-ever spread to the 10-
year treasury rate, surpassing our previous record in September 2019 by 25 bps.
•Maintained a strong and flexible balance sheet with significant liquidity as of December 31, 2025:
•Our investment-grade credit ratings from S&P Global Ratings and Moody’s Ratings were BBB+ and Baa1, respectively, ranking in the top 15% of all publicly traded U.S. REITs.
•Our significant liquidity of $5.3 billion, representing 3.7x our debt maturities through 2028, provides us the flexibility to address our operational needs and to pursue strategic opportunities.
•Only 11% of our debt matures through 2028, reflecting a well‑laddered maturity profile.
•Maintained a 12.1-year weighted-average remaining term on outstanding debt, the longest among S&P 500
REITs.
•Our fixed-rate debt represented 97.2% of our total debt, providing predictable debt-service costs. Since
2021, our quarter-end fixed-rate debt has averaged 96.7%.
•Our net debt and preferred stock to Adjusted EBITDA ratio of 5.7x and fixed-charge coverage ratio of 3.7x
(fourth quarter of 2025 annualized).
•Preserved approximately $410 million of annual liquidity through dividend policy actions, reinforcing balance sheet strength and supporting the 2026 capital plan.
Goal: Oversight of industry-leading sustainability initiatives and programming
As a member of Alexandria’s sustainability committee, Mr. Moglia supports our industry-leading sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2025, as a result of these efforts, we achieved the following:
•Eighth consecutive “A” disclosure score from GRESB signifying best-in-class transparency regarding our sustainability practices and reporting.
•Ninth consecutive Green Star designation from GRESB.
•Earned BOMA (Building Owners and Managers Association) TOBY (The Outstanding Building of the Year)
Awards in the Life Science category. The TOBY Awards are the commercial real estate industry’s highest recognition honoring excellence in commercial building management and operations.

2026 Proxy Statement	78
COMPENSATION DISCUSSION AND ANALYSIS (continued)
•8 Davis Drive on the Alexandria Center® for Advanced Technologies – Research Triangle Megacampus won
the prestigious 2025 International TOBY Award in the Life Science category.
•201 Haskins Way on the Alexandria Center® for Life Science – South San Francisco campus in the San
Francisco Bay Area was recognized by BOMA San Francisco.
•9605 Medical Center Drive on the Alexandria Center® for Life Science – Shady Grove Megacampus in
Maryland was recognized by local BOMA affiliate Apartment and Office Building Association of Metropolitan
Washington.
•In 2025, Alexandria was named one of Newsweek’s Most Trustworthy Companies in America for the third consecutive year and one of only four S&P 500 REITs recognized in the real estate and housing category. The
Company was also named one of Newsweek’s World’s Most Trustworthy Companies for the second consecutive year, underscoring the consistency of its reputation with customers, investors, and employees.
•15 Necco Street, a state-of-the-art R&D facility in our Seaport Innovation District submarket in Greater Boston, earned LEED Platinum certification, the highest certification level under the U.S. Green Building Council’s Core and Shell rating system. Home to the Lilly Seaport Innovation Center, the facility serves as the central hub for
Lilly’s genetic medicines efforts.
•325 Binney Street, a LEED Platinum certified R&D center on the Alexandria Center® at One Kendall Square
Megacampus in Cambridge, earned a 2025 International Institute for Sustainable Laboratories (I2SL) Lab
Buildings and Projects Award for New Construction. The ultra-efficient facility’s design achieved an estimated
97% emissions reduction relative to the 2020 Massachusetts Energy Stretch Code baseline and utilizes 100%
renewable energy.
Goal: Effective communication with Executive Chairman and the Board on matters of tactical and strategic importance, including risk management matters
During 2025, Mr. Moglia participated in a substantial number of meetings held by the full Board and met frequently with Mr. Marcus. These meetings covered many key topics, including matters of tactical and strategic importance such as risk management.
Goal: Effective communication with investors, analysts, and the general public and providing of insight into the Company’s strategy for mission-critical activities
Mr. Moglia engaged with investors and analysts frequently throughout the year with regard to the Company’s interests and during various real estate investor conferences. He was an active participant in a significant portion of the over
200 investor and analyst meetings held by the Company during 2025 and the Company’s annual Investor Day meeting in December 2025.

2026 Proxy Statement	79
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Annual Cash Incentive Awards for Other NEOs
The employment agreements for Messrs. Binda, Kass, Cole, and Diamond provide for annual cash incentive awards that are granted at the discretion of the Compensation Committee, none of which are guaranteed. As described above, the
Compensation Committee considered a more formulaic approach for our Other NEOs but decided the existing method permits the Compensation Committee to adjust compensation based on a wide range of factors relating to both corporate and individual performance. In exercising its discretion, the Compensation Committee performs a holistic assessment of the
Company’s performance and each Other NEO’s individual achievements, taking into account competitive market dynamics as well as the macroeconomic environment, and does not assign specific weights to any particular factor. Each Other NEO’s annual cash incentive award is subject to a maximum amount equal to 300% of their base salary. Each Other NEO’s cash incentive award for 2025 was below this threshold.
2025 Cash Incentive Award Decisions for Our Other NEOs
The Compensation Committee evaluated each Other NEO’s performance in the context of achievement of the goals established in early 2025, as described below, and each Other NEO’s performance, position, tenure, experience, expertise, leadership, and management capability. As a result, the Compensation Committee awarded each Other NEO a cash incentive award for 2025 in the amount of $995,000 to Mr. Binda,$1,750,000 to Mr. Kass, $750,000 to Mr. Cole, and $585,000 to Mr.
Diamond. Annual cash incentives awarded to Other NEOs are subject to a maximum of 300% of their respective base salaries.

2026 Proxy Statement	80
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Individual Performance Component of Our Other NEOs’ 2025 Cash Incentive Awards
In early 2025, the Compensation Committee established the following individual performance goals for each of our
Other NEOs to form the basis for the Compensation Committee’s annual cash incentive award determinations for 2025. The performance goals were intended to be challenging, and they varied for each Other NEO based upon his role and responsibilities.

Goal	Marc E. Binda	Hunter L. Kass	John Hart Cole	Lawrence J. Diamond
Oversight of financial strategy and planning	●
Management of the Company’s capital structure	●
Maintenance of a strong and flexible balance sheet	●
Effective communication with executive management on matters of tactical and strategic importance	●	●	●	●
Active engagement with investment community	●	●	●
Oversight of industry-leading sustainability initiatives and programming	●
Oversight of cybersecurity initiatives and safeguards	●
Expansion of expertise in Megacampus design, building design, and placemaking strategy across each of our life science cluster markets		●
Solid change in same property NOI		●	●	●
Maintaining solid NOI margin		●	●	●
Solid growth in rental rates on lease renewals and re-leasing of space		●	●	●
Maintaining solid occupancy		●	●	●
Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)		●	●
Oversight and execution of development and redevelopment projects at solid returns on investment		●	●
Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties		●	●	●

Each of the Other NEOs’ achievements with respect to his respective 2025 performance goals are described below.

2026 Proxy Statement	81
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Binda’s 2025 Goals and Assessment of 2025 Performance
Overview. As Chief Financial Officer and Treasurer, Mr. Binda directed the Company’s financial strategy and execution in a challenging capital markets environment, including liquidity management, capital allocation, financing, and balance sheet stewardship. He worked closely with the Executive Chairman, Chief Executive Officer, and other NEOs to develop and implement strategic priorities, including 2025 and 2026 capital plans.
Mr. Binda played a central role in overseeing the Company’s financial operations, including the implementation of financial strategies and maintenance of accounting practices and procedures. In 2025, Mr. Binda served as an effective and responsive organizational leader in all the Company’s financial matters, risk management, and internal controls. He also managed the Company’s engagements with the financial community, regularly working alongside the Executive Chairman,
Chief Executive Officer, and other NEOs to foster relationships with analysts and stockholders. Under Mr. Binda’s leadership, the Company maintained its investment-grade credit profile of BBB+ from S&P Global Ratings and Baa1 from Moody’s Ratings as of December 31, 2025, ranking in the top 15% among all publicly traded U.S. REITs.
In 2025, the Company executed its financial and operating strategy and accessed and optimized multiple sources of capital strategically important to its long-term capital structure. Collectively, these actions preserved balance sheet strength and liquidity, advanced capital recycling, optimized financing, improved cost discipline, and enhanced financial flexibility to support execution of the Company’s 2026 capital plan.
Specific Individual Goals. The 2025 individual goals established for Mr. Binda in early 2025, and the achievement of each goal as determined by the Compensation Committee in early 2026, were as follows:
Goal: Oversight of financial strategy and planning
Mr. Binda oversaw financial and operating strategy and planning. He was responsible for the disciplined management of key metrics across financial and operational performance, including leasing, same property NOI performance, construction (development and redevelopment), acquisitions, dispositions, debt and equity capital, as well as tenant collections. This oversight, combined with the execution of our strategy by our entire team, enabled the Company to achieve the following results, even as overall life science real estate supply has increased and demand has decreased, within a challenging macroeconomic, regulatory, policy, and political environment:
•Leasing volume aggregating 4.2 million RSF for the year ended December 31, 2025.
◦Weighted-average lease term of 11.9 years for leases executed during the year ended December 31,
2025.
◦In July 2025, we executed the largest life science lease in Company history with a long-standing multinational pharmaceutical tenant for a 16-year build-to-suit lease expansion aggregating 466,598
RSF on the Campus Point by Alexandria Megacampus in our University Town Center submarket.
◦During 2023-2025, our leasing volume in Greater Boston, the San Francisco Bay Area, and San Diego
represented approximately 94% of the combined leasing volume of the five next largest life science real estate owners in those markets (measured by RSF leased; source: Alexandria proprietary market database).
•Rental rates on lease renewals and re-leasing of space increased by 7.0% and 3.5% (cash basis) for the year ended December 31, 2025.
•Occupancy of 90.9% as of December 31, 2025.
•86% of development and redevelopment projects under construction that are expected to stabilize in 2026 are leased or under lease negotiation, excluding one project for which we are evaluating business strategy.
•Expected incremental annual net operating income from projects anticipated to be placed into service from 2026 to 2028:
◦$97 million from deliveries in 2026.
◦$123 million from 2027-2028 deliveries.
◦$113 million from 2026-2028 deliveries of four additional projects which are under business strategy evaluation.
•In 2025, tenant relationships and collections remained strong:
◦82% of our leasing activity was generated from our existing tenant base.

2026 Proxy Statement	82
COMPENSATION DISCUSSION AND ANALYSIS (continued)
◦As of December 31, 2025, 84% of our top 20 tenants’ annual rental revenue was derived from investment-grade or publicly traded large-cap companies.
◦Our tenant collections have remained consistently high, averaging 99.8% since the beginning of 2021 through December 31, 2025.
Goal: Management of the Company’s capital structure; maintenance of a strong and flexible balance sheet
Under Mr. Binda’s leadership, the Company successfully executed its 2025 capital strategy and further strengthened its capital structure:
•Generated significant net cash flows from operating activities. In 2025, we funded approximately
$524.7 million of our capital needs with net cash flows provided by operating activities after dividends, reduced by distributions to noncontrolling interests (excluding liquidating distributions from asset sales), and excluding changes in operating assets and liabilities, as they represent timing differences.
•Advanced the Company’s capital recycling program. We completed real estate dispositions, primarily consisting of non-core assets and land, as well as sales to users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects.
•Optimized debt financing. In February 2025, we issued unsecured senior notes payable aggregating
$550.0 million, due 2035, with an interest rate of 5.50%. This issuance marked our tightest-ever spread to the 10-
year treasury rate, surpassing our previous record in September 2019 by 25 bps.
•Maintained a strong and flexible balance sheet with significant liquidity as of December 31, 2025:
•Our investment-grade credit ratings from S&P Global Ratings and Moody’s Ratings were BBB+ and Baa1, respectively, ranking in the top 15% of all publicly traded U.S. REITs.
•Our significant liquidity of $5.3 billion, representing 3.7x our debt maturities through 2028, provides us the flexibility to address our operational needs and to pursue strategic opportunities.
•Only 11% of our debt matures through 2028, reflecting a well‑laddered maturity profile.
•Maintained a 12.1-year weighted-average remaining term on outstanding debt, the longest among S&P 500
REITs.
•Our fixed-rate debt represented 97.2% of our total debt, providing predictable debt-service costs. Since
2021, our quarter-end fixed-rate debt has averaged 96.7%.
•Our net debt and preferred stock to Adjusted EBITDA ratio was 5.7x and fixed-charge coverage ratio was
3.7x (fourth quarter of 2025 annualized).
•Implemented cost-control and efficiency initiative that drove, among other results, a meaningful reduction in general and administrative expenses:
◦In 2025, we achieved a $51.3 million, or 30%, reduction in general and administrative expenses compared to 2024.
◦In 2025, our general and administrative expenses represent only 5.6% of NOI in 2025 – the lowest level in the past ten years, and approximately half the average of other S&P 500 REITs.
◦We expect to achieve $76 million of cumulative savings in 2025 and 2026 (based upon the midpoint of our guidance range for 2026 general and administrative expenses), compared to 2024.
•Enhanced financial flexibility through dividend policy actions preserving $410 million of annual liquidity.
Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Binda engaged with executive management in strategy meetings focused on strategic growth opportunities, franchise development, development and construction, risk management, proactive management of contractual lease expirations, review of Company-wide operational strategy and efficiency.
Goal: Active engagement with investment community
In 2025, Mr. Binda engaged with investors and analysts frequently with regard to the Company’s interests and during various real estate investor conferences. He was an active participant in a majority of over 200 investor and analyst meetings held by the Company during 2025 and the Company’s annual Investor Day meeting in December 2025.

2026 Proxy Statement	83
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Oversight of industry-leading sustainability initiatives and programming
As a member of Alexandria’s sustainability committee, Mr. Binda supports our industry-leading sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2025, as a result of these efforts, we achieved the following:
•Eighth consecutive “A” disclosure score from GRESB signifying best-in-class transparency regarding our sustainability practices and reporting.
•Ninth consecutive Green Star designation from GRESB.
•Earned BOMA (Building Owners and Managers Association) TOBY (The Outstanding Building of the Year)
Awards in the Life Science category. The TOBY Awards are the commercial real estate industry’s highest recognition honoring excellence in commercial building management and operations.
•8 Davis Drive on the Alexandria Center® for Advanced Technologies – Research Triangle Megacampus won
the prestigious 2025 International TOBY Award in the Life Science category.
•201 Haskins Way on the Alexandria Center® for Life Science – South San Francisco campus in the San
Francisco Bay Area was recognized by BOMA San Francisco.
•9605 Medical Center Drive on the Alexandria Center® for Life Science – Shady Grove Megacampus in
Maryland was recognized by local BOMA affiliate Apartment and Office Building Association of Metropolitan
Washington.
•In 2025, Alexandria was named one of Newsweek’s Most Trustworthy Companies in America for the third consecutive year and one of only four S&P 500 REITs recognized in the real estate and housing category. The
Company was also named one of Newsweek’s World’s Most Trustworthy Companies for the second consecutive year, underscoring the consistency of its reputation with customers, investors, and employees.
•15 Necco Street, a state-of-the-art R&D facility in our Seaport Innovation District submarket in Greater Boston, earned LEED Platinum certification, the highest certification level under the U.S. Green Building Council’s Core and Shell rating system. Home to the Lilly Seaport Innovation Center, the facility serves as the central hub for
Lilly’s genetic medicines efforts.
•325 Binney Street, a LEED Platinum certified R&D center on the Alexandria Center® at One Kendall Square
Megacampus in Cambridge, earned a 2025 International Institute for Sustainable Laboratories (I2SL) Lab
Buildings and Projects Award for New Construction. The ultra-efficient facility’s design achieved an estimated
97% emissions reduction relative to the 2020 Massachusetts Energy Stretch Code baseline and utilizes 100%
renewable energy.
Goal: Oversight of cybersecurity initiatives and safeguards
Mr. Binda provides executive oversight of the Company’s cybersecurity risk management and related internal controls covering information technology systems, communication networks, enterprise applications, and the accounting and financial reporting platforms that support our operations and tenant and vendor relationships.  He oversees the development and enhancement of our information technology and network infrastructure, including the implementation of security measures designed to help safeguard our systems and data. Mr. Binda plays a key role in the development and enhancement of internal controls designed to help prevent, detect, address, and mitigate cybersecurity risk and incidents.

2026 Proxy Statement	84
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Kass’s 2025 Goals and Assessment of 2025 Performance
Overview. As Co-President and Regional Market Director – Greater Boston, Mr. Kass oversaw the management of the Company’s largest region, representing 37% of the Company’s annual rental revenue as of December 31, 2025. In close coordination with the Company’s other senior executives, Mr. Kass led a team of real estate professionals in implementing the
Company’s strategic directives within the Greater Boston market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects;
the ongoing management of operating properties in the regional asset base; and the selective disposition of properties in the
Greater Boston market. In addition to his management activities in the Greater Boston market, Mr. Kass also represented the
Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.
Specific Individual Goals. The 2025 individual goals established for Mr. Kass in early 2025, and the achievement of each goal as determined by the Compensation Committee in early 2026, were as follows:
Goal: Solid change in same property NOI
Under Mr. Kass’s leadership, the Company achieved same property NOI of (3.5)% and 0.9% (cash basis) for the year ended December 31, 2025, which was solid considering the challenging macroeconomic and regulatory environment described under the “Business Performance Overview“ section on page 40.
Goal: Maintaining solid NOI margin
Under Mr. Kass’s leadership, the Greater Boston market contributed toward the Company’s solid same property and consolidated NOI margins of 68% and 70%, respectively, for the year ended December 31, 2025.
Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Kass led the execution of leases aggregating 871,932 RSF in the Greater Boston market during 2025. Leasing volume executed in the Greater Boston market in 2025 included 409,348 RSF of developed, redeveloped, and previously vacant space in Class A/A+ properties and 462,584 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 14.7% and 5.1% (cash basis). As of December 31, 2025, our Greater Boston market generated 57% of its annual rental revenue from investment-grade or publicly traded large cap tenants.
Goal: Maintaining solid occupancy
Under Mr. Kass’s leadership, our operating asset base for the Greater Boston market had an occupancy level of
86.4% as of December 31, 2025.
Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)
During 2025, Mr. Kass oversaw the delivery of an aggregate of 49,443 RSF across two development projects, including 99 Coolidge Avenue and 500 North Beacon Street and 4 Kingsbury Avenue in our Cambridge/Inner Suburbs
submarket. As of December 31, 2025, Mr. Kass oversaw six development and redevelopment projects aggregating
2.4 million RSF across five Megacampus, including three projects for which the Company is evaluating business strategy.
Goal: Oversight and execution of development and redevelopment projects at solid returns on investment
Mr. Kass led the diligent management and oversight of construction for each of the projects noted above. Mr. Kass also provided strategic input into the design of various key development and redevelopment of new Class A/A+
buildings and Megacampus properties across the Greater Boston market. Mr. Kass further contributed to our development and redevelopment pipeline of current projects under construction that are expected to generate incremental annual NOI aggregating $333 million, primarily commencing from the 2026 through the 2028.
Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties
In 2025, Mr. Kass contributed to the completion of our 2025 capital strategy, driven primarily by dispositions of non-
core assets and land, and by sales to owners/users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects. Mr. Kass led the execution of the following dispositions in the Greater
Boston and Research Triangle markets:
•The completed sale of a retail shopping center aggregating 249,275 RSF with future development opportunity aggregating 281,592 SF located at 550 Arsenal Street in our Cambridge/Inner Suburbs submarket for an aggregate sales price of $99.3 million.

2026 Proxy Statement	85
COMPENSATION DISCUSSION AND ANALYSIS (continued)
•The completed sale of the Company’s interest in a consolidated real estate joint venture comprising multiple land parcels aggregating 1.0 million future development SF, located at 285, 299, 307, and 345 Dorchester Avenue in our Seaport Innovation District submarket, for an aggregate sales price of $33.5 million.
•The completed sale of an operating property aggregating 18,200 RSF in the Greater Boston market for an aggregate sales price of $3.1 million.
•The completed sale of  an operating property aggregating 77,595 RSF located at 601 Keystone Park Drive in our
Research Triangle market for an aggregate sales price of $24.9 million.
•The completed sale of a non-stabilized property aggregating 173,820 RSF located at 14 TW Alexander Drive in our Research Triangle market for an aggregate sales price of $155.0 million.
• The completed sale of a land parcel aggregating 0.6 million future development SF located at 3029 East
Cornwallis Road in our Research Triangle market for an aggregate sales price of $29.5 million.
Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Kass engaged frequently throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.
Goal: Active engagement with investment community
Mr. Kass engaged with investors and analysts throughout the year with regard to the Company’s interests in the
Greater Boston market. He was an active participant in the Company’s annual Investor Day meeting in December
2025.

2026 Proxy Statement	86
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Cole’s 2025 Goals and Assessment of 2025 Performance
Overview. As Co-President and Co-Regional Market Director – Seattle, Mr. Cole oversaw the management of the
Company’s Seattle market, representing 6% of the Company’s annual rental revenue as of December 31, 2025. In close coordination with the Company’s other senior executives, Mr. Cole led a team of real estate professionals in implementing the
Company’s strategic directives within the Seattle market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the Seattle market. In addition to his management activities in the Seattle market, Mr. Cole also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.
Specific Individual Goals. The 2025 individual goals established for Mr. Cole in early 2025, and the achievement of each goal as determined by the Compensation Committee in early 2026, were as follows:
Goal: Solid change in same property NOI
Under Mr. Cole’s leadership, the Company achieved same property NOI of (3.5)% and 0.9% (cash basis) for the year ended December 31, 2025, which was solid considering the challenging macroeconomic and regulatory environment described under the “Business Performance Overview“ section on page 40.
Goal: Maintaining solid NOI margin
Under Mr. Cole’s leadership, the Seattle market’s solid NOI margin of 68%, contributed toward the Company’s solid consolidated NOI margins of 70%, for the year ended December 31, 2025.
Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Cole led the execution of leases aggregating 348,515 RSF in the Seattle market during 2025. This includes
194,896 RSF of developed, redeveloped, and previously vacant space leased in Class A/A+ properties and
153,619 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 8.5% and 6.7% (cash basis). As of December 31, 2025, our Seattle market generated 53% of its annual rental revenue from investment-
grade or publicly traded large cap tenants.
Goal: Maintaining solid occupancy
Under Mr. Cole’s management, our operating asset base for the Seattle market had an occupancy level of 88.4% as of December 31, 2025.
Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)
During 2025, Mr. Cole oversaw one development project under construction aggregating 227,577 RSF at 701 Dexter
Avenue North in our Lake Union submarket which is 23% leased.
Goal: Oversight and execution of development and redevelopment projects at solid returns on investment
Mr. Cole led the diligent management and oversight of construction for the project noted above, Mr. Cole also provided strategic input into the design of various key development and redevelopment of new Class A/A+ buildings and Megacampus properties across the Company’s cluster markets.
Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties
Mr. Cole contributed to the completion of our 2025 capital strategy, driven primarily by dispositions of non-core assets and land, and by sales to owners/users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects. Mr. Cole also led the execution of sales of five operating properties aggregating 324,731
RSF in the Seattle market for an aggregate sales price of $83.5 million and recognized gain on sales of real estate of
$12.7 million.
Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Cole engaged frequently throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

2026 Proxy Statement	87
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Diamond’s 2025 Goals and Assessment of 2025 Performance
Overview. As Co-Chief Operating Officer and Regional Market Director – Maryland, Mr. Diamond oversaw the management of the Company’s Maryland market, representing 8% of the Company’s annual rental revenue as of
December 31, 2025. In close coordination with the Company’s other senior executives, Mr. Diamond led a team of real estate professionals in implementing the Company’s strategic directives within the Maryland market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the Maryland market. In addition to his management activities in the Maryland market, Mr. Diamond also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.
Specific Individual Goals. The 2025 individual goals established for Mr. Diamond in early 2025, and the achievement of each goal as determined by the Compensation Committee in early 2026, were as follows:
Goal: Solid change in same property NOI
Under Mr. Diamond’s leadership, the Company achieved same property NOI of (3.5)% and 0.9% (cash basis) for the year ended December 31, 2025, which was solid considering the challenging macroeconomic and regulatory environment described under the “Business Performance Overview“ section on page 40.
Goal: Maintaining solid NOI margin
Under Mr. Diamond’s leadership, the Maryland market’s solid NOI margin of 74%, contributed toward the Company’s solid consolidated NOI margins of 70%, for the year ended December 31, 2025.
Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Diamond led the execution of leases aggregating 440,819 RSF in the Maryland market during 2025, including
17,180 RSF of developed, redeveloped, and previously vacant space in Class A/A+ properties and 423,639 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 13.2% and 0.2% (cash basis). As of
December 31, 2025, our Maryland market generated 56% of its annual rental revenue from investment-grade or publicly traded large cap tenants.
Goal: Maintaining solid occupancy
Under Mr. Diamond’s leadership, our operating asset base for the Maryland market had an occupancy level of 93.6%
as of December 31, 2025.
Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties
In 2025, Mr. Diamond contributed to the completion of our 2025 capital strategy, driven primarily by dispositions of non-core assets and land, and by sales to owners/users, generating $1.81 billion of capital for reinvestment into our development and redevelopment projects. Mr. Diamond also led the execution of the sale of an operating property aggregating 81,006 RSF, located at 20400 Century Boulevard in the Gaithersburg submarket, for an aggregate sales price of $16.9 million.
Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Diamond engaged frequently throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction, risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

2026 Proxy Statement	88
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Incentive Equity Awards Granted in 2025 to the Executive Chairman and the Chief Executive Officer
Pursuant to their respective employment agreements, Messrs. Marcus and Moglia are each eligible to receive an annual LTI award in the form of restricted stock, 50% of which is subject to performance-based vesting conditions (the
“Performance-Based LTI Grant”) and the remaining 50% of which is subject to service- or time-based vesting conditions (the
“Time-Based LTI Grant”; together with the Performance-Based LTI Grant, the “Annual LTI Grant”).
As previously disclosed in the Company’s Form 8-K filed on January 12, 2026, the Annual LTI Grant awarded to Mr.
Marcus in January 2026 was, at his request, made entirely subject to performance-based vesting conditions. This decision reflects a continued emphasis on aligning our Executive Chairman’s compensation with long-term performance and stockholder interests. Additional details regarding this grant will be provided in the Compensation Discussion and Analysis included in the Company’s proxy statement for the 2027 annual meeting of stockholders.
The discussion below relates to the Annual LTI Grants awarded to Messrs. Marcus and Moglia in 2025. These grants incorporate the following structural features, which the Compensation Committee approved to enhance competitiveness and strengthen alignment with stockholder interests:
i.Aggregate target value. Aggregated 2025 target values for Mr. Marcus and Mr. Moglia were set at $3,600,000 and
$5,500,000, respectively, which are unchanged from their 2024 target values. For Mr. Marcus, the 2025 target value of his Annual LTI Grant represents a 35% reduction from the $5,500,000 target established for his original Annual LTI
Grant in 2018.
ii.Performance-based payout cap. The maximum payout for the Performance-Based LTI Grant is capped at 150% of target, reflecting a balanced approach to incentive compensation that aligns with stockholder interests.
iii.Four-year vesting period for the Time-Based LTI Grant. The vesting period for the Time-Based LTI Grant is four years
(up from the three-year vesting period that was in effect prior to 2024), reinforcing executive retention and long-term value creation.
iv.One-year post-vesting holding period. A mandated one-year post-vesting holding requirement applies to both the performance-based and time-based portions of the Annual LTI Grant, further supporting our commitment to sustainable value creation and prudent risk management.
v.Forfeitable dividends. The awards feature forfeitable dividends, deferring any potential dividend payouts until the awards vest, if at all. No dividends are paid on the forfeited awards.
On January 10, 2025, pursuant to their respective employment agreements, as amended, Messrs. Marcus and
Moglia were each awarded an Annual LTI Grant reflecting these revised terms.
Structure of the 2025 LTI Grant — Target 50% Performance-Based Vesting and Target 50% Time-Based Vesting
The Compensation Committee awarded the Annual LTI Grant in 2025 (the “2025 LTI Grant”) to Messrs. Marcus and
Moglia in the form of a Performance-Based LTI Grant representing 50% of the aggregate target value (the “2025 Performance-
Based LTI Grant”) and a Time-Based LTI Grant representing the remaining 50% of the aggregate target value (the “2025 Time-
Based LTI Grant”) as set forth in the table below.

	2025 LTI Grants(1)

	Aggregate Target Value	Target Number of Shares Underlying the 2025 Performance-Based LTI Grant (50% of Target Value)(2)	Target Number of Shares Underlying the 2025 Time-Based LTI Grant (50% of Target Value)(3)
Joel S. Marcus ......	$3,600,000	18,483	18,482
Peter M. Moglia .....	$5,500,000	28,237	28,237
(1)The target number of shares underlying the 2025 LTI Grants was calculated based on the closing price of Common Stock on January 9, 2025, the last trading day prior to the January 10, 2025 grant date. Accordingly, the approved target value of each 2025 LTI Grant shown in the table above differs from the amount disclosed for such award in the “Summary Compensation Table” on page 100 and the “2025 Grants of Plan-Based Awards Table” on page 101, which, pursuant to SEC reporting rules, reflects the grant date fair value computed in accordance with FASB ASC Topic 718, which is based on the closing price of Common Stock on the January 10, 2025 grant date. Refer to Notes 2 and 17 of the consolidated financial statements in the Company’s Annual
Report on Form 10-K for the year ended December 31, 2025 for additional information on fair value accounting for stock awards subject to performance and market condition vesting.
(2)Reflects the target number of shares underlying the 2025 Performance-Based LTI Grant. The actual number of shares earned, if any, will be determined after the three-year performance period ending December 31, 2027. The maximum number of shares that could be earned is capped at 27,725 shares for Mr.
Marcus and 42,356 shares for Mr. Moglia.
(3)No more than the target number of shares underlying the 2025 Time-Based LTI Grant may ever vest.

2026 Proxy Statement	89
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2025 Performance-Based LTI Grants
The Compensation Committee determined that the 2025 Performance-Based LTI Grant will be earned based on the performance metrics described below. These metrics, selected at the end of 2024, reflect a balanced focus on short-term priorities and long-term value creation. They evaluate both the Company's absolute performance and its performance relative to an index peer group, as described below:

Metric	Definition	Importance of Metric
Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted
EBITDA Ratio is the
lower of the three
months ended
December 31, 2025
annualized or the
trailing 12 months. For
additional information,
refer to “Net debt and
preferred stock to
Adjusted EBITDA” in
the “Definitions and
Reconciliations” section
of this Proxy Statement.

When establishing the targets in late 2024, the Compensation Committee considered prevailing economic conditions, including the potential for continued
interest rate increases and limited market liquidity throughout 2025. In selecting this performance metric, the Compensation Committee emphasized the importance of disciplined capital management and maintaining a strong balance sheet in a dynamic and uncertain economic environment. While the Compensation
Committee evaluated the possibility of designing this metric as a long-term measure, it ultimately concluded that potential intermediate-term shifts—such as changes in monetary policy and/or federal administration—could diminish the relevance of a longer-term target. Accordingly, the Compensation Committee determined that a one-year target was more appropriate in the prevailing macroeconomic environment. Considering the critical importance of (i) maintaining a strong and flexible balance sheet while avoiding excessive leverage—especially in a capital market environment where elevated interest rates were persisting, and
(ii) continuing to drive growth in Adjusted EBITDA, this goal was incorporated into both of our performance-vesting award programs for 2025—the 2025 Performance-
Based LTI Grants awarded to the Executive Chairman and the Chief Executive
Officer, and the 2025 Performance Plan Equity Awards granted to each NEO, as described below under “Long-Term Performance-Based Equity Awards Granted in
2025 to All NEOs”—in order to support the Company’s long-term success.

Adjusted EBITDA Margin
Adjusted EBITDA
Margin is the higher of
the three months ended
December 31, 2025
annualized or the
trailing 12 months.
Refer to “Adjusted
EBITDA and Adjusted
EBITDA margin” in the
“Definitions and
Reconciliations” section
of this Proxy Statement.

This measure underscores the Company’s commitment to delivering strong operating results despite a challenging macroeconomic environment. While the Net
Debt to Adjusted EBITDA Ratio emphasizes financial discipline, the Adjusted
EBITDA Margin complements it by focusing on sustained operational growth and value creation through the Company’s core business activities. The Compensation
Committee introduced this metric to promote a balanced approach to achieving the
Net Debt to Adjusted EBITDA Ratio target without compromising long-term growth and strategic priorities such as maintaining core assets integral to the Company’s
Megacampus platform, maintaining solid liquidity, prudently managing equity issuances, and promoting sustainable operational efficiency. Designing the
Adjusted EBITDA Margin as a one-year target aligns its term with the Net Debt to
Adjusted EBITDA Ratio, creating cohesive and balanced performance incentives, and mitigating the risk of overemphasizing any single metric.

Absolute TSR	Absolute TSR means the Company’s TSR over a performance period from January 2, 2025 to December 31, 2027.
Absolute TSR directly measures the value delivered to stockholders over the full performance period by capturing stock price appreciation and dividends. The
Compensation Committee included Absolute TSR to reinforce alignment between pay outcomes and stockholder experience, and to ensure that a meaningful portion of the 2025 Performance-Based LTI Grant is earned only if stockholders realize long-term returns. The multi-year measurement period also helps balance shorter-
term operating and balance sheet metrics by focusing executives on sustained value creation and capital allocation decisions that support durable performance across market cycles.

Relative TSR Ranking	Relative TSR Ranking means the percentile ranking of the Company’s TSR among the TSR of the Index Companies.
To ensure that executive compensation aligns with both short-term operational and financial milestones and long-term value creation, the Compensation Committee used the Relative TSR Ranking as a modifier with a three-year performance period. This metric underscores the importance of sustained performance, encouraging the Company’s leadership to deliver a competitive TSR over the
2025–2027 period relative to that of the Index Companies.
By incorporating this long-term measure alongside the one-year targets for Net
Debt to Adjusted EBITDA Ratio and Adjusted EBITDA Margin, the Compensation
Committee established a balanced framework that aligns executive incentives with both immediate priorities and long-term value creation. This holistic structure promotes disciplined capital management, operational excellence, and long-term stockholder returns. The Compensation Committee believes that the combination of absolute performance measures and a Relative TSR Ranking modifier provides for a balanced approach to motivating and rewarding NEOs for delivering long-term stockholder value.

2026 Proxy Statement	90
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Key design elements of the 2025 Performance-Based LTI Grants are as follows:
•Two performance metrics (Net Debt to Adjusted EBITDA Ratio and Adjusted EBITDA Margin) are each weighted at 50% of the target number of shares underlying Messrs. Marcus’s and Moglia’s respective 2025 Performance-
Based LTI Grants, and two modifier metrics (Absolute TSR and Relative TSR Ranking) can increase or decrease the award payout by up to 50%, with Absolute TSR accounting for two-thirds of the modifier and Relative TSR
Ranking accounting for the remaining one-third.
•The number of shares underlying Messrs. Marcus’s and Moglia’s respective 2025 Performance-Based LTI Grants that will vest, if any, will be calculated after the three-year performance period ending December 31, 2027.
•The maximum payout is equal to 150% of the target number of shares underlying Messrs. Marcus’s and Moglia’s respective 2025 Performance-Based LTI Grants.
•The 2025 Performance-Based LTI Grants are subject to forfeiture upon failure to achieve the threshold performance levels for the Net Debt to Adjusted EBITDA Ratio and Adjusted EBITDA Margin performance metrics.
•The 2025 Performance-Based LTI Grants are subject to a one-year post-vesting holding period requirement.
•The awards feature forfeitable dividends, deferring any potential dividend payouts until the awards vest, if at all.
No dividends are paid on the forfeited awards.
The table below illustrates how the number of shares that could be earned with respect to the 2025 Performance-
Based LTI Grants will be calculated after the three-year performance period ending December 31, 2027. Notwithstanding anything to the contrary, the maximum payout of the 2025 Performance-Based LTI Grants is equal to 150% of the target number of shares underlying each such grant.

		50% of LTI Grant: Net Debt to Adjusted EBITDA Ratio Goals				Modifier			Maximum Payout at 150% of Target

		Forfeiture (> 6.6x)	Threshold (≤6.6x)	Target (6.15x)	Maximum (≤ 5.7x)	Relative TSR Ranking (33% of Modifier)	Absolute TSR (67% of Modifier)	Adjustment to Shares Earned
50% of LTI Grant: Adjusted EBITDA Margin Goals	Forfeiture (< 59%)	—%	25%	63%	100%	≤ 25th Percentile	≤ 12%	Decrease by 50%	Mr. Moglia

	Threshold (≥ 59%)	25%	50%	88%	125%	50th Percentile	18%	No Change	42,356 Shares

	Target (62%)	63%	88%	126%	163%	≥75th Percentile	≥ 24%	Increase by 50%	Mr. Marcus

	Maximum (≥ 65%)	100%	125%	163%	200%	CAP: Maximum Payout of 150% of Target Shares			27,725 Shares

The Company’s actual results for the Adjusted EBITDA Margin and Net Debt to Adjusted EBITDA Ratio performance metrics were as follows: we achieved (i) an Adjusted EBITDA Margin of 71.0% and (ii) a Net Debt to Adjusted EBITDA Ratio of
5.6x. Accordingly, the aggregate payout percentage for each 2025 Performance-Based LTI Grant resulting from the Adjusted
EBITDA Margin and Net Debt to Adjusted EBITDA Ratio performance metrics is equal to 200% of target. The number of shares that will ultimately vest, however, depends upon the Company’s Absolute TSR and Relative TSR Ranking as measured after the three-year performance period ending December 31, 2027 has concluded, and vesting will be capped at 150% of the target number of shares.
The table above illustrates how the modifier, comprised of Absolute TSR and Relative TSR Ranking, will impact the final number of shares earned with respect to the 2025 Performance-Based LTI Grants. Absolute TSR and Relative TSR
Ranking together can adjust the final payout by up to 50%, with Absolute TSR weighted at two-thirds of the modifier and
Relative TSR Ranking weighted at one-third of the modifier. Linear interpolation will be applied between performance levels.
We will disclose the final achievement results and any payouts of the 2025 Performance-Based LTI Grants after the three-year performance period ending December 31, 2027 has concluded.
2025 Time-Based LTI Grants
The 2025 Time-Based LTI Grants each vest over four years from January 10, 2025 through January 31, 2029, subject to continued service through the applicable vesting date, and are subject to a one-year post-vesting holding period requirement. The awards feature forfeitable dividends, deferring any potential dividend payouts until the awards vest, if at all.
No dividends are paid on the forfeited awards.

2026 Proxy Statement	91
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2023 Long-Term Incentive Equity Performance-Based Award to the Executive Chairman and the Chief Executive
Officer - Full Forfeiture
Performance Goals for Annual LTI Grants Awarded to Our Executive Chairman and Our Chief Executive Officer in 2023 and
Forfeited in 2026
In early 2023, Messrs. Marcus and Moglia were each awarded an Annual LTI Grant (the “2023 LTI Grant”), 50% of which was a Performance-Based LTI Grant that vested based upon the three-year growth in FFO per share – diluted, as adjusted (the “2023 Performance-Based LTI Grant”) and the remaining 50% of which was a Time-Based LTI Grant that vested over the 36-month period through January 2026, subject to continued service through the applicable vesting date. The specific performance goals and payout structure for the 2023 Performance-Based LTI Grants and the actual performance with respect to each performance goal for the three-year performance period are provided in the following table:

2023 Performance-Based LTI Grants: Goals and Portion Subject to Forfeiture and Cap

FFO/Share Growth(1)		Grant Cap	Vested	Forfeited
Goal	Vesting

Below 10.0%	Forfeiture

Threshold: 10.0%	Target Less 50%

Marcus Target: 12.5%	9,380 Shares	14,671 Shares	0 Shares	14,671 Shares

Moglia Target: 12.5%	15,349 Shares	24,006 Shares	0 Shares	24,006 Shares

Maximum: 15.0%	Target Plus 56.4%
Actual: 7%	Forfeited 100%
(1)Represents growth in FFO per share – diluted, as adjusted, which is a non-GAAP measure, from 2022 to 2025. For a definition and reconciliation to the most directly comparable GAAP measure, refer to “Funds from operations per share – diluted, as adjusted” in the “Definitions and Reconciliations” section of this
Proxy Statement.
As a result of our actual FFO per share performance over the three-year performance period, both Messrs. Marcus and Moglia forfeited 100% of their 2023 Performance-Based LTI Grants.
Considerations in Setting Performance Goals for the 2023 Performance-Based LTI Grants
When setting the FFO per-share growth goal for the 2023 LTI Grant, the Compensation Committee focused on setting targets at rigorous levels that would require significant effort and exceptional performance in order to be achieved. The
Compensation Committee considered the Company’s actual operating and financial results during the most recent three-year performance period ended December 31, 2022 and performance projections of future operating and financial performance.
Ultimately, the Compensation Committee based the maximum achievement level of FFO per-share growth at a level that would have resulted in a strong relative three-year FFO per-share growth compared to constituents of the FTSE NAREIT Equity
Office Index. This decision was partially informed by the fact that a 15% growth rate in FFO per share for each of the three-
year periods ended December 31, 2020, 2021, and 2022 would, on average, have placed this growth rate within the upper quartile of those achieved by constituents of the FTSE NAREIT Equity Office Index.

2026 Proxy Statement	92
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Performance-Based Cash Incentive Bonus Awarded in 2024 and 2025 to Our Executive Chairman
Mr. Marcus was awarded a performance-based cash incentive bonus in an amount up to $2.0 million in each of 2024 and 2025 (the “2024 Cash Bonus” and the “2025 Cash Bonus,” respectively) in recognition of the significant value created in the Company’s portfolio of non-real estate investments during each such year as a result of Mr. Marcus’s experience, expertise, and leadership.
2024 Cash Bonus
Half of the 2024 Cash Bonus was earned in 2024 and paid in 2025.
The other half of the 2024 Cash Bonus (the “Remaining 2024 Cash Bonus”) is payable in two equal installments in April 2026 and July 2026, subject to (i) Mr. Marcus’s continued service through the applicable payment date and (ii) the amount of recognition of net realized gains, excluding impairments, from the Company’s portfolio of non-real estate investments during the period from January 1, 2025 to December 31, 2025 (the “2025 Net Realized Gains”).
The achievement levels established by the Compensation Committee for the Remaining 2024 Cash Bonus are
provided in the table below (with linear interpolation for performance between the specified levels). At the end of 2024, the
2025 Net Realized Gains target was set below the prior year’s actual performance due to the market expectations at that time, including an expectation of potential decline in venture capital funding, economic and political uncertainties, and a strategic shift toward capital preservation. These factors were expected to impact the value of non-real estate investments and limit our willingness to liquidate certain non-real estate investments. With investors and companies prioritizing financial stability over aggressive growth, a more cautious approach was necessary to align expectations with the industry's measured recovery. In addition, although our 2024 net realized gains exceeded the maximum achievement level for this metric, the Compensation
Committee considered that the 2024 outcome reflected the timing and availability of investment monetization opportunities and transactions that are inherently variable and not expected to recur at the same level in 2025. In setting performance levels for
2025, the Compensation Committee sought to establish rigorous goals that were consistent with the Company’s then-current strategy and microeconomic outlook, while avoiding incentives that could encourage disposition or other actions inconsistent with disciplined capital allocation and long-term value creation.
In early 2026, the Compensation Committee determined that the amount of 2025 Net Realized Gains, as set forth in the table below, exceeded the maximum achievement level and thus determined that the amount of the Remaining 2024 Cash
Bonus would be $1.0 million.

50% of 2024 Cash Bonus
2025 Net Realized Gains(1)		Amount Earned in 2025

Forfeiture:	$0	$0

Target:	$30,000,000	$500,000

Maximum	≥ $60,000,000	$1,000,000

Actual	$115,722,000	$1,000,000
(1)Represents net realized gains, excluding impairments, from the Company’s portfolio of non-real estate investments.
2025 Cash Bonus
Half of the 2025 Cash Bonus was earned in 2025 and is payable in 2026.
The other half of the 2025 Cash Bonus is payable in two equal installments in April 2027 and July 2027, subject to
(i) Mr. Marcus’s continued service through the applicable payment date and (ii) the amount of recognition of net realized gains, excluding impairments, reported in FFO per share – diluted, as adjusted, during the period from January 1, 2026 to December
31, 2026, from the Company’s portfolio of non-real estate investments (the “2026 Net Realized Gains”). We will disclose the specific achievement levels with respect to 2026 Net Realized Gains at the end of the performance period, as included above with respect to the Remaining 2024 Cash Bonus. We believe that providing disclosure before the end of the performance period would be competitively harmful.

2026 Proxy Statement	93
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Performance-Plan Equity Awards Granted in 2025 to All NEOs
Pursuant to our long-term performance plan, each NEO is eligible to receive an annual performance-based equity award, 100% of which is eligible to vest based upon formulaic performance goals (each such award, a “Performance Plan
Equity Award”). In January 2025, each NEO received a Performance Plan Equity Award for 2025 in the form of restricted stock
(each such award, a “2025 Performance Plan Equity Award”). The table below reflects the target value and maximum value of each NEO’s 2025 Performance Plan Equity Award as approved by the Compensation Committee:

	2025 Performance Plan Equity Awards

NEO	Target Value(1)	Maximum Value(2)	Target Shares(1)(3)	Maximum Shares(4)
Joel S. Marcus	$1,021,360	$1,532,040	10,407	15,610
Peter M. Moglia	$325,720	$488,580	3,320	4,980
Marc E. Binda	$325,720	$488,580	3,320	4,980
Hunter L. Kass	$325,720	$488,580	3,320	4,980
John Hart Cole	$51,680	$77,520	527	790
Lawrence J. Diamond	$152,320	$228,480	1,554	2,330
(1)The target number of shares underlying the 2025 Performance Plan Equity Awards was calculated based on the 5-trading day trailing average closing price of Common Stock through the January 2, 2025 grant date. The target value of each 2025 Performance Plan Equity Award shown in the table above differs from the amount disclosed for such award in the “Summary Compensation Table” on page 100 and the “2025 Grants of Plan-Based Awards Table” on page
101, which, pursuant to SEC reporting rules, reflects the grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Notes 2 and 17 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for additional information on fair value accounting for stock awards subject to performance and market condition vesting.
(2)Represents 150% of the target value of the 2025 Performance Plan Equity Award.
(3)Reflects the target number of shares underlying the 2025 Performance Plan Equity Award. The actual number of shares earned, if any, will be determined after the three-year performance period ending December 31, 2027.
(4)Reflects the maximum number of shares eligible to vest under the 2025 Performance Plan Equity Award, which number is equal to 150% of the number of target shares.
Structure of the 2025 Performance Plan Equity Awards
The Compensation Committee determined that the 2025 Performance Plan Equity Awards will be earned based on the performance metrics described below. These metrics, selected at the end of 2024, reflect a balanced focus on short-term priorities and long-term value creation. They evaluate both the Company's absolute performance and its performance relative to an index peer group, as described below:

Metric	Definition	Importance of Metric
Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA
Ratio is the lower of the three
months ended December 31,
2025 annualized or the trailing 12
months. Refer to “Net debt and
preferred stock to Adjusted
EBITDA” in the “Definitions and
Reconciliations” section of this
Proxy Statement for additional
information.

Establishing the targets in late 2024, the Compensation Committee considered prevailing economic conditions, including the possibility of interest rate remaining high and limited market liquidity throughout 2025.
In selecting this performance metric, the Compensation Committee emphasized the importance of disciplined capital management and maintaining a strong balance sheet in a dynamic and uncertain economic environment. While the Compensation Committee evaluated the possibility of designing this metric as a long-term measure, it ultimately concluded that potential intermediate-term shifts—such as changes in monetary policy and/or federal administration—could diminish the relevance of a longer-term target. Accordingly, the
Compensation Committee determined that a one-year target was more appropriate in the prevailing macroeconomic environment. Considering the critical importance of (i) maintaining a strong and flexible balance sheet while avoiding excessive leverage—especially in a capital market environment where elevated interest rates were persisting, and (ii)
continuing to drive growth in Adjusted EBITDA, this goal was incorporated into both of our performance-vesting award programs for
2025—the 2025 Performance Plan Equity Awards granted to each NEO and the 2025 Performance-Based LTI Grants awarded to the Executive
Chairman and the Chief Executive Officer, as described above under
“Long-Term Incentive Equity Awards Granted in 2025 to the Executive
Chairman and the Chief Executive Officer”—in order to support the
Company’s long-term success.

2026 Proxy Statement	94
COMPENSATION DISCUSSION AND ANALYSIS (continued)

Metric	Definition	Importance of Metric
FFO Per Share
FFO Per Share means the
Company’s FFO per share for the
year ended December 31, 2025.
“FFO per share” refers to the
“Funds from operations – diluted,
as adjusted, attributable to
Alexandria Real Estate Equities,
Inc.’s common stockholders.”
Refer to “Funds from operations
per share – diluted, as adjusted” in
the “Definitions and
Reconciliations” section of this
Proxy Statement for additional
information.

This measure underscores the Company’s commitment to delivering strong operating results despite a challenging macroeconomic environment. While the Net Debt to Adjusted EBITDA Ratio emphasizes financial discipline, the FFO Per Share goal complements it by focusing on sustained operational growth and value creation through the
Company’s core business activities. The Compensation Committee included this metric to promote a balanced approach to achieving the
Net Debt to Adjusted EBITDA Ratio target without compromising strategic priorities such as maintaining core assets integral to the
Company’s Megacampus platform, maintaining solid liquidity, prudently managing equity issuances, and promoting sustainable operational efficiency. Designing the FFO Per Share goal as a one-year target aligns its term with the Net Debt to Adjusted EBITDA Ratio, creating cohesive and balanced performance incentives, and mitigating the risk of overemphasizing any single metric.

Absolute TSR	Absolute TSR means the Company’s TSR over a performance period from January 2, 2025 to December 31, 2027.
Absolute TSR directly measures the value delivered to stockholders over the full performance period by capturing stock price appreciation and dividends. The Compensation Committee included Absolute TSR to reinforce alignment between pay outcomes and stockholder experience, and to ensure that a meaningful portion of the 2025 Performance Plan
Equity Award is earned only if stockholders realize long-term returns.
The multi-year measurement period also helps balance shorter-term operating and balance sheet metrics by focusing executives on sustained value creation and capital allocation decisions that support durable performance across market cycles.

Relative TSR Ranking	Relative TSR Ranking means the percentile ranking of the Company’s TSR among the TSRs of the Index Companies over the three-year performance period ending December 31, 2027.
To ensure that executive compensation aligns with both short-term operational and financial milestones and long-term value creation, the
Compensation Committee used the Relative TSR Ranking as a modifier with a three-year performance period. This metric underscores the importance of sustained performance, encouraging the Company’s leadership to deliver a competitive TSR over the 2025–2027 period relative to that of the Index Companies.
By incorporating this long-term measure alongside the one-year targets for Net Debt to Adjusted EBITDA Ratio and FFO Per Share, the
Compensation Committee established a balanced framework that aligns executive incentives with both immediate priorities and long-term value creation. This holistic structure promotes disciplined capital management, operational excellence, and long-term stockholder returns.
The Compensation Committee believes that the combination of absolute performance measures and a Relative TSR Ranking modifier provides for a balanced approach to motivating and rewarding NEOs for delivering long-term stockholder value.

Key design elements of the 2025 Performance Plan Equity Awards are as follows:
•Two performance metrics (Net Debt to Adjusted EBITDA Ratio and FFO Per Share) are weighted at 67% and
33%, respectively, of the target number of shares underlying the 2025 Performance Plan Equity Awards, and two modifier metrics (Absolute TSR and Relative TSR Ranking) can increase or decrease the award payout by up to
50%, with Absolute TSR accounting for 67% of the modifier and Relative TSR Ranking accounting for the remaining 33%.
•The number of shares underlying the 2025 Performance Plan Equity Awards that will vest, if any, will be calculated after the three-year performance period ending December 31, 2027.
•The maximum payout of each 2025 Performance Plan Equity Awards is equal to 150% of the target number of shares underlying such award.
•The 2025 Performance Plan Equity Awards are subject to forfeiture upon failure to achieve the threshold performance levels for the FFO Per Share and the Net Debt to Adjusted EBITDA Ratio performance metrics.
•The 2025 Performance Plan Equity Awards are subject to a one-year post-vesting holding period requirement.

2026 Proxy Statement	95
COMPENSATION DISCUSSION AND ANALYSIS (continued)
The table below illustrates how the number of shares that could be earned with respect to the 2025 Performance Plan
Equity Awards will be calculated after the three-year performance period ending December 31, 2027. Notwithstanding anything to the contrary, the maximum payout of each 2025 Performance Plan Equity Award is equal to 150% of the target number of shares underlying such award.

		67% of Award: Net Debt to Adjusted EBITDA Ratio Goals				Modifier		Adjustment to Shares Earned

		Forfeiture (> 6.6x)	Threshold (≤ 6.6x)	Target (6.15x)	Maximum (≤ 5.7x)	Absolute TSR (67%of Modifier)	Relative TSR Ranking (33% of Modifier)
33% of Award: FFO Per Share Goals	Forfeiture (< $9.13)	—%	34%	84%	133%	< 12%	≤ 25th Percentile	Decrease by 50%

	Threshold (≥ $9.13)	17%	50%	100%	151%	18%	50th Percentile	No Change

	Target ($9.22)	41%	75%	125%	175%	≥ 24%	≥75th Percentile	Increase by 50%

	Maximum (≥ $9.31)	66%	100%	150%	200%	CAP: 150% of Target Shares
The Company’s actual results for the FFO Per Share and Net Debt to Adjusted EBITDA Ratio performance metrics were as follows: we achieved (i) FFO Per Share of $9.01 for the year ended December 31, 2025 and (ii) a Net Debt to
Adjusted EBITDA Ratio of 5.6x. Accordingly, the aggregate payout percentage for each 2025 Performance Plan Equity Award resulting from the FFO Per Share and Net Debt to Adjusted EBITDA Ratio performance metrics is equal to 133% of target. The number of shares that will ultimately vest, however, depends upon the Company’s Absolute TSR and Relative TSR Ranking as measured after the three-year performance period ending December 31, 2027 has concluded, and vesting will be capped at
150% of the target number of shares.
The table above illustrates how the modifier, comprised of Absolute TSR and Relative TSR Ranking will impact the final number of shares earned with respect to the 2025 Performance Plan Equity Awards. Absolute TSR and Relative TSR
Ranking together can adjust the final payout by up to 50%, with Absolute TSR weighted at two-thirds of the modifier and
Relative TSR Ranking weighted at one-third of the modifier. Linear interpolation will be applied between performance levels.
We will disclose the final achievement results and any payouts of the 2025 Performance Plan Equity Awards after the three-
year performance period ending December 31, 2027 has concluded.
Change of Control and Termination of Service
In the event of a Change of Control (as defined in each NEO’s employment agreement) during the remainder of the three-year performance period, each 2025 Performance Plan Equity Award will be eligible to be earned based on the
Company’s Relative TSR Ranking as measured over the period commencing on January 2, 2025, and ending on (and including) the date of the Change of Control. If the Change of Control had occurred during the first year of the performance period, the number of shares earned would have been based on the Company’s achievement of FFO Per Share and Net Debt to Adjusted EBITDA Ratio performance metrics through the Change of Control and, with respect to the Absolute TSR and
Relative TSR Ranking modifier, the Company’s Absolute TSR and Relative TSR Ranking as measured over the period commencing on January 2, 2025, and ending on (and including) the date of the Change of Control, and such number of earned shares would have been prorated for the same period. If an NEO is terminated without Cause or resigns for Good
Reason (as each term is defined in each NEO’s employment agreement), or the NEO’s service is terminated due to his or her death or disability, in each case prior to the vesting date, his or her award will remain outstanding and subject to vesting based on attainment of the performance goals through the original performance period, as if termination had not occurred, but with the number of shares earned prorated for the portion of the performance period worked.

2026 Proxy Statement	96
COMPENSATION DISCUSSION AND ANALYSIS (continued)
2023 Long-Term Performance-Plan Equity Award Forfeitures and Partial Vesting
In 2023, each of our NEOs was granted a Performance Plan Equity Award in the form of restricted stock (each such award, a “2023 Performance Plan Equity Award”), 50% of which was eligible to vest based on the Company’s TSR performance relative to the FTSE NAREIT Equity Office Index constituents (the “2023 Award Index Companies”), and the remaining 50% was eligible to vest based on the Company’s forward FFO equity multiple performance relative to the 2023
Award Index Companies, in each case as measured over a multi-year performance period from January 1, 2023 to
December 31, 2025.
The specific performance goals for the 2023 Performance Plan Equity Awards and the Company’s actual performance are presented below:

2023 Performance Plan Equity Award Goals and Achievement (Performance Period: January 1, 2023 to December 31, 2025)
FORFEITURE: 83% OF TOTAL AWARD
50% Relative TSR Ranking		50% Forward FFO Equity Multiple Ranking
ARE’s Percentile Ranking	Vesting	ARE’s Percentile Ranking	Vesting

Forfeiture: <30th Percentile	0%	Forfeiture: <30th Percentile	0%
Threshold: 30th Percentile	25%	Threshold: 30th Percentile	25%
Target: ≥50th Percentile	62.5%	Target: ≥50th Percentile	62.5%
Maximum: ≥70th Percentile	100%	Maximum: ≥70th Percentile	100%
Actual: 22nd Percentile	0%	Actual: 35th Percentile	35%
As a result of our actual performance, each of our NEOs forfeited approximately 83% of their 2023 Performance Plan
Equity Award. The vested shares are subject to a one-year holding period after vesting to further underscore the long-term element of the award. Each NEO’s award and the shares that ultimately vested and were forfeited are reflected below:

	2023 Performance Plan Equity Award

NEO	Total Shares Granted	Shares Vested	Shares Forfeited
Joel S. Marcus	42,260	7,185	35,075
Peter M. Moglia	13,460	2,289	11,171
Marc E. Binda	4,030	686	3,344
Hunter L. Kass	13,460	2,289	11,171
John Hart Cole	2,120	361	1,759
Lawrence J. Diamond	4,030	686	3,344

2026 Proxy Statement	97
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Service-Based Equity Awards Granted in 2025 to Our Other NEOs
Each of the employment agreements for Messrs. Binda, Kass, Cole, and Diamond provides for long-term incentive awards at the discretion of the Compensation Committee. Annual long-term incentive awards are granted in the year following the year of performance, as shown in the “Summary Compensation Table” for the year of grant, in accordance with the SEC rules for disclosing equity compensation. Based on 2024 corporate performance accomplishments; an evaluation of each
NEO’s performance, position, tenure, experience, expertise, leadership, and management capability; contribution to profitability, growth in FFO per share and long-term stockholder value; and 2024 individual performance accomplishments, each NEO was granted a restricted stock award for the number of shares set forth in the table below. These restricted stock awards vest based on each NEO’s continued service over a four-year period, and are subject to a one-year holding period after vesting. In addition, these awards feature forfeitable dividends, deferring any potential dividend payouts until the awards vest, if at all. No dividends will be paid on forfeited shares. The value of each restricted stock award increases or decreases with our stock price. The Compensation Committee believes that granting restricted stock awards is appropriate for several reasons, including that it is consistent with the practices of our peer companies, it provides a useful retention tool, and it helps us manage dilution because fewer shares are granted subject to restricted stock awards than would be granted subject to stock options.

2025 Long-Term Service-Based Equity Awards

NEO	Shares Granted(1)
Marc E. Binda ...........................................................................................................................................................	81,733
Hunter L. Kass ..........................................................................................................................................................	93,099
John Hart Cole ..........................................................................................................................................................	51,083
Lawrence J. Diamond ..............................................................................................................................................	28,965
(1)Refer to “2025 Grants of Plan-Based Awards Table” on page 101 for additional information.
Anniversary Cash Bonus Awards Granted in 2025
Discretionary bonuses may be awarded for a milestone anniversary with the Company. In 2025, Messrs. Binda and
Cole each received a cash bonus of $20,000 for his 20-year anniversary and $10,000 for his 10-year anniversary of service to the Company, respectively.

2026 Proxy Statement	98
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Retirement and Benefit Programs
Pension Plan
The Company previously maintained the Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan (the
“Pension Plan”), which was designed to provide eligible employees of the Company, including the NEOs, with benefits upon retirement. During 2024, benefit accruals under the Pension Plan for existing participants, including NEOs, were frozen, and the Company terminated the Pension Plan effective December 31, 2024. All Pension Plan benefits were distributed to participants in 2025.
Under the Pension Plan as in effect before its termination, a hypothetical account was established for each participant for record-keeping purposes. Each year, a participant’s cash balance account was credited a hypothetical employer contribution and hypothetical earnings. After May 31, 2023, only hypothetical earnings were credited to each participant’s hypothetical account. The employer contribution and earnings amounts were hypothetical because the hypothetical account balance was converted into an annuity payable at normal retirement age (“NRA”), as defined in the Pension Plan. This future benefit at NRA could then be converted into a lump-sum benefit. The lump-sum distribution at NRA could be higher or lower, depending on interest rates in effect at that time. Hypothetical earnings for each calendar year were credited at a rate, compounded annually, equal to the rate for 30-year U.S. Treasury securities for the December preceding the applicable calendar year. The rate was 2.73% for 2025. Benefits under the Pension Plan were vested at all times, were obligations of the
Company, and were payable in the form of a lump sum or a single or joint and survivor annuity in accordance with the participant’s distribution election. Prior to the Pension Plan termination, benefits automatically were to commence upon death, disability, or other termination of employment, and participants could elect to commence receiving benefits while still employed by us at any time on or after the participant attained age 62. Refer to “Pension Benefits Table” on page 104 for more information.
Deferred Compensation Plan
The Company has a 2000 Deferred Compensation Plan (the “DC Plan”), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.
Eligibility to participate in the DC Plan is limited to full-time employees of the Company who (i) qualify as accredited investors under the Securities Act, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year. Participants’ elected deferral amounts under the DC Plan are credited or charged, as the case may be, based on the investment performance of the investment options made available by the Company and selected by participants for the deemed investments of their accounts, including, as offered from time to time, mutual funds, other publicly traded securities, and certain private or public life science company venture investments.
During 2025, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants. Refer to “2025 Nonqualified Deferred Compensation Table” on page 105 for more information.
Perquisites and Other Benefits
The Company provides certain perquisites and other benefits to our NEOs as discussed in the “Summary
Compensation Table” on page 100. The Compensation Committee believes that these types of benefits are highly effective in retaining qualified executive officers because they provide the executive officers with longer-term security and protection for the future. The Company believes that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives’ compensation packages and furthers the Company’s goal of retaining and rewarding highly qualified executives. The Company generally believes that all the perquisites have a greater value to the executives than the cost to the
Company to provide them, thus providing a return on the cost of providing such benefits.

2026 Proxy Statement	99
COMPENSATION DISCUSSION AND ANALYSIS (continued)
Other Compensation Policies
Stock Ownership Guidelines
NEOs are subject to the stock ownership requirements described under “Stock Ownership Guidelines” on page 11.
Clawback Policy
We maintain a clawback policy that complies with the listing standards adopted by the NYSE that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our executive officers (as defined in applicable SEC rules), including our NEOs. The clawback policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. This clawback policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.
Our prior policy, which still applies to incentive compensation received before October 2, 2023, allows for the recoupment of cash and long-term incentive awards paid to an NEO on the basis of the Company’s performance in the event of a material restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations) as a result of actual fraud or willful unlawful misconduct by the NEO that materially contributed to the need for the restatement. Our clawback policies are administered by the Compensation Committee.
Anti-Hedging and Anti-Pledging Policies
Our NEOs are subject to anti-hedging and anti-pledging policies described under “Anti-Hedging and Anti-Pledging
Policies” on page 11.
Tax Treatment
Under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), compensation paid to our “covered employees” within the meaning of Section 162(m), including each of our NEOs, that exceeds $1 million per taxable year for any covered employee is generally non-deductible for federal income tax purposes.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company, which may include compensation that is not deductible by the
Company due to the deduction limit under Section 162(m).
Compensation Risk Assessment
The Compensation Committee considers potential risks when reviewing and approving the Company’s compensation program and has designed our compensation program with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through balancing appropriate entrepreneurship and risk‑taking with the exercise of prudent business judgment. The Compensation Committee believes that the following risk oversight and compensation design features assist in guarding against excessive risk-taking and has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company’s business or financial condition:
•The Company’s processes for developing strategic and annual operating plans, the approval of capital investments, internal control over financial reporting, and other financial, operational, and compliance policies and practices (refer to “The Board’s Role in Risk Oversight”);
•The diversified nature of the Company’s overall real estate asset base and tenant mix with respect to industries and markets served and geographic footprints;
•The review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s strategic and annual operating plans, achieve the proper risk-reward balance, and do not encourage unnecessary or excessive risk-taking;
•Competitive base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•The determination of stock awards based on a review of a variety of qualitative factors;
•Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation;
•A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company;
•Meaningful stock ownership guidelines for executive officers and directors; and
•The Company’s clawback policy and anti-hedging and anti-pledging policies, which are described above.

2026 Proxy Statement	100

COMPENSATION TABLES AND RELATED NARRATIVE
As described under “Compensation Philosophy,” the fundamental principle that drives pay decisions of the
Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures average 21 years) provide unique skill sets to the Company in our business of owning and operating essential real estate for the broad and diverse life science industry and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: maintaining a strong and flexible balance sheet, profitability, growth in FFO per share – diluted, as adjusted, growth in Common Stock dividends per share, and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
Joel S. Marcus ..........................	2025	1,345,000	2,000,000	(3)	5,004,205	3,026,250	—	197,341	(4)	11,572,796
Executive Chairman and Founder	2024	1,300,000	2,030,000		9,413,563	2,925,000	1,874,992	183,721		17,727,276
	2023	1,255,000	2,000,000		8,089,293	2,823,750	1,028,016	289,271		15,485,330

Peter M. Moglia .........................	2025	840,000	—		6,106,502	1,890,000	7,551	—		8,844,053
Chief Executive Officer and Chief Investment Officer	2024	810,000	—		7,546,605	1,822,500	45,153	50,857		10,275,115
	2023	780,000	25,000		7,222,595	1,755,000	38,415	48,357		9,869,367

Marc E. Binda ............................	2025	695,000	1,015,000	(5)	4,006,119	—	2,018	—		5,718,137
Chief Financial Officer and Treasurer	2024	650,000	950,000		4,009,501	—	129,353	48,598		5,787,452
	2023	531,000	950,000		4,035,302	—	128,780	46,098		5,691,180

Hunter L. Kass ..........................	2025	750,000	1,750,000		4,506,744	—	1,454	—		7,008,198
Co-President and Regional Market Director – Greater Boston	2024	700,000	1,750,000		6,205,864	—	6,512	46,000		8,708,376
	2023	625,000	1,755,000		6,516,082	—	6,163	43,500		8,945,745

John Hart Cole(6) .......................	2025	595,000	760,000	(7)	3,304,425	—	775	—		4,660,200
Co-President & Co-Regional Market Director – Seattle

Lawrence J. Diamond(8) ...........	2025	615,000	585,000		1,465,762	—	2,783	—		2,668,545
Co-Chief Operating Officer and Regional Market Director – Maryland	2024	595,000	575,000		2,186,861	—	23,680	51,528		3,432,069

(1)The dollar value of restricted stock awards is equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 17 of the Consolidated Financial Statements in the Company’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2025. Certain amounts relate to restricted stock awards that were tied to the achievement of predetermined corporate performance goals. These performance-based awards are reflected at the grant date values assuming that the highest level of performance conditions will be achieved at the end of the applicable performance period.
(2)Amounts for 2025 represent aggregate change in the actuarial present value of accumulated benefits under the Pension Plan. The Company terminated the Pension
Plan effective December 31, 2024 and distributed all Pension Plan benefits to participants thereafter in 2025, resulting in no outstanding balance in their pension benefit account as of December 31, 2025. Refer to “Pension Benefits Table” on page 104 for more information.
(3)Includes a $2,000,000 bonus awarded to Mr. Marcus in recognition of the significant value created in the Company’s portfolio of non-real estate investments as a result of
Mr. Marcus’s expertise and leadership. Refer to “Performance-Based Cash Incentive Bonus Awarded in 2024 and 2025 to Our Executive Chairman” for more information.
(4)Represents life, medical, and disability insurance premiums.
(5)Includes anniversary bonus of $20,000.
(6)Mr. Cole was not an NEO in 2023 or 2024.
(7)Includes anniversary bonus of $10,000.
(8)Mr. Diamond was not an NEO in 2023.

2026 Proxy Statement	101
COMPENSATION TABLES AND RELATED NARRATIVE (continued)
2025 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel S. Marcus ..................	1/2/2025	(1)	N/A	N/A	N/A	2,602	10,407	15,610	N/A	1,272,996
	1/10/2025	(2)	N/A	N/A	N/A	N/A	N/A	N/A	18,482	1,580,026
	1/10/2025	(3)	N/A	N/A	N/A	4,621	18,483	27,725	N/A	2,151,183
	N/A	(4)	1,008,750	2,017,500	3,026,250	N/A	N/A	N/A	N/A	N/A

Peter M. Moglia ................	1/2/2025	(1)	N/A	N/A	N/A	830	3,320	4,980	N/A	406,119
	1/10/2025	(2)	N/A	N/A	N/A	N/A	N/A	N/A	28,237	2,413,981
	1/10/2025	(3)	N/A	N/A	N/A	7,060	28,237	42,356	N/A	3,286,402
	N/A	(4)	630,000	1,260,000	1,890,000	N/A	N/A	N/A	N/A	N/A

Marc E. Binda ...................	1/2/2025	(1)	N/A	N/A	N/A	830	3,320	4,980	N/A	406,119
	12/31/2025	(5)	N/A	N/A	N/A	N/A	N/A	N/A	81,733	3,600,000

Hunter L. Kass ..................	1/2/2025	(1)	N/A	N/A	N/A	830	3,320	4,980	N/A	406,119
	12/31/2025	(5)	N/A	N/A	N/A	N/A	N/A	N/A	93,099	4,100,625

John Hart Cole .................	1/2/2025	(1)	N/A	N/A	N/A	132	527	790	N/A	64,425
	3/31/2025	(6)	N/A	N/A	N/A	N/A	N/A	N/A	11,891	990,000
	12/31/2025	(5)	N/A	N/A	N/A	N/A	N/A	N/A	51,083	2,250,000

Lawrence J. Diamond .....	1/2/2025	(1)	N/A	N/A	N/A	389	1,554	2,330	N/A	190,012
	12/31/2025	(5)	N/A	N/A	N/A	N/A	N/A	N/A	28,965	1,275,750

(1)Represents the 2025 Performance Plan Equity Award, which is subject to a one-year post-vesting holding period requirement. Refer to “Long-Term
Performance-Plan Equity Awards Granted in 2025 to All NEOs” on page 93 for additional information.
(2)Represents the 2025 Time-Based LTI Grant, which vests over a four-year period ending January 30, 2029, subject to continued service. The award is subject to a one-year post-vesting holding period requirement. Refer to “Long-Term Incentive Equity Awards Granted in 2025 to the Executive Chairman and the Chief
Executive Officer” on page 88 for additional information.
(3)Represents the 2025 Performance-Based LTI Grant, with vesting subject to performance over the three-year period ending December 31, 2027. The award is subject to a one-year post-vesting holding period requirement. Refer to “Long-Term Incentive Equity Awards Granted in 2025 to the Executive Chairman and
the Chief Executive Officer” on page 88 for additional information.
(4)Represents an annual cash incentive bonus tied to achievement of predetermined corporate and individual performance goals. Refer to “Annual Cash
Incentive Awards for the Executive Chairman and the Chief Executive Officer” on page 68 for additional information.
(5)Represents restricted stock grant subject to time-based vesting through December 15, 2029. Vested shares are also subject to a one-year post-vesting holding period.
(6)Represents restricted stock grant subject to time-based vesting through March 15, 2029. Vested shares are also subject to a one-year post-vesting holding period.
The stock awards indicated in the table above were granted under the 1997 Incentive Plan.

2026 Proxy Statement	102
COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Employment Agreements
The Company has individual employment agreements with Messrs. Marcus, Moglia, Binda, Kass, Cole, and
Diamond.
The Marcus Employment Agreement provides that Mr. Marcus serve as full-time Executive Chairman beginning on
April 23, 2018, through December 31, 2020, which term will be extended for additional one-year periods thereafter unless and until the Company or Mr. Marcus provides notice of non-renewal. The Marcus Employment Agreement (i) incorporates the annual cash incentive award criteria described under “Corporate Performance Component of Executive Chairman’s and Chief
Executive Officer’s 2025 Cash Incentive Awards,” (ii) provides for a cash incentive bonus for Mr. Marcus as described above under “Structure and Target Value of Executive Chairman’s and Chief Executive Officer’s 2025 Cash Incentive Awards,” and
(iii) provides for an annual long-term incentive award in the form of restricted stock as described above under “Long-Term
Incentive Awards Granted in 2025 to Executive Chairman and Chief Executive Officer.” The Marcus Employment Agreement
also provides for the double-trigger vesting of equity awards granted on or after January 1, 2015. The Marcus Employment
Agreement was amended on January 5, 2024 to reflect changes to the terms of annual long-term incentive awards granted after such date, including to increase the target value of each such award to $3,600,000 from $2,750,000, extend the vesting period of the service- or time-based shares subject to the award to four years from three years, reduce the cap on maximum vesting that could be achieved for performance-based shares to 150% of target from 156.4% of target, and add a one-year holding period for all vested shares. The Marcus Employment Agreement was further amended on December 6, 2024 to remove the requirement that Mr. Marcus be entitled to full cash dividends related to shares of restricted stock and to extend the date on which certain equity awards are eligible for vesting benefits upon certain types of terminations of service. Effective
January 9, 2026, the Marcus Employment Agreement was further amended, at Mr. Marcus’s request, to provide that 100% of the shares of common stock subject to his Annual LTI Grant made in 2026 vest based on certain corporate performance criteria and that no shares subject to such grant vest subject to time-based vesting requirements. The Marcus Employment
Agreement is further described below under “Potential Payments Upon Termination or Change in Control” for Mr. Marcus.
The Company has entered into amended and restated executive employment agreements (together, the “Executive
Employment Agreements”) with Mr. Binda effective as of September 2023, Mr. Moglia effective as of April 2018 (further amended and restated effective as of May 2018 and January 2024), Mr. Kass effective as of January 2021, Mr. Cole effective as of January 2024 (as amended in January 2026 to reflect the change in his title), and Mr. Diamond effective as of April 2018.
The Executive Employment Agreements provide that each executive be employed at will, with the term of Mr. Binda’s agreement beginning on September 15, 2023, the terms of Messrs. Moglia’s respective agreements beginning on May 22,
2018, the term of Mr. Kass’s agreement beginning on January 1, 2021, the term of Mr. Cole’s agreement beginning on January
1, 2024, and the term of Mr. Diamond’s agreement beginning on April 23, 2018, and in each case ending on the date that the agreement is terminated by either party pursuant to the provisions of the applicable agreement. The Executive Employment
Agreements provide for a base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for each executive’s residence location.
The Executive Employment Agreement with Mr. Moglia provides that he be eligible to receive an annual cash incentive award, 60% of which shall be payable based on the achievement of certain corporate performance criteria and 40%
of which shall be payable based on the achievement of his individual performance criteria. The cash incentive award payable, if any, will have a threshold amount equal to 75% of Mr. Moglia’s base salary, a target amount equal to 150% of his base salary, and a maximum amount equal to 225% of his base salary. Determination and payment of any cash incentive award will be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee.
Mr. Moglia is also eligible to receive an annual long-term incentive award in the form of restricted stock for each fiscal year of the Company during the term of his agreement, which ends prior to the fiscal year during which his agreement is terminated, with 50% of any such target award vesting over a three-year period following the grant date (for any such awards granted on or prior to January 5, 2024) or over a four-year period following the grant date (for any such awards granted after January 5,
2024), in each case based solely on his continued service, and the remaining award vesting not later than 30 days following the end of the third fiscal year following the fiscal year with respect to which the award was made, based on and subject to certain corporate performance criteria over a three-year performance period. The structure of these cash incentive awards and long-term incentive equity awards is described in “Annual Cash Incentive Awards for the Executive Chairman and the Chief
Executive Officer” and “Long-Term Incentive Equity Awards Granted in 2025 to the Executive Chairman and the Chief
Executive Officer”, respectively, in the “Compensation Discussion and Analysis” section. Mr. Moglia’s Executive Employment
Agreement was amended on January 5, 2024 to reflect changes to the terms of the annual long-term incentive awards granted after such date, including to increase the target value of each such award to $5,500,000 from $4,500,000, extend the vesting period of the service- or time-based shares subject to the award to four years, from three years, reduce the cap on maximum vesting that could be achieved for performance-based shares to 150% of target, from 156.4% of target, and add a one-year holding period for all vested shares.

2026 Proxy Statement	103
COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Outstanding Equity Awards at Fiscal Year End Table
The following table shows unvested stock awards, assuming a market value of $48.94 per share (the closing price of
Common Stock on December 31, 2025):

	Stock Awards(1)

Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Joel S. Marcus .........................	20,875	1,021,623	168,925	8,267,190
Peter M. Moglia ........................	31,892	1,560,794	132,124	6,466,149
Marc E. Binda ..........................	129,930	6,358,774	16,090	787,445
Hunter L. Kass .........................	162,216	7,938,851	33,620	1,645,363
John Hart Cole .........................	76,593	3,748,461	5,310	259,871
Lawrence J. Diamond .............	58,327	2,854,523	13,440	657,754
(1)Represents time-based and performance-based restricted stock awards granted pursuant to the 1997 Incentive Plan that were unvested as of December 31,
2025, with scheduled vesting in the years shown below:

Shares Scheduled to Vest During the Year Ending December 31,	Joel S. Marcus	Peter M. Moglia	Marc E. Binda	Hunter L. Kass	John Hart Cole	Lawrence J. Diamond
2026	65,058	49,882	46,522	69,096	26,388	26,508
2027	76,786	59,738	44,424	62,235	23,237	24,409
2028	47,956	54,396	34,640	41,230	16,534	13,608
2029	—	—	20,434	23,275	15,744	7,242
Total shares that have not vested	189,800	164,016	146,020	195,836	81,903	71,767
(2)Represents unvested time-based stock awards as of December 31, 2025.
(3)Represents unvested restricted stock awards as of December 31, 2025, related to long-term performance-plan equity awards at the maximum number of shares eligible to vest.
2025 Option Exercises(1) and Stock Vested Table
The following table sets forth certain information regarding vesting of restricted stock awards during 2025 for the
NEOs:

	Stock Awards(2)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Joel S. Marcus ........................................................................................................................	24,543	2,197,181
Peter M. Moglia .......................................................................................................................	34,372	3,041,819
Marc E. Binda .........................................................................................................................	25,396	1,331,364
Hunter L. Kass ........................................................................................................................	37,215	1,949,592
John Hart Cole ........................................................................................................................	10,649	780,270
Lawrence J. Diamond ............................................................................................................	18,573	1,007,886
(1)We have not issued any options since 2002, no options have been exercised since 2012, and no options were outstanding as of December 31, 2025.
(2)Represents restricted stock awards granted pursuant to the 1997 Incentive Plan.
(3)Represents the number of shares of stock that vested multiplied by the closing price of Common Stock on the vesting date.
104
COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Executive Chairman and Chief Executive Officer: Realizable Market Value of Unvested Awards as of December 31,
2025 Is Significantly Lower Than Their Grant-Date Fair Values Previously Reported in the Summary Compensation
Table
As illustrated in the chart below, as of December 31, 2025, the Year-End Realizable (as defined below) value of our
Executive Chairman’s and Chief Executive Officer’s unvested equity awards was meaningfully below the grant date fair values reported in the Summary Compensation Table for those same awards during each grant year from 2023 to 2025.  These declines underscore that reported equity values in the Summary Compensation Table can differ materially from amounts ultimately realizable, as realizable value reflects stock-price performance and the continued “at-risk” nature of unvested awards, including the potential for performance-based awards to be further reduced or forfeited.
In the chart below, “Year-End Realizable” value represents the value of all unvested awards as of December 31,
2025, assuming maximum performance achievement for performance-based awards and without reflecting projected forfeitures—consistent with the valuation approach used for purposes of reporting these awards in the Summary
Compensation Table when they were originally granted during each grant year from 2023 to 2025. “Granted” value reflects the value of the same equity awards as it was reported in the Summary Compensation Table in each respective grant year. Both
Year-End Realizable and Granted values correspond to the same pool of equity awards (i.e., those unvested as of December
31, 2025).
Pension Benefits Table
The following table discloses the number of years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each NEO under the Pension Plan. The Company terminated the Pension Plan effective December 31, 2024 and distributed all Pension Plan benefits to participants thereafter in
2025. For a more detailed description of the Pension Plan, refer to “Pension Plan” on page 98.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Joel S. Marcus ................................	32	—	—
Peter M. Moglia ...............................	28	—	1,140,720
Marc E. Binda .................................	21	—	304,916
Hunter L. Kass ................................	8	—	164,895
John Hart Cole ................................	11	—	117,016
Lawrence J. Diamond ....................	27	—	420,447

2026 Proxy Statement	105
COMPENSATION TABLES AND RELATED NARRATIVE (continued)
2025 Nonqualified Deferred Compensation Table
As explained above under “Deferred Compensation Plan” on page 98, the Company has in place the DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees. The following table discloses contributions, earnings, and balances under the DC Plan for each of the NEOs:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Joel S. Marcus ....................	402,877	—	1,672,593	—	21,407,260
Peter M. Moglia ..................	—	—	—	—	—
Marc E. Binda .....................	475,000	—	271,398	—	2,409,829
Hunter L. Kass ....................	124,885	—	(8,376)	—	353,531
John Hart Cole ....................	50,000	—	10,610	—	313,093
Lawrence J. Diamond ........	—	—	7,455	—	58,337
(1)Amounts are also included as compensation to the NEOs in the “Salary” and “Bonus” columns of the “Summary Compensation Table” for 2025 on page 100.
(2)Amounts include above-market gains/preferential earnings and below-market losses as shown for each NEO in the table under footnote 2 to the “Summary
Compensation Table” on page 100. Below-market losses are excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings”
column of the “Summary Compensation Table.” Advisory fees paid to the plan administrator have been deducted from aggregate earnings reported in this column.
(3)Amounts have been reported as compensation to the NEOs in the “Summary Compensation Table” for 2024 and 2023 as follows:

	Executive Contributions by Year ($)
Name	2024	2023
Joel S. Marcus ..........................................................................................................................................	389,481	968,197
Peter M. Moglia .........................................................................................................................................	—	—
Marc E. Binda ...........................................................................................................................................	475,000	247,500
Hunter L. Kass ..........................................................................................................................................	209,856	31,135
John Hart Cole ..........................................................................................................................................	N/A(1)	N/A(1)
Lawrence J. Diamond ..............................................................................................................................	—	N/A(2)
(1)Mr. Cole was not an NEO in 2023 or 2024.
(2)Mr. Diamond was not an NEO in 2023.
The DC Plan is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees. Eligibility to participate in the DC Plan is limited to full-time employees of the
Company who (i) qualify as accredited investors under the Securities Act, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA, and (iii) are selected and designated as eligible to participate by the
Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year.
Under the DC Plan, a participant may elect annually to defer up to 70% of the participant’s salary, up to 70% of the participant’s eligible earned leasing incentive compensation (if applicable), and up to 100% of the participant’s cash incentive award, provided that the minimum deferral amount of any cash incentive award be $10,000 and the aggregate minimum deferral amount of any salary, eligible earned leasing incentive compensation, and cash incentive award be $10,000. A participant must generally make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned. The Company may permit a newly eligible participant to make a deferral election within the first 30 days of first becoming eligible to participate in the plan with respect to compensation earned during the portion of the plan year after such election becomes irrevocable.
Participants’ elected deferral amounts under the DC Plan are credited or charged, as the case may be, based on the investment performance of the investment options made available by the Company and selected by participants for the deemed investment of their accounts, including, as offered from time to time, mutual funds, other publicly traded securities, and certain private or public life science company venture investments. Except with respect to any such venture investments, participants may change their deemed investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

2026 Proxy Statement	106
COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Amounts deferred under the DC Plan prior to January 1, 2005 are referred to herein as “409A Grandfathered
Amounts,” and amounts deferred under the DC Plan on or after January 1, 2005 are referred to herein as “409A Non-
Grandfathered Amounts.” Except with respect to certain VIP Grandfathered Amounts (defined in the paragraph below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant (“Fixed-Date
Amounts”) or upon the termination of such participant’s service with the Company (“Retirement Amounts”). With respect to any vested Fixed-Date Amounts, such amounts will be distributed in a single lump sum upon the earlier of the date specified by the participant or the participant’s death or disability, provided that if the participant’s termination of service with the Company occurs prior to the date specified by the participant, such Fixed-Date Amounts will be distributed (i) upon such termination with respect to any 409A Grandfathered Amounts and (ii) either upon the six-month anniversary of such termination or in accordance with the participant’s election for certain Retirement Amounts with respect to any 409A Non-Grandfathered
Amounts. With respect to any vested Retirement Amounts that are 409A Grandfathered Amounts, such amounts will be distributed in a single lump sum upon termination or, if earlier, upon the participant’s death or disability. With respect to any vested Retirement Amounts that are 409A Non-Grandfathered Amounts, such amounts will be distributed in accordance with the participant’s election in either a single lump sum or in up to 15 annual installments, payments of which either commence upon termination or on the fifth anniversary of termination in accordance with the participant’s election, provided that no payment is made prior to the six-month anniversary of termination; provided, however, that in the event of the participant’s death or disability prior to the date such amounts have been paid in full, such amounts will be distributed in a single lump sum upon such death or disability. In addition, with respect to any vested 409A Non-Grandfathered Amounts, if a Change of Control
(as defined in the DC Plan) occurs prior to the date specified by the participant for any Fixed-Date Amounts or prior to the date any Retirement Amounts have been paid in full, payment of such amounts will be made in a single lump sum upon the Change of Control.
A participant’s account under the DC Plan may include amounts that were initially deferred under the Company’s
2000 Venture Investment Deferred Compensation Plan (the “VIP”) prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“VIP Grandfathered Amounts”). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.
With respect to any vested amounts that are credited to a participant’s account under the DC Plan, other than any
VIP Grandfathered Amounts, the participant may elect to receive an early distribution of any such vested amounts if he or she experiences an Unforeseeable Emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts credited to the participant’s account, other than any VIP
Grandfathered Amounts, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant.
During 2025, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants.

2026 Proxy Statement	107
Potential Payments Upon Termination or Change in Control
The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the NEOs of the Company under various termination scenarios or a change in control.
Mr. Marcus
The Marcus Employment Agreement provides that, in the event of a termination by the Company without Cause, by
Mr. Marcus for Good Reason, or on account of Mr. Marcus’s death or Permanent Disability (as such terms are defined in the
Marcus Employment Agreement), Mr. Marcus will be entitled to receive the following: (i) any earned and unpaid base salary;
(ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata cash incentive bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to the sum of (1) Mr. Marcus’s base salary, as in effect immediately prior to the date Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman, plus (2) an amount equal to Mr. Marcus’s cash incentive bonus payable at the target level of performance for the fiscal year ending immediately prior to the date Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman or, if higher, for the prior fiscal year; (vii) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in a plan of another employer under which he is entitled to receive such benefits; (viii) continuation of the term life insurance and executive/premium long-term care policy the Company provides to Mr. Marcus for the three-year period following the date of termination; (ix) payment of full salary in lieu of all accrued but unused vacation; (x) outplacement services for 180 days following the date of termination; (xi) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards, the vesting of which otherwise depends only upon the passage of time; (xii) to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied, the vesting of all awards of equity or equity-based compensation, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria; (xiii) exercisability of all outstanding stock options for their full terms;
(xiv) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (xv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-
based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs. If Mr.
Marcus’s termination is for any reason other than for Cause, he will be entitled to receive the benefits described in the foregoing clauses (xi), (xii), and (xiii) for (A) any such awards granted on or prior to August 30, 2023, (B) any such awards granted after August 30, 2023 but on or prior to December 6, 2024, if such termination occurs on or after May 27, 2027, and
(C) any such awards granted after December 6, 2024 if such termination occurs on or after December 31, 2028.
If Mr. Marcus is terminated by the Company for Cause, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.
If Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following:
(i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the
Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation. In addition, if Mr. Marcus terminates his employment other than for Good Reason or if Mr. Marcus’s termination is for any reason other than for Cause, he will be entitled to receive the following: (i) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in the plan of another employer under which he is entitled to receive such benefits; (ii) payment of full salary in lieu of all accrued but unused vacation; (iii) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (iv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

2026 Proxy Statement	108
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)
The Marcus Employment Agreement also provides that, upon a Change in Control (as defined in the agreement),
(i) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends only upon the passage of time, will vest, (ii) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends upon the satisfaction of performance criteria, shall vest in an amount equal to (A) the amount of the award that would have been earned if the target level of performance had been achieved, multiplied by (B) a fraction, (x) the numerator of which is the number of days during the performance period on which Mr. Marcus was employed and (y) the denominator of which is the number of days in the performance period, and (iii) any and all options granted before January 1, 2015, will be exercisable for their full terms. The Marcus Employment Agreement provides that accelerated vesting upon a Change in Control will not apply to an award granted on or after January 1, 2015, which is substituted in the event of a Change in Control with an alternative award (i) in respect of stock which is actively traded on an established U.S. securities market, (ii) which vests on the applicable regularly scheduled vesting date or dates (without regard to performance) of the pre-Change in Control award, or an earlier vesting date or dates, subject only to continued service through such date or dates other than as provided in the Marcus
Employment Agreement, (iii) which provides Mr. Marcus with rights, terms, and conditions substantially equivalent to or better than those of the pre-Change in Control award, and (iv) which is the economic equivalent of the pre-Change in Control award, all as further described in the Marcus Employment Agreement. Any such alternative awards will be subject following a Change in Control to the provision of the Marcus Employment Agreement generally applicable upon a termination of employment, i.e., double-trigger vesting upon a severance-qualifying termination.
The Marcus Employment Agreement provides that if payments provided to Mr. Marcus under the Marcus Employment
Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Marcus is entitled to receive (i) an amount limited so that no portion thereof shall be subject to an excise tax under Section 4999 of the
Code (the “Limited Amount”) or (ii) if the amount otherwise payable under the Marcus Employment Agreement reduced by the excise tax imposed by Section 4999 of the Code is greater than the Limited Amount, the amount otherwise payable under the
Marcus Employment Agreement.

2026 Proxy Statement	109
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)
Other Named Executive Officers
The Executive Employment Agreements with Messrs. Moglia, Binda, Kass, Cole, and Diamond provide that if the executive’s employment is terminated for any reason (including termination by the Company for Cause (as defined in the applicable agreement) or resignation by the executive without Good Reason (as defined in the applicable agreement)), the executive will be entitled to receive all accrued and unused vacation and unpaid base salary earned through his last day of employment. In addition, if the executive terminates employment for any reason, other than a termination by the Company for
Cause, after the end of a bonus year and prior to the date when bonuses for such year are paid by the Company to senior executives, then the executive will receive the same cash bonus that would have been awarded in the absence of such termination.
The Executive Employment Agreements with Messrs. Moglia, Binda, Kass, Cole, and Diamond provide that if the
Company terminates the executive’s employment without Cause or the executive resigns for Good Reason not in connection with a Change in Control (as defined in the applicable agreement), the executive is entitled to receive severance generally equal to one year of base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination), provided that if the termination is on or after a Change in Control, the amount of the cash incentive bonus will in no event be lower than the highest actual cash bonus amount received by the executive for the two years preceding the year in which the Change in Control occurs.
These agreements further provide that if, upon or within two years following a Change in Control, the Company terminates the agreement without Cause or the executive terminates the agreement for Good Reason, the executive is entitled to receive severance generally equal to a multiple of the sum of one year of his base salary plus the cash incentive bonus amount earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination), provided that the cash incentive bonus amount will in no event be lower than the highest actual cash bonus amount received by the executive for the two years preceding the year in which the Change in
Control occurs. The multiple for Mr. Moglia is 2.0x, and the multiple for Messrs. Binda, Kass, Cole, and Diamond is 1.5x.
In addition, these agreements provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason (either not in connection with a Change in Control or upon or within two years following a Change in Control), (i) all the executive’s unvested equity awards will vest on the last day of employment, except that for any such awards granted to Mr. Moglia, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria, such accelerated vesting will be provided to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied; and (ii) the executive will receive (A) a prorated grant of fully vested stock based on the Company’s grant to him for the prior year and the number of days employed in the year of termination and (B) an additional grant of fully vested stock equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third, and fourth years prior to the year in which the executive’s employment terminates, except that the number of shares subject to such additional grant will be reduced by any shares the executive already received for the prior year.
The Executive Employment Agreements of Messrs. Moglia, Binda, Kass, Cole, and Diamond also provide that if the
Company terminates the executive’s employment without Cause, or the executive terminates his employment for Good
Reason (either not in connection with a Change in Control or upon or within two years following a Change in Control), the
Company will either (i) pay the applicable premiums for the executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or (ii) provide a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law, in each case for twelve months after the executive’s last day of employment with the Company, or, if earlier, until the executive becomes entitled to receive similar health insurance coverage from another employer (such payments in (i) or (ii), the “COBRA
Payments”).
These agreements further provide that if the agreement terminates upon the executive’s death or Disability (as defined in the agreement), the Company shall provide the executive (or his beneficiaries or estate, as the case may be) with the same severance benefits as payable upon a termination by the Company without Cause or a resignation by the executive for Good Reason not in connection with a Change in Control.

2026 Proxy Statement	110
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)
The table below reflects the amount of compensation and benefits payable to Mr. Marcus under the Marcus
Employment Agreement and to each Other NEO under his respective Executive Employment Agreement, and in each case pursuant to the 1997 Incentive Plan in the event of each scenario listed in the table below. The amounts shown in the table below assume that the termination was effective as of December 31, 2025. The table does not include the nonqualified deferred compensation that would be paid to the NEO, which are set forth in the “2025 Nonqualified Deferred Compensation
Table” on page 105. In addition, the table does not include the value of vested restricted stock as of December 31, 2025.
Because the payments to be made to the NEO depend on several factors, the actual amounts to be paid out upon the NEO’s termination of employment can be determined only at the time of his separation from the Company.

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro Rata Bonus ($)	Restricted Stock Grants ($)	Acceleration of Equity Awards ($)(1)	Continued Participation in Medical & Dental Benefit Plans ($)	Accrued Vacation ($)	Total ($)
Joel S. Marcus
Without Cause/for Good Reason ...................	6,590,000	3,026,250	4,193,375	685,246	4,645,581	310,385	19,450,837
Death or Disability ............................................	6,590,000	3,026,250	4,193,375	685,246	4,125,104	310,385	18,930,360
Without Good Reason .....................................	—	—	4,193,375	685,246	—	310,385	5,189,006
For cause ...........................................................	—	—	—	—	—	310,385	310,385

Peter M. Moglia
Without Cause/for Good Reason (CIC) ........	5,325,000	N/A	14,376,565	45,453	4,648,957	117,822	24,513,797
Without Cause/for Good Reason (no CIC) ...	2,662,500	N/A	14,376,565	45,453	4,483,051	117,822	21,685,391
Death or Disability ............................................	2,662,500	N/A	14,376,565	45,453	4,483,051	117,822	21,685,391
For Cause/other than for Good Reason .......	—	N/A	—	—	—	117,822	117,822

Marc E. Binda
Without Cause/for Good Reason (CIC) ........	2,467,500	N/A	6,870,922	43,603	6,660,147	112,269	16,154,441
Without Cause/for Good Reason (no CIC) ...	1,645,000	N/A	6,869,341	43,603	6,582,773	112,269	15,252,986
Death or Disability ............................................	1,645,000	N/A	6,869,341	43,603	6,582,773	112,269	15,252,986
For Cause/other than for Good Reason .......	—	N/A	—	—	—	112,269	112,269

Hunter L. Kass
Without Cause/for Good Reason (CIC) ........	3,750,000	N/A	10,748,673	45,742	8,584,272	92,297	23,220,984
Without Cause/for Good Reason (no CIC) ...	2,500,000	N/A	10,748,673	45,742	8,418,365	92,297	21,805,077
Death or Disability ............................................	2,500,000	N/A	10,748,673	45,742	8,418,365	92,297	21,805,077
For Cause/other than for Good Reason .......	—	N/A	—	—	—	92,297	92,297

John Hart Cole
Without Cause/for Good Reason (CIC) ........	1,642,500	N/A	4,168,076	45,640	3,850,403	102,981	9,809,600
Without Cause/for Good Reason (no CIC) ...	1,095,000	N/A	4,168,076	45,640	3,824,172	102,981	9,235,869
Death or Disability ............................................	1,095,000	N/A	4,168,076	45,640	3,824,172	102,981	9,235,869
For Cause/other than for Good Reason .......	—	N/A	—	—	—	102,981	102,981

Lawrence J. Diamond
Without Cause/for Good Reason (CIC) ........	1,785,000	N/A	5,739,511	37,179	3,136,858	94,615	10,793,163
Without Cause/for Good Reason (no CIC) ...	1,190,000	N/A	5,739,511	37,179	3,059,484	94,615	10,120,789
Death or Disability ............................................	1,190,000	N/A	5,739,511	37,179	3,059,484	94,615	10,120,789
For Cause/other than for Good Reason .......	—	N/A	—	—	—	94,615	94,615
(1)Amounts represent the value of unvested restricted stock awards based on the closing price of the Common Stock of $48.94 per share on December 31, 2025 that would vest on an accelerated basis upon the occurrence of certain events. Includes acceleration of vesting for performance-based awards assuming target performance was achieved on the assumed date of termination on December 31, 2025. As of December 31, 2025, none of the executives held stock options.

2026 Proxy Statement	111
Chief Executive Officer Pay Ratio
Under SEC rules, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to our Executive Chairman, Mr. Marcus, and our Chief Executive
Officer, Mr. Moglia, to the total compensation paid to our median employee (the “Chief Executive Officer Pay Ratio”).
Set forth below is a description of the methodology, including material assumptions, adjustments, and estimates we used to identify the median employee for purposes of calculating the Chief Executive Officer Pay Ratio:
•We identified the median employee using our employee population on December 31, 2025. As of December 31,
2025, we had a total population of 514 employees, including full-time, part-time, and temporary employees. From this full population, we excluded our Executive Chairman and Chief Executive Officer and arrived at a population consisting of 512 employees.
•We then calculated the annual total compensation for each of the 512 employees as a sum of each employee’s respective 2025 base salary, discretionary bonus paid in 2025, and equity award granted in 2025 (at the grant date fair value). For permanent employees (full-time and part-time) hired after January 1, 2025, we annualized the aforementioned components. The median of the annual total compensation of the 512 employees was determined to be the total compensation of our median employee and was used to compute Chief Executive
Officer Pay Ratio, as described below.
For fiscal year 2025, the annual total compensation of our median employee was $207,588, and the annual total compensation of Messrs. Marcus and Moglia was $11,572,796 and $8,844,053, respectively. Based on this information, the ratio of the annual total compensation of Messrs. Marcus and Moglia to that of our median employee was 56 to 1 and 43 to 1, respectively. The annual total compensation of Messrs. Marcus and Moglia presented for this purpose is equal to the compensation reported for them in the “Summary Compensation Table” on page 100.
The Chief Executive Officer Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our Chief Executive Officer Pay Ratio measure in making compensation decisions.

2026 Proxy Statement	112
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the
Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align NEO compensation with Company performance, refer to the “Compensation Discussion and Analysis” section beginning on page 39.

Year	Summary Compensation Table Total for PEOs(1)			Compensation Actually Paid to PEOs(2)			Average Summary Compen- sation Table Total for Non-PEO NEOs(1)(3)	Average Compen- sation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(6)	FFO per share – diluted, as adjusted (7)

	PEO#1	PEO#2	PEO#3	PEO#1	PEO#2	PEO#3			ARE TSR (4)	FTSE Health Care TSR(5)
2025	$11,572,796	$8,844,053	—	$4,293,016	$1,495,672	—	$5,013,770	$2,100,347	$33.8	$164.5	$(1,216,726,000)	$9.01
2024	$17,727,276	$10,275,115	—	$14,204,716	$7,511,386	—	$6,764,415	$5,176,942	$63.2	$128.1	$510,733,000	$9.47
2023	$15,485,330	$9,869,367	—	$12,940,456	$7,260,065	—	$7,725,976	$6,862,308	$78.4	$103.1	$280,994,000	$8.97
2022	$13,035,517	$9,289,388	$7,231,836	$5,240,793	$1,066,125	$(874,179)	$7,931,051	$3,771,122	$86.3	$90.5	$670,701,000	$8.42
2021	$12,701,393	$8,274,131	$8,320,228	$20,240,869	$15,720,892	$15,766,043	$7,301,308	$10,927,591	$128.1	$116.3	$654,282,000	$7.76
(1)Joel S. Marcus is Principal Executive Officer (“PEO”) #1, and Peter M. Moglia is PEO #2 for all years shown. Stephen A. Richardson, our former Co-Chief
Executive Officer who resigned from the Company in July 2022, is PEO #3 for 2021 and 2022. For 2025, our Non-PEO NEOs include Marc E. Binda, Hunter L.
Kass, John Hart Cole, and Lawrence J. Diamond. For 2024, our Non-PEO NEOs include Marc E. Binda, Daniel J. Ryan, Hunter L. Kass, and Lawrence J.
Diamond. For 2023, our Non-PEO NEOs include Marc E. Binda, Dean A. Shigenaga, Daniel J. Ryan, Hunter L. Kass, and Vincent R. Ciruzzi. For 2022, our
Non-PEO NEOs include Dean A. Shigenaga, Daniel J. Ryan, Hunter L. Kass, and Vincent R. Ciruzzi. For 2021, our Non-PEO NEOs include Dean A.
Shigenaga, Daniel J. Ryan, Hunter L. Kass, and John H. Cunningham.
(2)To calculate compensation actually paid to our PEOs, and the average compensation actually paid to the Non-PEO NEOs, the following adjustments were made to the amounts reported for performance year 2025 in the “Summary Compensation Table” on page 100, in accordance with the requirements of Item
402(v) of Regulation S-K. Refer to the “Pay Versus Performance” sections in the proxy statements for our 2023, 2024, and 2025 annual meetings of stockholders for the adjustments made to determine compensation actually paid for prior years.

				Stock Awards Unvested at Year-End		Stock Awards Vested During the Covered Year		Add: Dividend Paid on Unvested Stock During Covered Year	Add: Pension Plan Service Cost	Less Change in Pension Value	Compensation Actually Paid
Name	Year	Total Compensation From Summary Compensation Table	Less: Grant Date Fair Value of Stock Awards From Summary Compensation Table	Add: Year- End Fair Value of Stock Awards Granted in Covered Year	Add: Change in Fair Value From Prior Year-End of Stock Awards Granted in Prior Years	Add: Grants Made in Covered Year: Fair Value on Vesting Date	Add: Grants Made in Prior Years: Change in Fair Value on Vesting Date Versus Prior Year- End
PEO#1	2025	$11,572,796	$5,004,205	$2,357,860	$(6,046,739)	$350,596	$253,692	$809,016	$—	$—	$4,293,016

PEO#2	2025	$8,844,053	$6,106,502	$2,933,496	$(5,673,330)	$535,660	$377,436	$592,410	$—	$(7,551)	$1,495,672

PEO#3	2025	—	—	—	—	—	—	—	—	—	—

Non- PEO NEOs	2025	$5,013,770	$3,320,763	$3,071,403	$(2,222,737)	$—	$(748,342)	$308,774	$—	$(1,758)	$2,100,347

(3)Amounts represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the “Summary Compensation
Table” in each applicable year.
(4)TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.
(5)The peer group used for this purpose is the group of companies included in the FTSE NAREIT Equity Health Care Index, which is the industry peer group used in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2025. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our NEOs is described under “Compensation Peer Group” on page
65.
(6)Net income attributable to Alexandria as reported in the Company’s Annual Report on Form 10-K for the applicable fiscal year.
(7)As required by Item 402(v) of Regulation S-K, we have determined that FFO per share – diluted, as adjusted, is the Company-Selected Measure (as defined in
Item 402(v)). Refer to the “Definitions and Reconciliations” section of this Proxy Statement for additional information.

2026 Proxy Statement	113
PAY VERSUS PERFORMANCE (continued)
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
Pursuant to Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the compensation actually paid and the various performance measures addressed in the tabular disclosure above. As noted
above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

2026 Proxy Statement	114
PAY VERSUS PERFORMANCE (continued)
Required Tabular Disclosure of Most Important Performance Measures
The most important performance measures used by the Company to link compensation actually paid to the
Company’s NEOs for the most recent completed fiscal year to the Company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, refer to the
“Compensation Discussion and Analysis” section beginning on page 39.
•Net Debt to Adjusted EBITDA Ratio**
•FFO Per Share, As Adjusted**
•Adjusted EBITDA Margin**
•Total Shareholder Return (TSR)
** These metrics represent non-GAAP financial measures. For information on these measures, including definitions and reconciliations from the most directly comparable GAAP measures, refer to the “Definitions and Reconciliations” section of this Proxy Statement.
All information provided above under this “Pay Versus Performance” section will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the
Release of Material Nonpublic Information
The Company’s Stock Incentive Plan prohibits the granting of stock options, stock appreciation rights, or similar instruments with option-like features. Accordingly, no such instruments were issued, and the Company has no related policies or practices to disclose under Item 402(x)(1) of Regulation S-K.

2026 Proxy Statement	115

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information regarding the beneficial ownership of Common Stock as of March 16, 2026 by (i) each of the Company’s directors, (ii) each of the Company’s NEOs, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of
Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors,
NEOs, and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, other than restricted stock, as to which beneficial owners have sole voting power but no dispositive power, subject to community property laws where applicable.

	Number of Shares Beneficially Owned(1)

Name and Address of Beneficial Owner(2)	Number	Percent
Named Executive Officers and Directors
Joel S. Marcus(3) .....................................................................................................	562,724	*
Peter M. Moglia ........................................................................................................	378,361	*
Marc E. Binda ...........................................................................................................	190,264	*
Hunter L. Kass ..........................................................................................................	236,887	*
John Hart Cole ..........................................................................................................	108,939	*
Lawrence J. Diamond ..............................................................................................	159,890	*
Steven R. Hash(4) .....................................................................................................	24,391	*
Claire Aldridge, PhD(5) .............................................................................................	4,493	*
James P. Cain(6) ........................................................................................................	7,215	*
Maria C. Freire, PhD ................................................................................................	10,946	*
Richard H. Klein(7) ....................................................................................................	15,720	*
Sheila K. McGrath(8) .................................................................................................	6,307	*
Michael A. Woronoff(9) .............................................................................................	21,441	*
Executive officers and directors as a group (28 persons) .................................	2,339,717	1.35%
Five Percent Stockholders
The Vanguard Group, Inc.(10) ..................................................................................	25,820,691	14.91%
BlackRock, Inc.(11) ....................................................................................................	20,291,782	11.72%
Norges Bank (The Central Bank of Norway)(12) ..................................................	16,457,471	9.51%
State Street Corporation(13) ....................................................................................	11,348,192	6.55%

*Less than 1%.
(1)Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 16, 2026. Percentage ownership is based on 173,127,082 shares of Common Stock outstanding on March 16, 2026.
(2)Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena,
CA 91101.
(3)All shares are held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.
(4)Consists of 7,617 of shares of Common Stock and 16,774 of vested phantom stock units deferred under the Company’s Deferred Compensation Plan for
Directors (“DCPD”). As of March 16, 2026, Mr. Hash also held 5,923 unvested phantom stock units under the DCPD, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 16, 2026 and therefore were not included in the number of shares beneficially owned by Mr. Hash.
(5)Dr. Aldridge was appointed to the Board effective March 14, 2025.
(6)Consists of 3,521 of shares of Common Stock and 3,694 of vested phantom stock units deferred under the DCPD. As of March 16, 2026, Mr. Cain also held
5,923 unvested phantom stock units under the DCPD, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 16, 2026 and therefore were not included in the number of shares beneficially owned by Mr. Cain.
(7)Consists of 14,220 of shares of Common Stock and 1,500 of vested phantom stock units deferred under the DCPD. As of March 16, 2026, Mr. Klein also held
5,923 unvested phantom stock units under the DCPD, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 16, 2026 and therefore were not included in the number of shares beneficially owned by Mr. Klein.
(8)Consists of 3,400 of shares of Common Stock and 2,907 of vested phantom stock units deferred under the DCPD. As of March 16, 2026, Ms. McGrath also held 5,641 unvested phantom stock units under the DCPD, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 16, 2026 and therefore were not included in the number of shares beneficially owned by Ms. McGrath.

2026 Proxy Statement	116
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
(9)Consists of 1,400 shares held by The Michael and Julianne Woronoff Family Trust, of which Mr. Woronoff is the trustee, and 20,041 vested phantom stock units deferred under the DCPD. In addition, as of March 16, 2026, Mr. Woronoff held 5,923 unvested phantom stock units under the DCPD, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 16, 2026 and therefore were not included in the number of shares beneficially owned by Mr. Woronoff.
(10)Derived solely from information contained in a Form 13F filed with the SEC on January 29, 2026 by the Vanguard Group, Inc. (“Vanguard”). Address: 100
Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Form 13F, Vanguard has shared voting power over 1,095,602 shares and sole and shared investment power over 24,136,443 and 1,684,248 shares, respectively.
(11)Derived solely from information contained in a Form 13F filed with the SEC on February 12, 2026 by BlackRock, Inc. Address: 50 Hudson Yards, New York,
New York 10001. According to the Schedule 13F, BlackRock, Inc. has sole voting power over 18,026,694 shares and sole investment power over 20,291,782 shares.
(12)Derived solely from information contained in a Form 13F filed with the SEC on February 10, 2026 by Norges Bank. Address: Bankplassen 2, P.O. BOX 1179
Sentrum, NO 0107, Oslo, Norway. According to the Form 13F, Norges Bank has sole voting power over 16,457,471 shares and sole investment power over
16,457,471 shares.
(13)Derived solely from information contained in a Form 13F filed with the SEC on February 13, 2026 by State Street Corporation. Address: One Congress
Street, Suite 1, Boston, Massachusetts 02114. According to the Form 13F, State Street Corporation has sole and shared voting power over 1,046,061 and
87,944 shares, respectively, and shared investment power over 11,348,192 shares.

2026 Proxy Statement	117

AUDIT COMMITTEE REPORT
This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and
Exchange Commission (the “SEC”), nor shall this information be incorporated by reference into any future filing under the
Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Alexandria Real
Estate Equities, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into a filing.
The Audit Committee of the Board of Directors of the Company (the “Board”) comprises four directors and acts under a written charter adopted and approved by the Board. Each member of the Audit Committee has been determined by the
Board to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the SEC.
Management has the primary responsibility for the Company’s financial statements and reporting process. The
Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the
Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the
Company’s financial reporting process on behalf of the Board. The limitations inherent in the oversight role of a committee of the Board, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.
The Audit Committee reviewed the Company’s audited financial statements and discussed them with management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit
Committees, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence;
and discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.
The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Executive Chairman, the
Chief Executive Officer, and the Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.
In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended
December 31, 2025.

AUDIT COMMITTEE
Richard H. Klein, Chair Steven R. Hash Sheila K. McGrath Michael A. Woronoff

2026 Proxy Statement	118

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed Ernst & Young LLP to be the Company’s independent registered public accountants for the year ending December 31, 2026. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the 2026
Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.
Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst &
Young LLP’s provision of non-audit services to the Company was compatible with that firm’s independence from the Company.
Stockholders will be asked at the 2026 Annual Meeting to vote upon the ratification of the appointment of Ernst &
Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, at its discretion, appoint a different independent registered public accounting firm at any time during the 2026 fiscal year if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.
Fees Billed by Independent Registered Public Accountants
The SEC requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit and non-audit services were preapproved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP for services related to fiscal years 2025 and 2024:

Description	2025	2024
Audit Fees ...............................................................................................................................	$2,695,551	$2,790,450
Audit-Related Fees ................................................................................................................	127,657	—
Tax Fees ..................................................................................................................................	1,732,915	1,871,245
All Other Fees .........................................................................................................................	—	—
Total .......................................................................................................................................	$4,556,123	$4,661,695
Audit fees include amounts billed to the Company related to the audit of the Company’s consolidated financial statements, the review of the Company’s quarterly financial statements, and other services provided in connection with statutory and regulatory filings, including real estate joint ventures. Audit fees for 2025 also include fees related to (i) issuance of long-term unsecured senior notes payable aggregating $550.0 million and (ii) audit procedures related to our ground leases.
Audit-related fees include fees for permitted assessment procedures related to systems or process changes, performed in connection with the audit. Tax fees in 2025 represent tax return preparation and compliance services.
Audit fees for 2024 include fees for audit procedures related to (i) issuance of long-term unsecured senior notes payable aggregating $1.0 billion, (ii) establishment of a new at-the-market common stock program, and (iii) audit procedures related to our ground leases. Tax fees in 2024 represent tax return preparation and compliance services.
Audit Committee Preapproval Policy
The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its preapproval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
Required Vote and Board’s Recommendation
The affirmative vote of a majority of the votes cast on the matter at the 2026 Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending
December 31, 2026.
The Board unanimously recommends a vote FOR Proposal 3.

2026 Proxy Statement	119

OTHER INFORMATION
Annual Report on Form 10-K and Financial Statements and Committee and Corporate
Governance Materials of the Company
Copies of the Company’s Annual Report filed with the SEC on Form 10-K for the fiscal year ended December 31,
2025, including the Company’s consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2025 will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue,
Pasadena, CA 91101, Attention: Investor Relations. The current charters of the Board’s Audit, Compensation, and
Nominating & Governance Committees, along with the Company’s Corporate Governance Guidelines and Business Integrity
Policy, are available at https://investor.are.com/corporate-governance/disclosure.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to
Be Held on Wednesday, May 13, 2026
The Notice of 2026 Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at https://investor.are.com/financial-
information/proxy.
Stockholder Proposals and Director Nominations for the Company’s 2027 Annual Meeting
Stockholder Proposals Under SEC Rule 14a-8
Stockholder proposals that are submitted for possible inclusion in the Company’s proxy statement for the Company’s
2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the
Company, in writing, no later than December 2, 2026 in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Any proposals received after December 2, 2026 will be considered untimely and will not be considered for inclusion in the Company’s proxy materials for the next annual meeting.
Proxy Access
If a stockholder (or a group of up to 20 stockholders) that has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees in our proxy statement for the 2027 annual meeting of stockholders, the nominations must, with certain exceptions if the date of the 2027 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be delivered to the Secretary of the Company not later than 5:00 p.m. Pacific Time on the 120th day and not earlier than the 150th day prior to the first anniversary of the date of this year’s Proxy Statement, or not earlier than November 2, 2026, and not later than 5:00 p.m. Pacific Time on December 2, 2026.
Advance Notice
In addition, if a stockholder wishes to nominate someone for election as director of the Company or propose business at an annual meeting of stockholders that is not to be included in our proxy statement, the stockholder must comply with the advance notice and other requirements set forth in the Company’s current Bylaws for the nomination or business proposal to be eligible to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such nomination or proposal must, with certain exceptions if the date of the 2027 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be delivered to the Secretary of the Company not later than 5:00 p.m. Pacific Time on the 120th day and not earlier than the 150th day prior to the first anniversary of the date of this year’s Proxy Statement, or not earlier than November 2, 2026, and not later than 5:00 p.m.
Pacific Time on December 2, 2026. All notices must contain all the information and certifications required under the Company’s current Bylaws and, if a stockholder wishes to nominate someone for election as director of the Company, Rule 14a-19 under the Exchange Act.

2026 Proxy Statement	120
OTHER INFORMATION (continued)
Communicating With the Board
The Board has designated Steven R. Hash, the Lead Director of the Board, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board or with the independent directors of the Company may do so by writing to Steven R. Hash, Alexandria Real Estate Equities, Inc., 26 North
Euclid Avenue, Pasadena, CA 91101.
Other Information
Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. Eastern Time on May 12,
2026. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.
Submission of a proxy, or a failure to submit a proxy by the above deadline, will not prevent you from voting in person at the
2026 Annual Meeting so long as you are a record holder of shares of Common Stock or bring a “legal proxy” with you for shares owned beneficially by you in street name through a broker or other nominee. Obtaining a legal proxy may take several days.
Other Matters
The Board does not know of any other matter that will be brought before the 2026 Annual Meeting. However, if any other matter properly comes before the 2026 Annual Meeting, or any postponement or adjournment thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board

Jackie B. Clem General Counsel and Secretary
Pasadena, California
April 1, 2026

2026 Proxy Statement	121
Definitions and Reconciliations
This section contains additional information on certain non-GAAP and other financial measures, including reconciliations from the most directly comparable financial measure calculated and presented in accordance with GAAP and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors, used in this Proxy Statement.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit
White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairment of real estate primarily consisting of pre-acquisition costs incurred in connection with acquisitions we decided to no longer pursue, gains or losses on early extinguishment of debt, provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

2026 Proxy Statement	122
DEFINITIONS AND RECONCILIATIONS (continued)
The following table reconciles net income (loss) and net income (loss) income per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to
Alexandria’s common stockholders – diluted, and funds from operations and funds from operations per share attributable to
Alexandria’s common stockholders – diluted, as adjusted, and the related per share amounts for the three months ended and year ended December 31, 2025. Per share amounts may not add due to rounding.

	Three Months Ended		Year Ended

(In thousands, except per share amounts)	December 31, 2025

	Amount	Per Share – Diluted	Amount	Per Share – Diluted
Net loss attributable to Alexandria’s common stockholders – basic and diluted ..........................................................................	$(1,081,840)	$(6.35)	$(1,437,987)	$(8.44)
Depreciation and amortization of real estate assets ..............	319,865	1.65	1,341,157	6.99
Noncontrolling share of depreciation and amortization from consolidated real estate JVs .................................................	(39,942)	—	(154,727)	—
Our share of depreciation and amortization from unconsolidated real estate JVs .............................................	855	—	3,703	—
Gain on sales of real estate .......................................................	(307,132)	(1.80)	(330,121)	(1.94)
Impairment of real estate – rental properties and land ..........	1,439,303	8.45	1,894,263	11.12
Allocation to unvested restricted stock awards ......................	(1,903)	(0.02)	(5,681)	(0.04)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1) .............................................................	329,206	1.93	1,310,607	7.69
Unrealized gains on non-real estate investments ...................	(98,548)	(0.58)	(26,980)	(0.16)
Significant realized losses on non-real estate investments ..	103,329	0.61	103,329	0.62
Impairment of non-real estate investments .............................	20,181	0.12	95,716	0.56
Impairment of real estate ............................................................	12,619	0.07	51,962	0.30
Loss on early extinguishment of debt .......................................	—	—	107	—
Acceleration of stock compensation expense due to executive officer resignation ..................................................	2,455	0.01	2,455	0.01
Provision for expected credit losses on financial instruments ...............................................................................	(341)	—	(56)	—
Allocation to unvested restricted stock awards .......................	(363)	—	(2,476)	(0.01)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted .........................................	$368,538	$2.16	$1,534,664	$9.01
(1)Calculated in accordance with standards established by the Nareit Board of Governors.
Adjusted EBITDA and Adjusted EBITDA margin
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted
EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, provision for expected credit losses on financial instruments, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

2026 Proxy Statement	123
DEFINITIONS AND RECONCILIATIONS (continued)
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin for the three months ended and year ended December 31, 2025 (dollars in thousands):

	Three Months Ended	Year Ended

	December 31, 2025
Net loss .....................................................................................................................	$(995,354)	$(1,216,726)
Interest expense .....................................................................................................	65,674	226,698
Income taxes ...........................................................................................................	1,851	7,753
Depreciation and amortization .............................................................................	322,063	1,350,478
Stock compensation expense ..............................................................................	8,232	41,119
Loss on early extinguishment of debt .................................................................	—	107
Gain on sales of real estate ..................................................................................	(619,914)	(642,445)
Unrealized gains on non-real estate investments .............................................	(98,548)	(26,980)
Significant realized losses on non-real estate investments .............................	103,329	103,329
Impairment of real estate ......................................................................................	1,717,188	2,202,818
Impairment of non-real estate investments ........................................................	20,181	95,716
Provision for expected credit losses on financial instruments .........................	(341)	(56)
Adjusted EBITDA ...................................................................................................	$524,361	$2,141,811

Total revenues .........................................................................................................	$754,414	$3,026,556

Adjusted EBITDA margin ......................................................................................	70%	71%
Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of
December 31, 2025, approximately 92% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

2026 Proxy Statement	124
DEFINITIONS AND RECONCILIATIONS (continued)
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio for the three months and year ended December 31, 2025 (dollars in thousands):

	Three Months Ended	Year Ended

	December 31, 2025
Adjusted EBITDA .......................................................................................	$524,361	$2,141,811

Interest expense .........................................................................................	$65,674	$226,698
Capitalized interest ....................................................................................	81,845	330,424
Amortization of loan fees ..........................................................................	(4,481)	(18,292)
Amortization of debt discounts .................................................................	(327)	(1,336)
Cash interest and fixed charges ..............................................................	$142,711	$537,494

Fixed-charge coverage ratio: ...................................................................
– quarter annualized ...............................................................................	3.7x	N/A
– trailing 12 months .................................................................................	N/A	4.0x
Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31,
2025, as reported by Bloomberg Professional Services.
Liquidity
Our liquidity as of December 31, 2025 was calculated as follows (dollars in millions):

December 31, 2025
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program ....................................................................................................................	$4,647
Cash, cash equivalents, and restricted cash ...........................................................................................	554
Investments in publicly traded companies ...............................................................................................	95
Liquidity as of December 31, 2025 ...........................................................................................................	$5,296

2026 Proxy Statement	125
DEFINITIONS AND RECONCILIATIONS (continued)
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends is reduced by distributions to noncontrolling interests, excludes liquidating distributions from asset sales, and excludes changes in operating assets and liabilities as they represent timing differences.
The following table reconciles our net cash provided by operating activities after dividends for the year ended
December 31, 2025 (dollars in thousands):

Year Ended
December 31, 2025
Net cash provided by operating activities ........................................................................................	$1,414,046
Changes in operating assets and liabilities: ....................................................................................
Tenant receivables ..........................................................................................................................	(252)
Deferred leasing costs ..................................................................................................................	(123,195)
Other assets....................................................................................................................................	(56,577)
Accounts payable, accrued expenses, and other liabilities .....................................................	(117,823)
Less: dividends on common stock ....................................................................................................	(911,450)
Less: distributions to and purchases of noncontrolling interests .................................................	(275,780)
Net cash provided by operating activities after dividends .............................................................	$524,663
Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of “Adjusted EBITDA and Adjusted EBITDA margin” within this “Definitions and
Reconciliations” section for further information on the calculation of Adjusted EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA as of
December 31, 2025 (dollars in thousands):

December 31, 2025
Unsecured senior notes payable ........................................................................................................................	$12,047,394
Unsecured senior line of credit and commercial paper ..................................................................................	353,161
Unamortized deferred financing costs ...............................................................................................................	74,314
Cash and cash equivalents .................................................................................................................................	(549,062)
Restricted cash .....................................................................................................................................................	(4,693)
Preferred stock ......................................................................................................................................................	—
Net debt and preferred stock ..............................................................................................................................	$11,921,114

Adjusted EBITDA:
– quarter annualized .......................................................................................................................................	$2,097,444
– trailing 12 months .........................................................................................................................................	$2,141,811

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized .......................................................................................................................................	5.7x
– trailing 12 months .........................................................................................................................................	5.6x

2026 Proxy Statement	126
DEFINITIONS AND RECONCILIATIONS (continued)
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin for the year ended December 31, 2025 (dollars in thousands):

Year Ended
December 31, 2025
Net income .............................................................................................................................................................	$(1,216,726)

Equity in earnings of unconsolidated real estate joint ventures ....................................................................	9,631
General and administrative expenses ...............................................................................................................	117,047
Interest expense ...................................................................................................................................................	226,698
Depreciation and amortization ............................................................................................................................	1,350,478
Impairment of real estate .....................................................................................................................................	2,202,818
Loss on early extinguishment of debt ................................................................................................................	107
Gain on sales of real estate ................................................................................................................................	(642,445)
Investment loss .....................................................................................................................................................	56,343
Net operating income ...........................................................................................................................................	2,103,951
Straight-line rent revenue ...............................................................................................................................	(73,476)
Amortization of deferred revenue related to tenant-funded and -built landlord improvements ...........	(14,771)
Amortization of acquired below-market leases ...........................................................................................	(37,763)
Provision for expected credit losses on financial instruments ..................................................................	(56)
Net operating income (cash basis) ....................................................................................................................	$1,977,885

Net operating income (from above) ...................................................................................................................	$2,103,951
Total revenues .......................................................................................................................................................	$3,026,556
Operating margin ..................................................................................................................................................	70%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-
funded and tenant-built landlord improvements, and provision for expected credit losses on financial instruments adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-
market leases and tenant-funded and tenant-built landlord improvements.
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses.
Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing

2026 Proxy Statement	127
DEFINITIONS AND RECONCILIATIONS (continued)
decisions, such as losses on early extinguishment of debt and provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
26 NORTH EUCLID AVE
PASADENA, CA 91101
UNITED STATES

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

The Board of Directors recommends a vote "FOR" each nominee for director listed below:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Joel S. Marcus	☐	☐	☐
1b. Steven R. Hash	☐	☐	☐
1c. Claire Aldridge	☐	☐	☐
1d. James P. Cain	☐	☐	☐
1e. Maria C. Freire	☐	☐	☐
1f. Richard H. Klein	☐	☐	☐
1g. Sheila K. McGrath	☐	☐	☐
1h. Michael A. Woronoff	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposals 2 and 3:	For	Against	Abstain
2. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company's named executive officers, as more particularly described in the accompanying Proxy Statement.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2026, as more particularly described in the accompanying Proxy Statement.	☐	☐	☐

In the discretion of the proxy holders, proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V84334-P47386

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy for Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), executing the reverse side of this proxy (the "Stockholder") hereby appoints Joel S. Marcus and Steven R. Hash, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 13, 2026, at 11:00 a.m. Pacific Time, at 26 North Euclid Avenue, Pasadena, CA 91101, and any postponement(s) or adjournment(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

(Continued and to be signed on reverse side)

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That's What's in Our DNA®, Labspace®, Megacampus™, Alexandria Center®, Alexandria Venture Investments®, Alexandria Summit®, LaunchLabs®, Science Hotel®, AscentLabs®, GradLabs®, and VCSuites® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

© 2026 Alexandria Real Estate Equities, Inc.

ALEXANDRIA®
Building the Future of Life-Changing Innovation®